UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Sun Communities, Inc.
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VISION
We are an inspired, engaged and collaborative team committed to providing extraordinary service to our residents, customers and each other.
CULTURE

Live the Golden Rule	Do the right thing	We over me

Treat others the way you want to be treated – we don’t just practice it, we live it. The exceptional experiences we deliver wouldn’t be possible without understanding our impact on others. We operate with respect, empathy and consideration at all times. It’s not a suggestion, it’s our moral obligation.	We choose honesty and integrity in all our actions, making the best, most educated decisions we can. Sometimes the right thing is the easy thing, or the popular thing. Other times it isn’t. We don’t get sidetracked when things go wrong, and we don’t shy away from doing what is right.	We work as a collaborative and collective unit. No one person operates alone, and we keep the wider team in mind when making decisions about individual work. We know we need each other to produce an unmatched experience for our residents and customers. What’s more, we trust each other enough to sacrifice our own goals for those of the team.

Nothing changes if nothing changes	Mindset is everything	Keep it simple

	Mindset is the guiding force behind all our actions. We can’t always decide what happens to us, but we can always decide how to handle it. Bad experiences don’t bring down our whole day. We learn, we grow and we become resilient. We are successful because we choose to be, every day and every step of the way.	Let’s not overcomplicate things. Can a clearer word explain your point? Use it. Can fewer steps streamline your work? Do it. We lead with what is most important, shedding complexity as we go. Simplicity isn’t effortless, but it does make things a bit easier.

We don’t sit still for long. We are constantly transforming both our industry and our company. That means we are open and flexible, using what works now to develop what works next. Even if it ain’t broke, we still make it better. Lots of folks will say it hasn’t been done – we say it hasn’t been done yet.

Be yourself & thrive

Inclusion, diversity, equity and accessibility are at the heart of who we are and what we do. Our biggest competitive advantage is the variety of individual perspectives we all bring to Sun. We support and celebrate what makes us unique, creating a space where all can succeed.

Dear Fellow Shareholders,
We enter 2026 positioned to build on Sun’s strong operational and cultural legacy and create value for our shareholders. In 2025, we successfully executed on our strategic objectives, simplifying our business and strengthening our balance sheet. With the closing of the Safe Harbor Marinas sale and other non-strategic assets, we sharpened our focus on our core manufactured housing (MH) and recreation vehicle (RV) segments. Importantly, we deployed the proceeds deliberately through a thoughtful capital allocation process, meaningfully enhancing our balance sheet position and financial flexibility.
2025 REVIEW
Our disciplined execution of our strategic priorities was reflected in our strong 2025 results. In addition to optimizing our portfolio, we significantly enhanced our capital deployment strategy by using the proceeds from the Safe Harbor sale to reposition our balance sheet. We paid down more than $3 billion of debt and fully eliminated our floating-rate debt exposure. We also returned capital to shareholders through share repurchases, a special cash distribution, and a meaningful increase to our quarterly dividend.
On the strategic investment front, we acquired fourteen MH and annual RV communities within existing Sun geographies. In the UK, we acquired the ground leases for 32 properties, resulting in Sun owning the full freehold interest across our UK portfolio, reducing lease complexity while creating meaningful financial and strategic flexibility.
BOARD AND MANAGEMENT
As we advanced our strategic and financial priorities, we also strengthened our leadership team and further enhanced our Board of Directors. In October 2025, Charles Young joined Sun as both our Chief Executive Officer and director.
At the Board level, Mark Denien was elected to the Board in 2025 as an independent director and, after decades of distinguished and dedicated service to the Company and our shareholders, Clunet Lewis will retire from the Board this year.
LOOKING AHEAD
We remain committed to creating long-term value for our shareholders. Building on the successes of 2025, we expect to continue to take purposeful, measured actions to support and further strengthen our core business and seek to deliver reliable earnings growth. With a clear strategic direction, we remain focused on realizing the full potential of our portfolio and platform.
Thank you for your continued support.
Sincerely,

Charles D. Young Chief Executive Officer	Gary A. Shiffman Chairman	Meghan G. Baivier Lead Independent Director

2026 Proxy Statement	1

Date and Time	Location	Record Date
Online Tuesday, May 12, 2026, 11:00 AM EDT	Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/SUI2026 (the "Annual Meeting Website")	Close of business March 16, 2026

Items of Business		Board Recommendation	For Further Details
1	Elect nine directors to serve until our 2027 annual meeting of shareholders and until their successors shall have been duly elected and qualified, or their earlier resignation or removal	FOR each director nominee	Page 18
2	Conduct a non-binding advisory vote on executive compensation	FOR	Page 46
3	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2026	FOR	Page 101
Consider any other business properly brought before the Annual Meeting.
Who Can Vote
If you were a holder of record of the Company’s common stock at the close of business on March 16, 2026 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting or any adjournments.
How to Cast Your Vote
YOUR VOTE IS IMPORTANT TO US. Please vote as promptly as possible.

Internet	Call	Mail
Before the Annual Meeting - www.proxyvote.com During the Annual Meeting - www.virtualshareholdermeeting.com/SUI2026	(800) 690-6903	Mail your proxy card or voter instruction form based on the instructions provided
Thank you for your interest in Sun Communities, Inc.
By Order of the Board of Directors
Fernando Castro-Caratini
Secretary

This Proxy Statement and our Annual Report to shareholders for the year ended December 31, 2025, are available at www.proxyvote.com.

2	Sun Communities, Inc.

2026 Proxy Statement	3

Board	Sun Communities, Inc. Board of Directors
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CNOI	Controllable Net Operating Income
CA Committee	Capital Allocation Committee of the Board
COO	Chief Operating Officer
Core FFO(1)	Core Funds From Operations Attributable To Sun Communities, Inc. Common Shareholders and Dilutive Convertible Securities
Core FFO(1) per Share	Core Funds From Operations Attributable To Sun Communities, Inc. Common Shareholders and Dilutive Convertible Securities Per Share Fully Diluted
EBITDA(1)	Earnings Before Interest, Taxes, Depreciation, and Amortization
EDT	Eastern Daylight Time
ERM	Enterprise Risk Management
Exchange Act	Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FFO(1)	Funds From Operations Attributable To Sun Communities, Inc. Common Shareholders and Dilutive Convertible Securities
GAAP	United States Generally Accepted Accounting Principles
GHG	Greenhouse gases
IRC	Internal Revenue Code of 1986, as amended
MH	Manufactured Housing
Nareit	National Association of Real Estate Investment Trusts
NCG Committee	Nominating and Corporate Governance Committee of the Board
NEO	Named Executive Officers identified in this Proxy Statement: Gary A. Shiffman, Charles D. Young, John B. McLaren, Fernando Castro-Caratini, Marc Farrugia, and Aaron Weiss
NOI(1)	Net Operating Income
NYSE	New York Stock Exchange
OP Unit	Unit representing an ownership interest in the Operating Partnership
Operating Partnership	Sun Communities Operating Limited Partnership
PEO	Principal Executive Officers identified in this Proxy Statement: Charles D. Young or Gary A. Shiffman, as the context requires
Recurring EBITDA(1)	Recurring Earnings Before Interest, Taxes, Depreciation and Amortization
REIT	Real Estate Investment Trust
RPS	Revenue Producing Site
RV	Recreational Vehicle
Same Property	Properties that we have owned and operated continuously since January 1, 2024
TTM Recurring EBITDA(1)	Trailing 12 Months Recurring Earnings Before Interest, Taxes, Depreciation and Amortization
SEC	Securities and Exchange Commission
SHS	Sun Home Services, Inc.
TSR	Total Shareholder Return
UK	United Kingdom
U.S.	United States
(1)More detailed definitions of these terms are included in the Non-GAAP Financial Measures discussion in Appendix A, which also presents the reconciliation of these non-GAAP financial measures to GAAP measures.

4	Sun Communities, Inc.

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2026 Proxy Statement	5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this Proxy Statement that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events, or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intend," "goal," "estimate," "expect," "project," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "scheduled," "guidance," "target," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, both general and specific to the matters discussed in this document, some of which are beyond our control. These risks, uncertainties, and other factors may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our other filings with the SEC, from time to time, such risks, uncertainties and other factors include, but are not limited to:
•Our liquidity and refinancing demands;
•Our ability to obtain or refinance maturing debt;
•Our ability to maintain compliance with covenants contained in our debt facilities and our unsecured notes;
•Availability of capital;
•General volatility of the capital markets and the market price of shares of our capital stock;
•Increases in interest rates and operating costs, including insurance premiums real estate taxes, and utilities;
•Difficulties in our ability to evaluate, finance, complete, and integrate acquisitions, developments, and expansions successfully;
•Competitive market forces;
•The ability of purchasers of manufactured homes to obtain financing;
•The level of repossessions of manufactured homes;
•Our ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•Expectations regarding the amount or frequency of impairment losses;
•Changes in general economic conditions, including inflation, deflation, energy costs, the real estate industry, the effects of tariffs or threats of tariffs, wars or other international conflicts, trade wars, immigration issues, supply chain disruptions, and the markets within which we operate;
•Changes in foreign currency exchange rates, including between the U.S. dollar and each of the British pound sterling, Canadian dollar, and Australian dollar;
•Our ability to maintain our status as a REIT;
•Changes in real estate and zoning laws and regulations;
•Our ability to maintain rental rates and occupancy levels;
•Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
•Outbreaks of disease and related restrictions on business operations;
•Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts, and wildfires; and
•Litigation, judgments or settlements, including costs associated with prosecuting or defending claims and any adverse outcomes;
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

6	Sun Communities, Inc.

Sun Communities, Inc. (NYSE: SUI) (the "Company", "Sun" or "SUI"), a Maryland corporation, and all wholly-owned or majority-owned and controlled subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Operating Partnership”), Sun Home Services, Inc., a Michigan corporation (“SHS”), and our Park Holidays subsidiaries and the other entities through which we operate our business in the UK are referred to herein as the “Company,” “us,” “we,” or “our.” We are a fully integrated REIT.
During the year ended December 31, 2025, we sold Safe Harbor Marinas LLC ("Safe Harbor") for total net cash proceeds of $5.5 billion (the "Safe Harbor Sale") and recorded a gain on sale of $1.5 billion. As a result of the Safe Harbor Sale, in 2025 we revised our reporting structure from a four-segment to a three-segment structure, which consists of (i) MH communities, (ii) RV communities, and (iii) communities in the UK.
COMPANY OVERVIEW(1)

Sun Communities is the nation’s premier owner and operator of MH communities.	Sun Outdoors offers RV sites, vacation rentals, and tent camping with world-class amenities in the U.S. and Canada.	Park Holidays is the second largest owner and operator of holiday park communities in the UK.

294 MH Communities	166 RV communities	53 UK communities 17,750 annual sites 3,870 transient sites
100,150 MH sites	33,330 annual RV sites 23,550 transient RV sites

2026 Proxy Statement	7

About Sun Communities
Property Count
513 properties in the
U.S., UK, and Canada

■	MH communities	■	RV communities	■	UK
Rental Revenue Breakdown(2)
(1)The above data is as of December 31, 2025.
(2)Represents percentage of rental revenue from the leasing of sites, homes, and commercial leases and transient revenue.
NOTE ON NON-GAAP MEASURES
This document includes information about certain non-GAAP supplemental performance measures that we use as key measures of the Company’s performance and for other purposes, such as to assist in determining the compensation of our NEOs. These non-GAAP measures include FFO, NOI, and EBITDA, and derivations of such measures, including FFO per Share, Core FFO per Share, Recurring EBITDA, North America and UK Same Property NOI, and TTM Recurring EBITDA. We believe these non-GAAP measures are appropriate given their wide use by and relevance to investors and analysts following the real estate industry. See Appendix A for more detail on these terms and reconciliations of these non-GAAP financial measures to GAAP measures.
2025 REVIEW
In 2025, we successfully executed our strategic priorities related to transformation, efficiency, and growth. We continued our portfolio optimization and simplification strategy by completing the Safe Harbor Sale for total net cash proceeds of $5.5 billion, generating a total gain on sale of $1.5 billion. The Safe Harbor Sale accelerates our strategy of focusing on our core business and significantly enhances our leverage profile and financial flexibility. We have deployed the majority of the cash proceeds from the Safe Harbor Sale to implement a capital allocation plan that reflects a balanced, tax-efficient approach to optimize shareholder value through significantly lower leverage, greater financial flexibility to drive sustainable cash flow growth, and a thoughtful capital return strategy.
We completed targeted, growth-oriented investment and acquisition opportunities in 2025, while also continuing our disposition program to divest non-strategic assets in an effort to simplify management and maintain financial flexibility. During the year ended December 31, 2025, we acquired 11 MH and three RV properties for total cash consideration of $457.0 million and repurchased the titles to all 32 UK properties that were previously controlled via ground leases for total cash consideration of $386.8 million. Also during the year, we sold four MH properties, three RV properties, and three development land parcels in the U.S. and UK for a gross sale price of $202.6 million.
While reshaping our portfolio and operations for future growth, we also continued to generate strong combined North America and UK Same Property NOI growth of 5.5% in 2025. Our 2025 Core FFO per Share was $6.68 and, based on 10-year TSRs, our common stock outperformed many of the leading real estate and market indices.
Refer to the Executive Summary on page 49 for a complete narrative of the Company's 2025 accomplishments.

8	Sun Communities, Inc.

About Sun Communities
Performance Highlights
Highlights of our performance during 2025 include:

$2.3 billion Total revenues from continuing operations for 2025, consistent with 2024 total revenues	$6.68 Core FFO per Share for 2025	5.7% 2025 North America Same Property Combined NOI growth - MH and RV	8.9% 2025 MH Same Property NOI growth

$5.65 billion sale and disposition of the Safe Harbor Marinas business, generating a $1.5 billion total gain	84th percentile 10-year TSR among MSCI U.S. REIT Index(1)	3.5% 2025 UK Same Property NOI growth	145.3% 10-year TSR vs. 74.2% 10-year TSR MSCI US REIT Index(2)

$457.0 million deployed to acquire 14 MH and Annual RV properties using cash from 1031 exchange escrow accounts	$539.1 million of share repurchases in 2025, resulting in 4.3 million retired shares	De-leveraging Reduced total debt by $3.3 billion in 2025 Reduced Net debt / trailing twelve-month recurring EBITDA ratio to 3.4x in 2025 from 6.0x in 2024	Business Simplification Completed disposition of non-strategic properties valued at $202.6 million in aggregate
(1)Source: KeyBanc “The Leaderboard,” December 31, 2025.
(2)Source: S&P Global as of December 31, 2025.
Financial Highlights
As a reflection of our performance and our ability to generate strong operating results, we have raised our dividend each year over the last five years at an annual growth rate of 5.2%. In 2025, we paid a special cash distribution of $520 million, or $4.00 per share, and increased our annual distribution by 10.6%.
Annual Dividend Per Share*
5.2% AVERAGE GROWTH

4.30
4.20
4.10
4.00
3.90
3.80
3.70
3.60
3.50
3.40
3.30
3.20
3.10
$3.32
$3.52
$3.72
$3.76
$4.06
2021
2022
2023
2024
2025

*As of December 31, 2025.

2026 Proxy Statement	9

About Sun Communities
SUSTAINABILITY HIGHLIGHTS
Initiatives
We are committed to advancing responsible practices that reflect our core values and drive sustainable success. Guided by the principle of living the Golden Rule, we extend this commitment to our team, residents, and other stakeholders.
To align our efforts with our business objectives and the expectations of our stakeholders, we have defined priority areas which include resource management, climate resilience, human capital, residents and guest experience, cybersecurity, and corporate governance.
Accomplishments

Environmental	Social	Governance

GHG Inventory 58% Operational Emissions reduction and 48% Full Value Chain Emissions reduction compared to 2022	Community Support Over 50% of our team members engaged in volunteer efforts during 2025	Leadership Refreshment Appointment of new CEO Added one new Board member.

Onsite Renewable Energy On-site solar generation accounted for 4% of total electric consumption	Resource Groups Doubled participation in team member resource groups in 2025 compared to the prior year	Board Composition 20% female 80% independent 9 years average tenure As of January 1, 2026

Climate Change Disclosures Received B rating from CDP	Investors in People Recognition Recognized with Gold rating	ISS Rating Awarded Prime status

Human Capital Matters
Human capital management is key to our success and focuses on employee retention and talent development practices. We are committed to building a culture that inspires and supports the growth of our employees, serves our communities and shapes a more competitive business.
We expect our leaders to be role models and lead in a way that enables our organization to achieve success. Our strategy is anchored in promoting the right internal talent and hiring the right external talent for career opportunities across our organization. We are focused on hiring and developing talent that mirrors the markets we serve, and investing in learning opportunities and capabilities that equip our workforce with the skills they need while improving engagement and retention.
We offer training and resources on cybersecurity, fair housing and anti-discrimination laws and regulation, sexual harassment and discrimination, and leadership development.
We are committed to providing a total compensation package that is market-based, performance driven, fair, and internally equitable. We conduct ongoing pay equity analysis to ensure that our employees are compensated fairly. Our goal is to be competitive both within the general employment market as well as with our competitors in the real estate industry.
Our Code of Conduct and Business Ethics is grounded in our commitment to do the right thing. It serves as the foundation of our approach to ethics and compliance. Our anti-corruption compliance program is focused on conducting business in a fair, ethical, and legal manner. We do not tolerate harassing, discriminatory or retaliatory conduct, as such conduct is inconsistent with our policies, practices, and philosophy.
We actively seek opportunities to minimize health, safety, and environmental risks to our team members, residents, and customers we serve in our communities by utilizing safe operating procedures in compliance with safety and health laws, providing ongoing role appropriate training, conducting regular inspections and reviews, and providing the appropriate tools and safeguards for accident prevention and risk management.

10	Sun Communities, Inc.

About Sun Communities
2025 Notable Accolades

We were named
Top Workplaces
in the following markets:

Michigan
Detroit Free Press

Inland Empire
The Press Enterprise

Austin
Austin American Statesman

San Antonio
San Antonio Express-News

Central Florida
Orlando Sentinel

Sarasota/Manatee
Herald Tribune

We were certified a Great Place to Work by Great Place to Work®	We were certified by Investors in People
Our people and culture agendas are also key priorities of the Board. Through the NCG Committee, the Board provides oversight of the Company’s policies and strategies relating to talent, leadership and culture, and environmental, social, and governance matters. See "Role of the Board of Directors" section on page 28 for information regarding the Board’s oversight of human capital.

2026 Proxy Statement	11

This Proxy Statement contains information related to the 2026 annual meeting of shareholders (the “Annual Meeting”) of Sun Communities, Inc. The Annual Meeting will be conducted in a virtual meeting only format on Tuesday, May 12, 2026 at 11:00 AM EDT, Shareholders will be able to listen, vote, and submit questions from their home or any remote location with internet connectivity by logging in at www.virtualshareholdermeeting.com/SUI2026. Information on how to participate in this year’s meeting can be found on page 106.
On or about March 30, 2026, we began mailing a notice containing instructions on how to access these proxy materials to all shareholders of record at the close of business on the Record Date.
This summary highlights information contained elsewhere in the Proxy Statement. It does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.
PROPOSAL ROADMAP

1	Election of Nine Directors	The Board recommends a vote FOR each nominee for Director. See page 18.

At the Annual Meeting, nine directors will be elected. The NCG Committee evaluated each nominee in accordance with the committee’s charter and our Corporate Governance Guidelines and submitted the nominees to the Board for approval.
The Board, acting upon the recommendation of the NCG Committee, has nominated for election to the Board, the following nine nominees. All of the nominees are currently serving directors.

Gary A. Shiffman Tonya Allen Meghan G. Baivier	Jeff T. Blau Mark A. Denien Jerome W. Ehlinger	Brian M. Hermelin Craig A. Leupold Charles D. Young

2	Non-Binding Advisory Vote on Executive Compensation	The Board recommends a vote FOR this proposal. See page 46.

Section 14A of the Exchange Act requires us to allow shareholders an opportunity to cast a non-binding advisory vote on executive compensation as disclosed in this Proxy Statement. The following proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2025 executive compensation programs and policies and the compensation paid to our NEOs listed in the Summary Compensation Table.
Your non-binding advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with our interests and the interests of our shareholders, and is consistent with our commitment to high standards of corporate governance.

3	Ratification of Selection of Deloitte & Touche LLP	The Board recommends a vote FOR this proposal. See page 101.

The Audit Committee has selected and appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2026. Previously, Grant Thornton served in this role. Refer to "Audit Matters" on page 99 for details related to the change in our independent registered public accounting firm.

12	Sun Communities, Inc.

Proxy Summary
How to Cast Your Vote
YOUR VOTE IS IMPORTANT TO US. Please vote as promptly as possible.

Internet	Call	Mail
Before the Annual Meeting - www.proxyvote.com During the Annual Meeting - www.virtualshareholdermeeting.com/SUI2026	(800) 690-6903	Mail your proxy card or voter instruction form based on the instructions provided

2026 Proxy Statement	13

Proxy Summary
BOARD AND CORPORATE GOVERNANCE HIGHLIGHTS
Current Directors and Nominees

A	Audit Committee	N	NCG Committee	CA	Capital Allocation Committee	Chair
C	Compensation Committee	E	Executive Committee			Member
(1)Clunet R. Lewis will not stand for re-election. He expects to serve on the Board of Directors until the Annual Meeting.
After the Annual Meeting, the Board plans to revise the composition of each of its committees. See "Committees of the Board of Directors" beginning on page 33.

14	Sun Communities, Inc.

Proxy Summary
Governance Best Practices

Processes and Policies	Shareholder Engagement

The Board is responsible to our stakeholders for the oversight of the Company. It is also involved in guiding the strategic direction, objectives and risk management activities of the organization.
We believe in maintaining transparency and strong governance based on the highest ethical standards and have adopted the following strategies to achieve this goal:
•Our bylaws give shareholders the authority to amend our bylaws by the affirmative vote of a majority of all votes entitled to be cast on a particular matter
•We terminated our shareholder’s rights agreement (Poison Pill)
•80% of current directors are independent
•All of our directors are elected annually
•Our Anti-Hedging Policy prohibits stock hedging by directors or executive officers
•We maintain a Code of Conduct and Business Ethics, a Financial Code of Ethics for Senior Financial Officers, and an Insider Trading Policy
•We maintain an Executive Compensation Recovery (Clawback) Policy
•We adopted proxy access, which permits a shareholder (or group of no more than 20 shareholders) who has owned 3% or more of the Company’s outstanding stock continuously for a minimum of three years to nominate up to the greater of two directors or 20% of the number of directors currently serving on the Board and to cause the Company to include those nominee(s) in the Company’s proxy materials.

We engage with our shareholders and conduct shareholder outreach throughout the year. In 2025, key topics discussed with shareholders during outreach included:
Corporate Governance:
•Refreshed leadership and CEO transition
•Board and executive refreshment
•Capital allocation and enhanced balance sheet
•Safe Harbor Sale
•Strategic acquisitions and investments
Executive compensation:
•Changes to executive compensation incentives
Sustainability:
•Completeness of our GHG inventory
•Renewable energy strategy and savings
Our Board receives a shareholder and investor update quarterly, at each regularly scheduled Board meeting, and additional communication on a regular basis.

2026 Proxy Statement	15

Proxy Summary
EXECUTIVE COMPENSATION HIGHLIGHTS
Philosophy and Objectives
Our executive officer compensation program supports our commitment to provide superior shareholder value. This program is designed to:
•Attract, retain and reward executives who have the motivation, experience and skills necessary to lead us effectively and encourage them to make career commitments to us;
•Base executive compensation levels on our overall financial and operational performance and the individual contribution of an executive officer to our success;
•Create a link between the performance of our stock and executive compensation; and
•Position executive compensation levels to be competitive with other similarly situated public companies, especially those in the real estate industry.
Elements of Compensation
The elements of 2025 executive compensation, as well as the compensation mix for our CEO, is shown below:

Element	CEO Compensation Mix(1)	Form	Purpose

Base Salary		Cash	Base level of competitive cash to attract and retain executive talent.

Annual Incentive Award		Cash	Motivate the executive officers to maximize our annual operating and financial performance and reward participants based on annual performance.

Performance Restricted Stock Award		Equity	Increase our executive officers' personal stake in our success and motivate them to enhance our long-term value while better aligning their interests with those of other shareholders.

Time Restricted Stock Award		Equity

(1)Represents the compensation mix for Charles D. Young, who was appointed CEO of the Company, effective on October 1, 2025.
The above performance restricted stock award, representing 33.9% of total executive compensation, is calculated based on the grant date fair value, which was measured using a Monte Carlo simulation in accordance with FASB ASC Topic 718.
The above time restricted stock award, representing 46.4% of total executive compensation, is calculated based on the grant date fair value in accordance with FASB ASC Topic 718.

16	Sun Communities, Inc.

Proxy Summary
Compensation Best Practices

What We Do	What We Don't Do

•Pay for Performance: Majority of pay is performance based and not guaranteed.
•Clawback Policy: We maintain an Executive Compensation Recovery (Clawback) Policy that requires recovery of erroneously awarded compensation in the event of an accounting restatement due to material non-compliance with any financial reporting requirement under federal securities laws.
•Stock Ownership Guidelines: Executives must comply with stock ownership requirements (6x multiple of salary for CEO; 4x multiple of salary for other executives).
•Annual Compensation Risk Review: Annually assess risk in compensation programs.
•Challenging Performance Objectives: Set challenging performance objectives for annual incentives.
•Double Trigger Change of Control Agreements: An executive is entitled to severance only if, within a specified period following a change of control, he or she is terminated without cause or resigns for good reason, or the successor company does not expressly assume his or her employment agreement.
•Use of Independent Consultant: The Compensation Committee has retained an independent compensation consultant that performs no other consulting services for the Company and has no conflicts of interest.

•No Hedging: Directors and executive officers are prohibited from hedging their ownership of the Company's stock.
•Pledging: Directors and executive officers are prohibited from pledging any of the Company’s securities as collateral for indebtedness unless the NCG Committee has first reviewed and approved the terms of the pledge.
•No Excise Tax Gross Ups: The Company will not enter into any new agreements, or materially amend any existing employment agreements, with its executives that provide excise tax gross-ups in the event of a change of control of the Company.

Additional details about each of our executive officers can be found on pages 19-23 and 92-93.
Refer to the Compensation Discussion and Analysis section beginning on page 48 for additional information regarding our executive officer compensation program.

2026 Proxy Statement	17

SUMMARY
What Am I Voting On?
Nine directors will be elected at the Annual Meeting. The NCG Committee evaluated each nominee in accordance with the committee’s charter and our Corporate Governance Guidelines and submitted the nominees to the Board for approval. Except for Charles D. Young, who was appointed to serve as a director by the Board on October 1, 2025, all of the nominees were elected to the Board at the 2025 annual meeting. Each of the directors has served continuously from the date of his or her election or appointment to the present time. Clunet R. Lewis will not stand for re-election, as he will retire from the Board on the date of the Annual Meeting as part of the Board's focus on refreshment.
The term of each of our directors expires at the Annual Meeting, and when his or her successor is duly elected and qualified or upon his or her earlier resignation or removal. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until our 2027 annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. In the absence of directions to the contrary, proxies will be voted in favor of the election of the nine nominees named below.
Vote Required
A majority of the votes cast at the Annual Meeting is required for the election of each director. Abstentions will not be counted in determining which nominees received a majority of votes cast since abstentions do not represent votes cast for or against a candidate. Brokers are not empowered to vote on the election of directors without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Because broker non-votes are not considered votes cast for or against a candidate, they will not be counted in determining which nominees receive a majority of votes cast. Although we know of no reason why any nominee would not be able to serve, if any nominee should become unavailable for election, the persons named as proxies will vote your shares of common stock to approve the election of any substitute nominee proposed by the Board.

The Board unanimously recommends that you vote “FOR” each of the nine nominees.

18	Sun Communities, Inc.

Proposal No. 1 – Election of Directors
NOMINEE BIOGRAPHICAL SUMMARY

Charles D. Young Chief Executive Officer and Director, Sun Communities, Inc., effective October 1, 2025 Age: 57 Director since: 2025 Current Committee: Executive

Directorship Experience

•Director, Sun Communities, Inc. •Trustee, Stanford University •Director, Floor and Decor Holdings, Inc. ("FND") •Former board member, Federal Home Loan of Chicago

Career Highlights and Qualifications

•Over 25 years of leadership experience in real estate operations, development, and investment management
•Extensive background in both public and private real estate sectors across operating, investment, and development roles
•BA in Economics and MBA from Stanford University's Graduate School of Business

Gary A. Shiffman Chairman of the Board Age: 71 Director since: 1993 Current Committee: Executive

Directorship Experience

•Director, Sun Communities, Inc.

Career Highlights and Qualifications

•Actively involved in the management, acquisition, rezoning, expansion, marketing, construction and development of MH and RV communities for over 40 years
•Extensive network of industry relationships developed over the past 30+ years
•Direct holdings through family-related interests in various real estate asset classes (office, multi-family, industrial, residential and retail)

2026 Proxy Statement	19

Proposal No. 1 – Election of Directors

Tonya Allen Director, Sun Communities, Inc. President of the McKnight Foundation Age: 53 Director since: 2021 Current Committees: NCG Chair, Compensation

Directorship Experience

•Board Member, Living Cities •Trustee, GHR Foundation

Career Highlights and Qualifications

•Institutional investment experience with private and public endowments, with large public and private equity holdings. Current stewardship includes oversight of a $2.8 billion endowment.
•Impact investing expertise and co-chair of US Impact Alliance’s Presidents Council for Impact Investing, includes 20 leading foundations with $80B assets under management
•Sustainability leadership in climate and energy, diversity and inclusion, and economic development, including education and talent
•Current Member of the General Motors Inclusion Advisory Board and serves or served as an advisor to Quicken Loans, CMS Energy, DTE Energy, Huntington and PNC Banks regarding inclusion or corporate responsibility efforts
•Demonstrated track record of devising corporate responsibility strategies that have received national accolades and state regulatory approvals
•Former President and CEO of The Skillman Foundation
•Fellowships with the German Marshall Fund, Aspen Institute, Pahara Institute, Rockwood Leadership Institute, and American Enterprise Institute
•Strategic impact lauded by Detroit News (Michiganian of the Year), Crain's Detroit Business (News Makers of the Year & 100 Most Influential Women), Chronicle of Philanthropy (Five Innovators to Watch) and Twin Cities Business (Top 100 and 2023 10 People to Watch)
•Master's in Public Health, Master's in Social Work, and Bachelor's in Sociology from the University of Michigan, executive education at Harvard University, and honorary doctorate from Ecumenical Theological Seminary

Meghan G. Baivier Lead Independent Director, Sun Communities, Inc. CFO of Aligned Data Centers, LLC Age: 46 Director since: 2017 Current Committees: Compensation Chair, Audit, Executive

Directorship Experience

•Sun Communities, Inc.

Career Highlights and Qualifications

•Joined Aligned Data Centers in 2024 as its CFO, leading the finance function at a rapidly growing data center REIT
•Formerly held several leadership roles at Easterly Government Properties, Inc., including President, COO and CFO
•Financial advisory and capital markets transaction experience as former Vice President of Citigroup’s Real Estate and Lodging Investment Banking group
•Former Equity Research Associate with Chilton Investment Company and High Yield Research Associate at Fidelity Management
•MBA from Columbia Business School, awarded the prestigious Feldberg Fellowship and BA from Wellesley College

20	Sun Communities, Inc.

Proposal No. 1 – Election of Directors

Jeff T. Blau Director, Sun Communities, Inc. CEO and Partner of Related Companies L.P. Age: 57 Director since: 2023 Current Committees: Capital Allocation Chair, Compensation

Directorship Experience

•Serves on the Board of Directors of Equinox Holdings, Inc.
•Chair of the Equity, Diversity and Inclusion Committee of the Board of the Real Estate Roundtable
•Chairman of energyRe, a clean energy development company
•Serves on the Board of multiple organizations, including Equinox Holdings, Inc., the Central Park Conservancy, the New York City Partnership Fund, Robin Hood Foundation, Real Estate Roundtable, the Wharton Graduate School, the University of Michigan, Trinity School, Lincoln Center and The Mount Sinai Medical Center

Career Highlights and Qualifications

•CEO of Related Companies, responsible for strategic direction, acquisitions, new development opportunities, and financing activities across all business platforms
•MBA from the Wharton School of the University of Pennsylvania, BBA from the University of Michigan
•Named to Crains New York’s New Influential list of 25 leaders reshaping New York

Mark A. Denien Director, Sun Communities, Inc. Former Executive Vice President and Chief Financial Officer of Duke Realty Corporation Age: 59 Director since: 2025 Current Committees: Audit

Directorship Experience

•Serves as Board Member, Chair of the Audit Committee, and Compensation Committee member of Acadia Realty Trust (NYSE: AKR)
•Serves as Director and member of the Audit Committee and Nominating, Compensation and Governance Committee for JLL Income Property Trust
•Past Chair and current member of the Board of Directors of Goodwill Industries of Central and Southern Indiana

Career Highlights and Qualifications

•Over 30 years of financial experience in the real estate industry, including extensive real estate investment, capital markets, REIT and accounting experience
•Served as Executive Vice President and Chief Financial Officer from 2013 to 2022 and in various other roles previously at Duke Realty Corporation, a publicly traded REIT in the S&P 500 prior to its merger with Prologis
•Retired Certified Public Accountant, and prior to joining Duke Realty, was an audit and advisory partner for KPMG, LLP, focused on the real estate and construction industries
•Advisory Board Member of the Indiana University Center for Real Estate Studies
•Member of the Investment Committee for Indiana University’s real estate private equity fund

2026 Proxy Statement	21

Proposal No. 1 – Election of Directors

Jerome W. Ehlinger Director, Sun Communities, Inc. Retired real estate business manager, portfolio manager and Chief Investment Officer Age: 54 Director since: 2024 Current Committees: Audit, NCG

Directorship Experience

•Served as an Advisory Board Member and Principal, VP, and Treasurer for AQ Acquisitions LLC

Career Highlights and Qualifications

•Served as Global Head and Chief Investment Officer of Public Real Estate Securities at Heitman Real Estate Investment Management
•Served as Managing Director and Head of Real Estate Securities, Americas, and U.S. Portfolio Manager for RREEF
•Served in various REIT research and investment management roles at Morgan Stanley Dean Witter
•Undergraduate degree from University of Wisconsin – Whitewater
•Master of Science in Finance, Investment, and Banking from the University of Wisconsin – Madison
•Chartered Financial Analyst

Brian M. Hermelin
Director, Sun Communities, Inc.
Co-founder and Managing Partner of Rockbridge Growth Equity Management LP
Co-founder and General Partner of Detroit Venture Partners, LLC
Age: 60
Director since: 2014
Current Committees: Capital Allocation, Compensation

Directorship Experience

•Serves as Board Member, Compensation Committee member, and Chair of numerous private portfolio companies of Rockbridge Growth Equity Management LP
•Member of the Compensation Committee of Intersection Holdings
•Member of Audit Committee of Cranbrook Educational Community
•Former Audit Committee chair of a regional gaming company
•Former Chairman of Active Aero Group / USA Jet Airlines Inc.
•President of Jewish Federation of Detroit

Career Highlights and Qualifications

•Private equity and venture capital experience focusing on companies in the business services, financial services, sports, media and entertainment and consumer direct marketing industries
•Former CEO of Active Aero Group / USA Jet Airlines Inc.
•MBA from the Wharton School at the University of Pennsylvania, BBA from the University of Michigan

22	Sun Communities, Inc.

Proposal No. 1 – Election of Directors

Craig A. Leupold Director, Sun Communities, Inc. CEO, GSI Capital Advisors Age: 63 Director since: 2024 Current Committee: Capital Allocation, NCG

Directorship Experience

•Served on the Board of Directors of American Campus Communities, Inc.

Career Highlights and Qualifications

•CEO of GSI Capital Advisors, an investment manager with expertise in publicly traded real estate securities
•Spent 27 years at Green Street Advisors, the last twelve of which as the firm's CEO, guiding its strategic direction and overseeing its client relationships and interactions
•Undergraduate degree from the University of California – San Diego
•MBA in Finance and Real Estate from Columbia University

BOARD COMPOSITION AND REFRESHMENT
Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of qualifications, experience and skills, introduce fresh perspectives, and broaden and diversify the view and expertise represented on the Board. As a result of our focus on refreshment, the Company has appointed six new directors to the Board since 2021, representing two-thirds of the nominees for election to the Board at the Annual Meeting. This refreshment initiative included the additions of Mark A. Denien and Charles D. Young to the Board in 2025. Additionally, Clunet R. Lewis is not standing for re-election at the Annual Meeting. To further focus on refreshment, there have been and will be several changes to committee memberships to help facilitate new perspectives and to align the talents of our directors with the missions of the committees.

2026 Proxy Statement	23

Proposal No. 1 – Election of Directors
QUALIFICATIONS, EXPERTISE AND ATTRIBUTES
In addition to each Board nominee’s qualifications, experience and skills outlined above and the minimum Board qualifications set forth below under “Consideration of Director Nominees,” our NCG Committee looked for certain attributes in each Board nominee and based on these attributes, and the mix of attributes of the other incumbent directors, determined that each Board nominee should serve on our Board. The NCG Committee does not require that each director possess all of these attributes. Rather, the Board is comprised of directors that, taken together, provide us with a variety and depth of knowledge, judgment and experience necessary to provide effective oversight and vision. These attributes include: (a) significant leadership skills as a CEO and / or relevant Board Member experience, (b) real estate industry experience, (c) transactional experience, especially within the real estate industry, (d) relevant experience in property operations, (e) financial expertise, (f) capital markets experience, (g) marketing and / or investor relations experience, (h) executive leadership and talent development experience, (i) corporate governance experience and (j) experience in Environmental, Social and Governance initiatives and implementation.

Skills and Qualifications	Shiffman	Allen	Baivier	Blau	Denien	Ehlinger	Hermelin	Leupold	Young
Board and Executive Experience is critical to our Board’s role in overseeing the risks facing the Company, and provides essential comparison points for operations and governance
Real Estate Industry is helpful for understanding the Company’s strengths and challenges specific to the REIT and real estate industries
Mergers and Acquisitions is critical in overseeing and providing insights on the Company’s acquisition activities
Property Operations Is valuable in understanding and overseeing management of the Company’s properties
Financial Expertise and / or Literacy is valuable in understanding and overseeing the Company’s financial reporting and internal controls
Capital Markets is valuable in understanding how capital markets work and overseeing the Company’s capital raising efforts
Marketing / Investor Relations is relevant in overseeing how the Company manages communication between corporate management and its investors
Executive Leadership and Talent Development is valuable in helping the Company attract, motivate and retain high-performing employees
Corporate Governance Is critical in overseeing the structure of rules, practices and processes used to direct and manage our Company
Sustainability Is valuable in overseeing the Company's environment, social, and governance initiatives
Gender Diversity
Racial / Ethnic Diversity

24	Sun Communities, Inc.

Proposal No. 1 – Election of Directors
CONSIDERATION OF DIRECTOR NOMINEES
Board Membership Criteria
The Board has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the NCG Committee believes must be met by an NCG Committee-recommended director nominee for a position on the Board:
•the candidate must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;
•the candidate must be highly accomplished in his or her field, with superior credentials and recognition;
•the candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards;
•the candidate must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which the candidate may serve; and
•the candidate’s principal business or occupation must not be such as to place the candidate in competition with us or conflict with the discharge of a director’s responsibilities to us or to our shareholders.
In addition to the minimum qualifications for each nominee set forth above, the NCG Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:
•a majority of the Board shall be “independent” as defined by the NYSE rules;
•each of its Audit, Compensation, and NCG Committees shall be comprised entirely of independent directors; and
•at least one member of the Audit Committee shall have such experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.
Identifying and Evaluating Nominees
When the NCG Committee identifies qualified candidates and recommends director nominees to serve on the Board, the NCG Committee considers whether the Board has an adequate distribution and representation of relevant skills, backgrounds and experience. In addition to professional accomplishments and expertise, the Board may consider diversity of background, experience and thought in evaluating and recommending qualified candidates to serve on the Board. The NCG Committee and the Board believe that diversity is highly important because a variety of ideas and points of view can contribute to more effective decision-making.
The NCG Committee may solicit recommendations for director nominees from non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The NCG Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or that has been recommended to it by a shareholder in compliance with the NCG Committee’s procedures, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In evaluating proposed director candidates, the NCG Committee considers the following qualifications that it believes nominees should have:
•proven real estate and / or REIT experience;
•track record of strong management and leadership capabilities at a successful organization;
•sufficient time to devote to Board responsibilities; and
•independence from the Company and its current directors and employees.
When nominating a sitting director for re-election, the NCG Committee will consider the director’s performance on the Board and the director’s qualifications in respect to the criteria set forth above. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the NCG Committee will evaluate all proposed director candidates based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

2026 Proxy Statement	25

Proposal No. 1 – Election of Directors
Shareholder Proposals and Director Nominations for 2027 Annual Meeting of Shareholders
Requirements for Proposals to be Considered for Inclusion in Proxy Materials
Shareholder proposals that are intended to be presented at our 2027 annual meeting and included in our proxy materials for such a meeting must comply with the procedural and other requirements set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Secretary at our principal executive offices no later than December 1, 2026, which is 120 calendar days prior to the first anniversary of the date this Proxy Statement was released to shareholders in connection with the Annual Meeting. If we change the date of the 2027 annual meeting by more than 30 days from the date of the Annual Meeting, your written proposal must be received by our Secretary at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for our 2027 annual meeting.
Under the proxy access provisions of our bylaws, a shareholder (or group of no more than 20 shareholders) who has owned 3% or more of the Company’s outstanding stock continuously for a minimum of three years may nominate up to the greater of two directors or 20% of the number of directors currently serving on the Board and cause the Company to include those nominee(s) in the Company’s proxy materials, but only if the shareholder (or group) and nominee(s) satisfy the requirements set forth in Section 17 of the Company’s bylaws. Any shareholder (or group) intending to use these procedures to nominate a candidate for election to the Board for inclusion in the Company’s 2027 proxy statement must satisfy the requirements specified in our bylaws, including providing the required notice of proxy access nomination to our corporate Secretary.
With regard to the 2027 annual meeting, the notice must be received no earlier than the close of business on November 2, 2026, and no later than the close of business on December 1, 2026. The notice must include the information specified in our bylaws, including information concerning the nominee and information about the shareholder’s ownership of and agreements related to our stock. If the 2027 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the Annual Meeting, the notice must be delivered not earlier than the close of business on the 150th day prior to the 2027 annual meeting and not later than the close of business on the later of: (i) the 120th day prior to the 2027 annual meeting; or (ii) the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made by the Company. See Article II, Section 17 of the Company’s bylaws for additional information on proxy access.
Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates.
A shareholder who wishes to nominate one or more persons for election to our Board of Directors at the 2027 annual meeting of shareholders or to present a proposal at the 2027 annual meeting of shareholders, but whose shareholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice of the nomination or proposal to our Secretary at our principal executive offices not earlier than January 12, 2027 (the 120th day prior to the first anniversary of the Annual Meeting), nor later than 5:00 p.m. Eastern Time on February 12, 2027 (the 90th day prior to the first anniversary of the Annual Meeting); provided, however, that in the event that the date of the 2027 annual meeting of shareholders is advanced or delayed by more than 30 days from the first anniversary of the Annual Meeting, in order for notice by the shareholder to be timely, such notice must be so delivered no earlier than the 120th day prior to the date of the 2027 annual meeting of shareholders and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of the 2027 Annual Meeting of shareholders, or, if the first public announcement of the date of the 2027 annual meeting is less than 100 days prior to the date of the 2027 annual meeting, the 10th day following the day on which public announcement of the date of the 2027 annual meeting of shareholders is first made. The public announcement of a postponement or adjournment of the 2027 annual meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as described above.
The NCG Committee’s current policy is to review and consider any director candidates who have been recommended by shareholders in compliance with the procedures established from time to time by the NCG Committee. All shareholder recommendations for director candidates must include the following information:
•the shareholder’s name, address, number of shares owned, length of period held and proof of ownership;
•the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;
•a description of the qualifications and background of the proposed director candidate that addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;
•a description of all arrangements or understandings between the shareholder and the proposed director candidate;
•the consent of the proposed director candidate to (1) be named in the proxy statement relating to our annual meeting of shareholders and (2) serve as a director if elected at such annual meeting; and
•any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.
Shareholder proposals must be in writing and should be addressed to the Company's Corporate Secretary at our principal executive offices at 27777 Franklin Road, Suite 300, Southfield, MI 48034. It is recommended that shareholders use certified mail and request a return receipt in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
In reviewing director candidates, the NCG Committee takes into consideration feedback received from the Board’s annual evaluations. See page 38 for information on the Board’s evaluation process.

26	Sun Communities, Inc.

Effective corporate governance is essential for maximizing long-term value creation for our shareholders. Our beliefs have been grounded in a values-based ethically led organization; this foundation continues to guide our decisions and leadership.
Our governance structure is set forth in our Corporate Governance Guidelines and other key governance documents. These guidelines are reviewed at least annually and updated as appropriate in response to evolving best practices, regulatory requirements, feedback from our annual Board evaluations, and recommendations made by our shareholders and proxy advisors, all with the goal of supporting and effectively overseeing our ongoing strategic growth.
The Company is governed by the Board and Committees of the Board that meet throughout the year.
You may find each of the following documents in the Governance section of our website at: suninc.com/governance-documents:

Committee Charters	Corporate Governance Policies and Guidelines
•Audit Committee Charter •Capital Allocation Committee Charter •Compensation Committee Charter •Executive Committee Charter •Nominating and Corporate Governance Committee Charter	•Anti-Hedging Policy •Biodiversity & Habitat Policy •Code of Conduct and Business Ethics •Code of Vendor and Supplier Conduct •Corporate Governance Guidelines •Environmental Management Policy
•Executive Compensation Clawback Policy
•Financial Code of Ethics for Senior Financial Officers
•Human Rights and Labor Policy
•Insider Trading Policy
•Occupational Health and Safety Policy
•Related Party Transactions Policy
•Stock Ownership Guidelines

In addition, we will send print copies of any of these documents to any shareholder who requests them.
BOARD OF DIRECTORS
Our current directors are Gary A. Shiffman, Charles D. Young, Tonya Allen, Meghan G. Baivier, Jeff T. Blau, Mark A. Denien, Jerome W. Ehlinger, Brian M. Hermelin, Craig A. Leupold and Clunet R. Lewis. Under our charter, each of our directors serves for a one-year term and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Clunet R. Lewis will not stand for re-election at the Annual Meeting.
The Board is elected by our shareholders to oversee and provide guidance on the Company’s business and affairs. It is the ultimate decision-making body of the Company except for those matters reserved for shareholders by law or pursuant to the Company’s governing documents. The Board oversees management’s activities in connection with proper safeguarding of the assets of the Company, maintenance of appropriate financial and other internal controls, compliance with applicable laws and regulations and proper governance. The Board is committed to sound corporate governance policies and practices that are designed and routinely assessed to enable the Company to operate its business responsibly, with integrity, and to position the Company to compete more effectively, sustain its success and build long-term shareholder value.

2026 Proxy Statement	27

Corporate Governance
Board Meetings and Attendance
The Board meets quarterly, or more often as necessary.

The Board met 11 times during 2025 and took various actions by written consent.	All directors attended at least 75% of the meetings of the Board and each committee on which they served, with the exception of Mark A. Denien*.	While the Board does not have a formal policy, all directors are encouraged to attend annual meetings of shareholders. All of our then-serving Board members attended the 2025 annual meeting.

*Mr. Denien, who was appointed to the Board in May 2025, attended 71% of the meetings of the Board and committees on which he served, held during his tenure in 2025.
Beyond the Boardroom
The Board of Directors attend training sessions on diverse topics on an annual basis, which have included:

Shareholder Activism	Sustainability in Real Estate

Role of the Board of Directors
Board's Role in Oversight of Strategy
One of the Board’s primary responsibilities is oversight of management’s execution of the Company’s goals and objectives. Throughout the year, management and the Board review and discuss the Company's detailed strategic plans, including changes from previous strategic positions, market and economic outlook, industry and regulatory trends, areas of focus for each functional area, expected financial implications, potential stakeholder impacts, resource requirements, human capital development, and risk and stress test scenarios, among other topics.
The Board and its committees regularly receive updates from management and actively engage in discussions regarding execution of the Company’s strategy, variables impacting results and changes to the strategic plan.
In addition to its regularly scheduled Board and committee meetings and ongoing interaction with the management team, Board members periodically visit properties representing various geographies and asset types. The Board believes these on-site visits provide additional insight into the Company’s markets, operations, residents and guests, human capital management, technology usage and allocation of capital investments, and allow for better oversight of and more thoughtful input into the Company’s strategies.
Board’s Role in Oversight of Risk Management
The Board and committees of the Board actively oversee and monitor management of the most significant risks to the Company. The Board and committees of the Board, together with members of executive and senior management, regularly review risk management in key areas of our business including, but not limited to, financial, strategic, operational, technology and compliance matters. Management and the Company’s outside advisors also periodically meet with the Board and its committees to provide detailed updates on specific areas of risk oversight.
Additionally, the Board reviews the results of our ERM efforts and receives periodic ERM updates from the ERM Governance Committee, as described below.
ERM Governance Committee
•Comprised of executive and senior management team members and outside advisors
•Identifies, analyzes and prioritizes risks facing the Company on an ongoing basis
•Communicates to functional, geographic, and business leadership on risk management activities, responses, and efficacy
•Supports business and risk owners and the ERM program lead, an outside advisor, on identifying, assessing and reporting on risk and risk management strategies and updates

28	Sun Communities, Inc.

Corporate Governance
•Provides guidance and feedback on alignment and consistency of risk processes, risk culture, and risk language
•Elevates risk awareness across the Company
•Periodically presents to the Board and committees of the Board
Board
•Oversees and monitors the risk management function
•Discusses the general risks we face, the risk factors disclosed in our annual and periodic reports and our risk management policies with our executive management team throughout the year
•Reviews risk mitigation activities and planned response activities in the event a risk event occurs
Committees of the Board
The committees of the Board play an active role in oversight of risk management. Refer to the section "Committees of the Board of Directors" on pages 33 through 37 for additional details.
Risk Areas

Macroeconomic	Strategic	Operational

•Global and national economic conditions within the US, Canada, and the UK •Capital market access and evaluation	•Portfolio management - acquisitions / dispositions / simplification •Regulatory impact •Capital recycling	•Succession planning •Data recovery and cybersecurity •Privacy / identity management •Human capital •Climate change / transition risk
In the event that a specific risk is identified, the Board directs management to assess, evaluate and provide remedial recommendations to the Board or a committee. These efforts have included formalizing the Company’s succession planning for executives and key employees, documenting and reviewing cyber-security risk mitigation plans and emergency preparedness plans to facilitate rapid response to a range of threats.

Oversight of Succession Planning
The Board is responsible for appointing our CEO and other executive officers and for ensuring that adequate succession plans are in place to address planned succession for executive management, as well as potential unexpected or emergency succession needs.
The NCG Committee oversees succession planning for the Board, routinely obtaining input from and updating the full Board on succession plan reviews. The NCG Committee also oversees succession planning and associated development of executive and senior management positions to ensure adequate bench strength is developed and available to meet the long-term needs of the Company. The CEO and other executive management periodically update the NCG Committee and the Board on senior management succession plans including associated development plans and areas of risk.
In November 2024, the Board established a CEO Succession Planning Committee to plan for the orderly transition of the CEO position upon Gary A. Shiffman's retirement in 2025. The CEO Succession Planning Committee was led by Co-Chairs and current Board members Jeff T. Blau and Tonya Allen. After performing a thorough search process, the CEO Succession Planning Committee identified Charles D. Young as the optimal candidate to succeed Mr. Shiffman as our CEO. As a result of achieving its objective, the CEO Succession Planning Committee was dissolved at the end of 2025.
The Board has exposure to internal succession candidates on an ongoing basis, generally meeting with executives both inside and outside of Board meetings and also periodically meeting with key senior managers.
The Compensation Committee considers succession planning input from the Board and the NCG Committee when determining compensation packages for the Board and NEOs.

2026 Proxy Statement	29

Corporate Governance

Oversight of Cybersecurity
Risk Management
Our business operations rely on the consistent availability of our communication platforms, enterprise applications, and related systems. We have implemented protocols to ensure the secure collection, storage, and transmission of data and have invested in the development and enhancement of controls designed to prevent, detect, and respond to unauthorized access, computer viruses, malware, data exfiltration and other threats. Cybersecurity risk management is integrated into our broader enterprise risk management framework and is evaluated alongside other operational, financial, and strategic risks.
We have established an Information Security Management Committee to manage information security in accordance with the ISO 27001.2022 standard to ensure the consistent application of security principles, policy statements, and controls. By adhering to this industry standard, we manage and mitigate material risks from threats to our systems and data through the following actions:
•Partnering with reputable, recognized security firms
•Conducting regular internal and external audits and risk assessments
•Providing frequent employee security awareness training
•Conducting tabletop exercises
•Running anti-phishing and social engineering campaigns
•Deploying tools for continuous vulnerability monitoring and management
•Performing penetration testing and continuous system monitoring activities
•Conducting recovery simulations for core systems and data centers
Our comprehensive policies and procedures address critical areas including:
•Vulnerability management
•Business continuity planning
•Incidence response
•Encryption of sensitive data
•Backup and recovery
•Physical security
•User access controls
•Vendor risk management
•Teleworking protocols
•Mobile device management
•Comprehensive system monitoring
These initiatives collectively reinforce our commitment to safeguarding information and ensuring the resilience of our security infrastructure.
Comprehensive contingency and recovery plans are in place to ensure the ongoing provision of services to customers in the event of a cybersecurity incident. These are tested on a regular basis against scenarios of varying degrees by both internal and external resources. Our resilience planning is designed to maintain critical business operations and customer services during and following a cybersecurity incident.
To manage vendor risk, we conduct ongoing risk assessments based on the vendor’s published Systems and Operational Controls (SOC) reports, information provided in vendor security questionnaires, and any publicly available information including ongoing litigation or external disclosures. We evaluate third-party service providers prior to engagement and perform ongoing monitoring throughout the vendor lifecycle based on risk tiering, contractual security requirements, and review of independent assurance reports.
Our incident response framework includes defined escalation protocols designed to ensure that significant cybersecurity events are promptly evaluated for potential materiality and reported to senior leadership and the Board of Directors, as appropriate. We also maintain cybersecurity insurance coverage intended to help mitigate potential losses associated with certain cybersecurity incidents.

30	Sun Communities, Inc.

Corporate Governance

Governance
Senior leadership provides the Board with ongoing security updates, which include notable changes to program plans, changes to the risk environment, information regarding material incidents that may have occurred, third-party audit reports on recent assessments of our security controls, and details regarding forward-looking plans and strategies to mitigate cyber risk. The Audit Committee of the Board of Directors provides oversight and is responsible for assessing risks to our business, in accordance with its charter. The Audit Committee engages in regular conversations with senior leadership about our security systems in order to monitor and mitigate risks from cybersecurity incidents, in accordance with our security principles and protocols. The Board of Directors and the Audit Committee receive periodic briefings, and additional updates are provided as needed in response to emerging threats or significant incidents.
The Chief Information Officer and the Director of Information Security are directly responsible for managing cyber risk on a daily basis. The Chief Information Officer reports to the Chief Administrative Officer (CAO), who oversees the Company’s overall information technology strategy and governance. Executive oversight, spearheaded by the CAO, ensures strategic alignment across the organization. These leaders collectively bring significant experience across public and private sector organizations in information technology operations, cybersecurity, and risk management, including experience managing enterprise security programs and responding to cybersecurity incidents.
The Information Security Management Committee (ISMC) meets regularly to provide oversight of cyber risk management functions. Committee composition includes members from cross-functional departments, including technology, innovation, human resources, accounting and finance, internal audit, operations, and executive management. Various members of these committees hold industry certifications representing expertise in information security risk and compliance management, including the Certified Information Technology Professional (CITP), Certified Information Systems Security Professional (CISSP), Certified Information Security Auditor (CISA), and Certified in Risk and Information Systems Control (CRISC) designations.

Oversight of Emergency Preparedness
We develop, maintain and walk through emergency preparedness plans that address risks associated with man-made and natural events such as hurricanes, earthquakes, floods, droughts, wildfires, data center disruption and workforce displacement. Contingency plans for disaster recovery and incident response plans are in place and are reviewed and updated on a recurring basis. We also conduct risk assessments at multiple levels in the organization to identify potential emergency scenarios (risk events) and evaluate actions necessary to mitigate the risk and implement them. We design workforce recovery capabilities into our technology infrastructure, tools and services, with the goal of ensuring a permanent, extended or temporary loss of our facilities does not significantly impact our operations. Executive management, department heads and personnel across the organization are regularly involved in our preparedness planning and implementations.

Board’s Role in Oversight of Human Capital Management and Culture
The Board is actively engaged in overseeing the Company’s people and culture strategy. The Board receives reports on a broad range of human capital management topics, including corporate culture, diversity, inclusion, talent acquisition, retention, employee satisfaction, engagement and succession planning. We report on human capital matters at each regularly scheduled NCG Committee meeting and periodically throughout the year, and annually at a regularly scheduled Board meeting.
Board’s Role in Oversight of Sustainability
As part of the Company's corporate governance, our Board is responsible to our stakeholders for the oversight of the Company. The NCG Committee oversees the implementation of new initiatives, plus the refinement of our Environment, Social and Governance-related reporting and materials. We believe in maintaining transparency and strong governance based on the highest ethical standards.
The NCG Committee plays an active role in oversight of our sustainability strategy by:
•Reviewing the Environment, Social and Governance strategy, initiatives and policies developed by management, and receiving updates on significant Environment, Social and Governance activities
•Aligning implementation and reporting across all portfolios

2026 Proxy Statement	31

Corporate Governance
Board Structure
Leadership Structure
The Board and the NCG Committee assess and revise our leadership structure from time to time. The Board does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it should maintain the flexibility to select the Chairman and its Board leadership structure based on the criteria that it deems to be in the best interests of the Company and its shareholders. Effective October 1, 2025, we appointed Charles D. Young as Chief Executive Officer and Director of the Company. Mr. Shiffman intends to continue to serve as our Chairman of the Board. As a result, the Company has separated the positions of Chairman of the Board and CEO. The Board has determined that this leadership structure is appropriate as it allows the CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management.
Independence of Non-Employee Directors
The Board recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors and independent Board committees, the Board appoints a Lead Independent Director on an annual basis to serve for a term of one year. Meghan G. Baivier is currently serving as Lead Independent Director. The Lead Independent Director calls and presides at the executive sessions of our independent directors, acts as a liaison between our management team and the Board and is responsible for identifying, analyzing and making recommendations to the Board with respect to certain strategic and extraordinary matters. The Board believes that its Lead Independent Director structure, including the duties and responsibilities described above, provides the same independent leadership, oversight, and benefits for the Company and the Board that would be provided by an independent Chairman.
The NYSE rules require that a majority of the Board consists of members who are independent. There are different measures of director independence under the NYSE independence rules and under the federal securities laws. The Board has reviewed information about each of our non-employee directors and determined that Tonya Allen, Meghan G. Baivier, Jeff T. Blau, Mark A. Denien, Jerome W. Ehlinger, Brian M. Hermelin, Craig A. Leupold and Clunet R. Lewis are independent directors. The independent directors meet on a regular basis in executive sessions without management participation. In 2025, the executive sessions occurred after many of the regularly scheduled meetings of the entire Board and may occur at such other times as the independent directors deem appropriate or necessary.

32	Sun Communities, Inc.

Corporate Governance
Committees of the Board of Directors
The following chart summarizes the current members and chair of each Committee:

	Gary A. Shiffman	Charles D. Young	Tonya Allen	Meghan G. Baivier	Jeff T. Blau
Audit
Capital Allocation
Compensation
NCG
Executive

	Mark A. Denien	Brian M. Hermelin	Jerome W. Ehlinger	Craig A. Leupold	Clunet R. Lewis(1)
Audit
Capital Allocation
Compensation
NCG
Executive
Committee Chair
Member
(1)Effective as of the Annual Meeting, Mr. Lewis will no longer serve as a member of the Audit and Executive Committees.
The Board intends to appoint the following directors to serve on Board committees effective as of the Annual Meeting:
•Audit Committee: Mark A. Denien (Chair), Meghan G. Baivier, Jerry Ehlinger, Craig A. Leupold
•Capital Allocation Committee: Jeff T. Blau (Chair), Brian M. Hermelin, and Craig A. Leupold
•Compensation Committee: Meghan G. Baivier (Chair), Tonya Allen, and Jeff T. Blau
•NCG Committee: Tonya Allen (Chair), Jerry Ehlinger, and Brian M. Hermelin
•Executive Committee: Gary A. Shiffman, Charles D. Young, and Meghan G. Baivier

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Corporate Governance

Audit Committee Meetings held in 2025: 9 Current Members: Clunet R. Lewis (Chair), Meghan G. Baivier, Mark A. Denien and Jerome W. Ehlinger All members of the Audit Committee are independent.

Clunet R. Lewis

Key Responsibilities
•Assists directors with oversight of (i) the integrity of the Company's financial statements, (ii) compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the independent auditors, and (iv) the performance of the Company's internal audit function
•Prepares the Audit Committee Report, as required by the rules of the SEC, to be included in the annual proxy statement
•Evaluates the performance and effectiveness of the Company's CFO and reports the results of such evaluation to the Compensation Committee on an annual basis
•Oversees key matters related to the selection, performance and independence of the independent auditors, including (i) approves the engagement letter on an annual basis, (ii) directly oversees the work performed by the independent auditors, (iii) pre-approves audit and non-audit services, and (iv) evaluates the qualifications, performance, and independence of the independent auditors and lead partner
•Reviews the Company's financial statements, discusses key topics and issues with management and the independent auditors, and provides a recommendation to the Board regarding whether the financial statements should be included in the Company's Annual Report on Form 10-K
•Evaluates the performance, responsibility, budget and staffing, and directs and controls our internal audit function
•Discusses with counsel and management the Company's guidelines and policies that govern risk assessment and management
•Reviews and approves the decision by the Company to enter into swaps, including any foreign exchange forwards and foreign exchange swaps
Other Information
•Operates pursuant to an Ninth Amended and Restated Charter approved by the Board
•The Board has determined that all current Audit Committee members are “audit committee financial experts,” as defined by SEC rules
•During 2025, the Audit Committee members were Mr. Lewis (including Chair from May 2025 through the Annual Meeting), Ms. Baivier, Mr. Denien, Mr. Ehlinger, and Stephanie Bergeron (Chair from January 2025 through her retirement in May 2025)
•Effective as of the Annual Meeting, Mr. Lewis will no longer serve as a member of the Audit Committee.
•The Board intends to appoint Mr. Denien (Chair), Ms. Baivier, Mr. Ehlinger, and Mr. Leupold to serve on the Audit Committee effective as of the Annual Meeting.

34	Sun Communities, Inc.

Corporate Governance

Capital Allocation Committee Meetings held in 2025: 8 Current Members: Jeff T. Blau (Chair), Craig A. Leupold and Brian M. Hermelin All members of the Capital Allocation Committee are independent.

Jeff T. Blau

Key Responsibilities
•Supports the Board's and management's review of the Company's long-term capital allocation priorities, planning and strategy, and continued optimization of the Company's balance sheet
•Reviews, evaluates, and makes recommendations to the Board regarding capital allocation priorities, including but not limited to:
•Development activities and acquisitions
•Dividend and capital return policy
•Any other related matters as may be determined by the Board from time to time
Other Information
•Operates pursuant to a Charter approved by the Board
•The Board intends to appoint Mr. Blau (Chair), Mr. Hermelin, and Mr. Leupold to continue to serve on the Capital Allocation Committee effective as of the Annual Meeting.

Compensation Committee Meetings held in 2025: 6 Current Members: Meghan G. Baivier (Chair), Tonya Allen, Jeff T. Blau, and Brian M. Hermelin All members of the Compensation Committee are independent.

Meghan G. Baivier

Key Responsibilities
•Reviews and approves corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluates the performance of our executive officers in light of their respective goals and objectives, and determines and approves the compensation of our executive officers based on these evaluations
•Consults with executive management in developing a compensation philosophy
•Recommends the compensation of the non-employee directors to the Board for approval
•Oversees our incentive-compensation plans and equity-based plans
•Reviews and approves all compensation plans, employment agreements and severance agreements to be made with all existing or prospective executive officers
•Produces the annual Compensation Committee Report in accordance with SEC requirements
Other Information
•Operates pursuant to a First Amended and Restated Charter approved by the Board
•In addition to formal meetings, during 2025, Compensation Committee members met frequently on an informal basis and met regularly with management to discuss executive compensation matters
•During 2025, the Compensation Committee members were Ms. Baivier (Chair), Ms. Allen, Mr. Blau, Mr. Hermelin (including Chair from January 2025 through May 2025), and Mr. Lewis (from January 2025 through May 2025)
•The Board intends to appoint Ms. Baivier (Chair), Ms. Allen, and Mr. Blau to serve on the Compensation Committee effective as of the Annual Meeting

2026 Proxy Statement	35

Corporate Governance

NCG Committee Meetings held in 2025: 3 Current Members: Tonya Allen (Chair), Jerry Ehlinger and Craig A. Leopold All members of the NCG Committee are independent.

Tonya Allen

Key Responsibilities
•Identifies individuals qualified to become Board Members, consistent with criteria approved by the Board
•Recommends that the Board select the committee-recommended nominees for election at each annual meeting of shareholders
•Develops and recommends to the Board a set of corporate governance guidelines
•Periodically reviews governance guidelines and recommends amendments and oversees the evaluation of the Board
•Has sole authority to retain and terminate any search firm that is used to assist in identifying director candidates and has authority to approve any such search firm’s fees and other retention terms
•Considers diversity and skills in identifying nominees for service on our Board
•Considers the entirety of the Board and a wide range of economic, social and ethnic backgrounds and does not nominate representational directors from any specific group
•Reviews the Company’s sustainability strategy, initiatives and policies developed by management, and receives updates from the Company regarding significant activities
•Administers the Company’s Code of Business Conduct and Ethics
•Administers the Company's Related Party Transaction Policy
Other Information
•Operates pursuant to a Third Amended and Restated Charter approved by the Board
•In addition to formal meetings, during 2025, NCG Committee members met frequently on an informal basis, met regularly with management to discuss corporate governance issues and met informally with management to discuss director nomination and committee assignments
•During 2025, the NCG Committee members were Ms. Allen (including Chair from May 2025 through the Annual Meeting), Mr. Ehlinger, Mr. Leupold, and Ms. Baivier and Stephanie Bergeron (the latter two from January 2025 through May 2025)
•The Board intends to appoint Ms. Allen (Chair), Mr. Ehlinger, and Mr. Hermelin to serve on the NCG Committee effective as of the Annual Meeting.

Executive Committee Meetings held in 2025: 0 Current Members: Gary A. Shiffman, Charles D. Young, Meghan Baivier and Clunet R. Lewis

Key Responsibilities
•Manages the day-to-day business and affairs between regular Board meetings
•Has specific authority to approve all acquisitions, asset dispositions, financings (including refinancing of existing debt), and defeasements by the Company up to a maximum purchase price, loan amount, or transaction amount of $300 million per transaction
•In no event may the Executive Committee, without the prior approval of the Board acting as a whole:
(i)Recommend to the shareholders an amendment to our charter;
(ii)Amend our bylaws;
(iii)Adopt an agreement of merger or consolidation;
(iv)Recommend to the shareholders the sale, lease or exchange of all or substantially all of our property and assets;
(v)Recommend to the shareholders our dissolution or a revocation of a dissolution;
(vi)Fill vacancies on the Board;

36	Sun Communities, Inc.

Corporate Governance
(vii)Fix compensation of the directors for serving on the Board or on a committee of the Board;
(viii)Declare distributions or authorize the issuance of our stock;
(ix)Approve or take any action with respect to any related party transaction involving us; or
(x)Take any other action which is forbidden by our bylaws or charter, or must be taken by the full Board under applicable Maryland law.
•All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board
Other Information
•Operates pursuant to a charter approved by the Board
•The Executive Committee may perform other functions as requested by the Board from time to time
•The Executive Committee did not hold any formal meetings; however, during 2025, various actions were taken by unanimous written consent and the committee met informally on a periodic basis
•In 2025, the Executive Committee members were Mr. Shiffman, Ms. Baivier, Mr. Lewis, and Mr. Young
•Effective as of the Annual Meeting, Mr. Lewis will no longer serve as a member of the Executive Committee
•The Board intends to appoint Mr. Shiffman, Mr. Young, and Ms. Baivier to serve on the Executive Committee effective as of the Annual Meeting

Compensation Policies and Practices as They Relate to Risk Management
The Compensation Committee has reviewed the Company's compensation policies and practices and believes that any risks arising from such policies and practices are not likely to have a material adverse impact on the Company. Additionally, the Compensation Committee reviewed the relationship between our risk management policies and practices and the various components of our NEOs' compensation.
For the base salary component, the Compensation Committee determined that the following limits the incentive for risky behavior that would have a material adverse effect on the Company: (a) base salary is relatively small compared to other components of the NEOs' total compensation; and (b) the NEOs and employees receive copies of both the Company's Employee Handbook and all governing documents which describe the required standards of personal and professional conduct, with which all NEOs and employees must comply with at all times.
For the annual incentive award component, the Compensation Committee determined that the following limits the incentive for risky behavior that would have a material adverse effect on the Company: (a) performance based annual incentive awards provide a balance between the short-term and long-term goals and objectives of the Company; and (b) annual incentive awards are awarded at the discretion of the Compensation Committee.
For the equity compensation component, the Compensation Committee determined that the following limits the incentive for risky behavior that would have a material adverse effect on the Company: (a) the Company’s governing documents, including the Stock Ownership Guidelines and Executive Compensation Recovery (Clawback) Policy, properly align shareholder interests with the interests of the NEOs; (b) the Compensation Committee establishes the grants and terms of the Company’s restricted stock; and (c) the Compensation Committee grants both time restricted and performance restricted awards to better align with the interest of the Company’s shareholders.
Additionally, Gary A. Shiffman, the Company’s Chairman of the Board, and Charles D. Young, the Company's CEO, each met periodically with the Compensation Committee to discuss the Company’s compensation policies and practices. Additional steps the Company has taken include maintaining an anonymous hotline to report concerns, issues or potential violations of its code of conduct, company policies or laws.

Compensation Committee Interlocks and Insider Participation
Brian M. Hermelin, Tonya Allen, Jeff T. Blau, Meghan Baivier, and Clunet R. Lewis served as members of the Compensation Committee of our Board during 2025. None of the members of the Compensation Committee have been, or will be, one of our officers or employees. We do not have any interlocking relationships between our executive officers and the Compensation Committee and the executive officers and compensation committees of any other entities, nor has any such interlocking relationship existed in the past.

2026 Proxy Statement	37

Corporate Governance
Other Board Policies and Processes
Code of Ethics
The Board has adopted a revised Code of Conduct and Business Ethics (the “Ethics Code”), which applies to all directors, officers and employees of the Company and its subsidiaries.
A copy of the Ethics Code can be accessed on the Company’s website: https://www.suninc.com/governance-documents.
We intend to disclose on our website within four business days following the date of any such amendment or waiver (a) amendments to the Ethics Code that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relate to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and (b) any waivers granted under the Ethics Code to any such persons relating to any such elements of the Ethics Code.
Insider Trading Policy
The Board has adopted an Insider Trading Policy (the “Insider Trading Policy”), a copy of which can be accessed on the Company’s website: https://www.suninc.com/governance-documents.
Board Evaluations
The Board believes annual performance reviews are essential for ensuring overall effectiveness, including fulfillment of its oversight responsibilities, strategic planning and communications. For 2025, the Board evaluation process was executed through detailed questionnaires. The NCG Committee administered Board wide questionnaires, reviewed the results of the evaluations and the recommendations and shared its findings with the Board to help direct the Board's activities and governance in the following year. In addition, each committee of the Board administered and performed its own review of the annual committee self-assessment to help direct the committees' activities and governance in the following year.

38	Sun Communities, Inc.

Corporate Governance
Evaluation Process
The Board's evaluation process includes multiple assessments and reviews performed throughout the year. This process ensures that the Board’s governance and oversight responsibilities are updated to reflect best practices and are well executed. These evaluations include discussions after every meeting, quarterly Board assessments, an annual Board assessment and an annual committee self-assessment.

Questionnaires
Quarterly questionnaires are distributed to directors after each Board meeting and an annual questionnaire is distributed at the end of the year. In addition, an annual self-assessment questionnaire for each committee is distributed at the end of the year.
Quarterly Board assessment questionnaires evaluate the following:
•The Board agenda
•The timeliness of meeting materials
•The adequacy and insightfulness of meeting materials
•Director participation
•Adequacy of Board governance
•The efficiency and effectiveness of the Board meeting
Annual Board assessment questionnaires evaluate the following topics:
•The right Board structure
•The right directors
•The right culture
•The right information and resources
•The right process
•The right issues and focus
Annual Committee assessment questionnaires evaluate the following topics:
•The right Committee structure
•The right Committee members
•The right culture
•The right information and resources
•The right process
•The right issues and focus

Review
Responses received from quarterly evaluations are aggregated and sent to the NCG Committee Chair for review and discussion as necessary. The results of the annual Board evaluation are reviewed by the NCG Committee and shared with the Board to help direct the Board's activities and governance in the following year. The results of the annual committee's self-assessment are reviewed by the committee to help direct committees' activities and governance in the following year.

2026 Proxy Statement	39

Corporate Governance
Certain Relationships and Related Party Transactions
Policies and Procedures for Approval of Related Party Transactions
None of our executive officers or directors (or any family member or affiliate of such executive officer or director) may enter into any transaction or arrangement with us that reasonably could be expected to give rise to a conflict of interest without the prior approval of the NCG Committee.
Any such transaction or arrangement must be promptly reported to the NCG Committee or the full Board. Any such disclosure provided by an executive officer or director is reviewed by the NCG Committee and approved or disapproved.
In determining whether to approve such a transaction or arrangement, the NCG Committee takes into account, among other factors, whether the transaction was on terms no less favorable to us than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement.
All related party transactions disclosed below were approved by the NCG Committee, which determined that each such transaction was in the best interests of the Company and included pricing and other terms that are fair to the Company. The NCG Committee provided prior approval of all such transactions in accordance with the Company’s policy.
Related Party Transactions
Lease of Executive Offices
Gary A. Shiffman, together with certain of his family members, indirectly owns an equity interest of approximately 28.1% in American Center LLC, the entity from which we lease office space for our principal executive offices. Brian M. Hermelin indirectly owns less than one percent interest in American Center LLC. Mr. Shiffman is our Chairman of the Board and former CEO, and Mr. Hermelin is a director of the Company. Under this agreement, we lease approximately 60,261 rentable square feet of permanent space. The lease agreement includes annual graduated rent increases through the contract end date. During the year ended December 31, 2025, we extended the agreement through October 31, 2033. As of December 31, 2025, the average gross base rent was $21.95 per square foot. Each of Messrs. Shiffman and Hermelin may have a conflict of interest with respect to his obligations as our director and his ownership interest in American Center, LLC.
Transactions with Immediate Family Members
Alex Shiffman, the son of Gary A. Shiffman, the Company's Chairman, serves as the Company's Vice President of Corporate Strategy. Alex Shiffman’s aggregate compensation was approximately $460,000 for the year ended December 31, 2025.
Daniel Milantoni, the spouse of Marc Farrugia, the Company’s Executive Vice President and Chief Administrative Officer, serves as the Company's Director of Human Resource Technology. Mr. Milantoni's aggregate annual compensation was approximately $247,000 for the year ended December 31, 2025.

40	Sun Communities, Inc.

Corporate Governance
STAKEHOLDER OUTREACH AND ENGAGEMENT
We are committed to engaging stakeholders across our organization and throughout the communities in which we operate. Engagement with our shareholders, team members, residents and customers and local communities is paramount to our success.
Shareholders
We recognize the value of listening to the views of our shareholders, and the relationship with our shareholders is an integral part of our corporate governance practices. In addition to our customary participation at industry and investment community conferences, investor road shows and analyst meetings, we conduct shareholder outreach throughout the year to ensure that management and the Board understand and consider the issues of importance to our shareholders and are able to address them appropriately.
In 2025, we reached out to 14 of the Company's top 25 institutional shareholders representing approximately 60% of our outstanding shares as of December 31, 2025, and received feedback from all of them.

Topics Discussed with Shareholders

Corporate Governance
•Refreshed executive leadership, CEO transition
•Board structure and refreshment
•Capital allocation and enhanced Balance Sheet
•Safe Harbor Sale
•Strategic acquisitions and investments

Sustainability
•Enhancements to GHG inventory completeness
•Promotion of education with team members and supply chain on various topics, including carbon neutrality and diversity and inclusion
•Renewable energy strategy and cost-saving measures
•Participation in two voluntary benchmarks
Executive Compensation •Changes to executive compensation incentives
Our engagement with shareholders through quarterly earnings calls, governance engagement calls, SEC filings, proxy statements, press releases, investor conferences and our annual shareholder meetings provides transparency. We welcome feedback from all shareholders, who can contact our Investor Relations team by:

Internet	Call	Email	Mail
www.suninc.com/contact-us	(248) 208-2500	investorrelations@suncommunities.com	Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 300, Southfield, MI 48034
Team Members
We engage, gather feedback from, and communicate with our team members through various channels, including quarterly team member satisfaction surveys; SunSource, our intranet site; a dedicated Concierge Team; the Sun Idea Box; and one-on-one meetings with leaders. We maintain an anonymous hotline and online portal for team members to report concerns, issues or violations of our strict code of conduct, company policies or laws, without fear of retaliation.
Residents and Customers
Resident and customer engagement is always of paramount importance at the Company. We value feedback from our residents and customers to improve our communities and services offered. We engage with them through community events, one-on-one daily interactions, newsletters, surveys and email communications that are designed to keep everyone informed about what’s happening in their communities.

2026 Proxy Statement	41

Corporate Governance
Local Communities
Community engagement is what helps make the Company so successful. We actively participate in the broader communities in which we operate primarily through our Sun Unity Ambassador program in the U.S., locally organized volunteer and sponsorship activities across our marina network in the U.S. and locally based initiatives on our properties in the UK.
Industry Engagement
We believe in the power of alliance when it comes to making progress within our industry—that together is better. We participate in the following national organizations: Nareit, Manufactured Housing Institute (MHI), RV Industry Association (RVIA) and National Association of RV Parks & Campgrounds (ARVC).
COMMUNICATIONS WITH THE BOARD
The Board welcomes feedback from shareholders and other interested parties.

If you wish to communicate with	Write to
Any of the directors of the Board or The Board as a group	Name(s) of director(s) / Board of Directors of Sun Communities, Inc. c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 300 Southfield, MI 48034
Audit Committee(1)	Chair of the Audit Committee of Sun Communities, Inc c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 300 Southfield, MI 48034
Non-management directors as a group	Non-management directors of Sun Communities, Inc. c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 300 Southfield, MI 48034

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Officer will be forwarded to the addressee(s) promptly.

(1)You may communicate with the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters. You are welcome to make any such report anonymously, but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

42	Sun Communities, Inc.

OVERVIEW
Charles D. Young, who is our CEO, and Gary A. Shiffman, who is our non-executive Chairman and former CEO, received no additional compensation for their service as directors in 2025. The discussion below pertains to our non-employee directors.
Compensation Processes
Our Compensation Committee annually assesses the total compensation for non-employee directors relative to the compensation provided by similarly sized REITs and by our peer group. The Compensation Committee benchmarks our director compensation to that of our peers by comparing the aggregate total compensation of all of our non-employee directors to the aggregate total compensation of all of the non-employee directors of each of our peers. We believe the aggregate total compensation of all of our directors is more relevant to the interests of our shareholders than per-director compensation.
In 2025, the Compensation Committee, as part of its review of director compensation, reduced all director fees by 20% from 2024 amounts. The Compensation Committee believes that the 2025 director compensation is fair, reasonable and in line with that of our peers and is appropriate to incentivize directors to maximize shareholder value.
In an effort to align the interests of the Board with those of its shareholders, the Company’s directors are subject to a Stock Ownership Guideline Policy. Under this policy, as of December 31, 2025, each director who has been with the Company for more than five years was required to own shares of our stock with a value equal to eight times (which amount has been reduced to five times by an amendment to the policy in 2026), his or her annual Board cash retainer (exclusive of leadership, chair, and committee and fees). As of December 31, 2025, the value of average company stock ownership by the Company’s non-employee directors was 22 times the amount of the Board annual cash retainer, and each then-serving director was in compliance with the policy.
The Company also monitors its total director compensation expense, as a function of various company metrics, to assure that the total expense is consistent with the Company’s growth and overall shareholder value. The total director compensation expense, as compared to the Company’s total market capitalization, at year end, is a relevant factor to shareholder interests. From 2020 to 2025 the total director compensation as a percentage of the Company’s total market capitalization has increased by 40%. As a result, we have reduced all Board and committee fees in 2025 to better align director compensation expense with the Company's market capitalization.
DIRECTOR COMPENSATION – 2025
During 2025, we paid non-employee directors the following annual fees:
Non-Employee Director(1)

Additional Cash Fees
Lead Independent Director	$20,000
Committees of the Board	Committee Chair Fees	Committee Membership Fees
Audit Committee	$24,000	$20,000
Compensation Committee	$18,000	$14,000
Capital Allocation Committee	$18,000	$14,000
NCG Committee	$18,000	$14,000
Executive Committee	—	$14,000
(1)    The fair value associated with this award for Mr. Denien was $149,160 based 1,200 restricted shares granted on May 13, 2025.

2026 Proxy Statement	43

Director Compensation
The following table provides compensation for each non-employee member of the Board who served during the year ended December 31, 2025 and the restricted shares outstanding at December 31, 2025:

	Compensation					Aggregate number of restricted shares outstanding at December 31, 2025
Directors	Fees Earned	2025 Restricted Stock Award(1)	2025 Dividends on Restricted Stock	Total

Tonya Allen	$94,527	$196,224	$44,670		$335,421	5,600

Meghan G. Baivier	$123,483	$196,224	$44,670		$364,377	5,600

Stephanie W. Bergeron	$37,550	$196,224	$10,622		$244,396	—	(3)

Jeff T. Blau	$96,000	$196,224	$43,072		$335,296	5,600

Brian M. Hermelin	$93,473	$196,224	$44,670		$334,367	5,600

Jerome Ehlinger	$92,846	$196,224	$11,232		$300,302	3,600

Craig A. Leupold	$86,846	$196,224	$27,152	(2)	$310,222	3,600	(2)

Clunet R. Lewis	$113,044	$196,224	$44,670		$353,938	5,600

Mark Denien	$53,077	$149,160	$7,296		$209,533	1,200

(1)The fair value associated with these awards was measured using the closing price of our common stock as of the grant date. For additional information on the valuation assumptions with respect to these grants, refer to Note 9, “Share-Based Compensation,” in the Consolidated Financial Statements of our 2025 Annual Report on Form 10-K.
(2)Mr. Leupold elected to defer receipt of these restricted shares in accordance with the Sun Communities, Inc. Non-Employee Directors Deferred Compensation Plan.
(3)Ms. Bergeron held a total of 5,600 outstanding restricted shares that vested on an accelerated basis upon her retirement on May 13, 2025.

44	Sun Communities, Inc.

Director Compensation
Director Stock Ownership Guidelines
In an effort to align the interests of the Company’s management with those of its shareholders, the Company has adopted a policy under which its non-employee directors are subject to equity ownership guidelines. Under these guidelines, each director is required to:
•Own shares of our stock with a value equal to five times (previously eight times prior to a 2026 amendment to the policy) his or her annual cash retainer (exclusive of leadership, chair or committee fees).
•Achieve compliance with these guidelines by five years from the date he or she becomes a director.
•Retain at least 50% of all shares of restricted stock as they vest (not including any newly vested shares sold or withheld to pay applicable taxes) until he or she complies with the guidelines, or if he or she fails to comply due to a reduction in our stock price.
As of March 6, 2026, each of our non-employee directors was in compliance with the stock ownership guidelines.

2026 Proxy Statement	45

SUMMARY
What Am I Voting On?
The second proposal to be considered at the Annual Meeting will be a non-binding advisory vote on executive compensation. Section 14A of the Exchange Act requires us to allow shareholders an opportunity to cast a non-binding advisory vote on executive compensation as disclosed in this Proxy Statement. The following proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject, or abstain from voting with respect to our fiscal 2025 executive compensation programs and policies and the compensation paid to our NEOs listed in the Summary Compensation Table below.
Shareholders are being asked to approve the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to our NEOs, as disclosed pursuant to the SEC’s rules and regulations, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved on an advisory basis.”
As discussed in the “Compensation Discussion and Analysis” section below, the primary objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead, and direct our personnel and capital to obtain the best possible economic results. The compensation of our executive officers reflects the success of our management team in attaining certain operational goals, which leads to the success of the Company and serves the best interests of our shareholders.
This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the NEOs. Your non-binding advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with our interests and the interests of our shareholders and is consistent with our commitment to high standards of corporate governance.

46	Sun Communities, Inc.

Proposal No. 2 – Non-Binding Advisory Vote to Approve Named Executive Officer Compensation
Vote Required
Advisory approval of this say-on-pay proposal requires the affirmative vote of holders of a majority of all the votes cast at the Annual Meeting. Abstentions will not be counted as votes cast for the say-on-pay proposal and do not represent votes cast for or against the advisory approval of the proposal. Brokers are not empowered to vote on the say-on-pay proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Since broker non-votes are not considered votes cast on the say-on-pay proposal, they will not be counted in determining whether the say-on-pay proposal is approved. Because the vote on this proposal is non-binding and advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Board; it will not create or imply any additional fiduciary duty on the part of the Board; and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. To the extent there is any significant vote against our NEO compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

The Board unanimously recommends that you vote “FOR” the executive compensation of our NEOs as disclosed in this Proxy Statement.

2026 Proxy Statement	47

In this section, we describe our executive compensation philosophy and program that supports our strategic objectives and serves the long-term interests of our shareholders. We also discuss how our CEO, CFO, and other NEOs were compensated in 2025, and describe how their compensation fits within our executive compensation philosophy. For the year ended December 31, 2025, our NEOs were:
OUR NEOS

Charles D. Young CEO and Director, effective October 1, 2025	Gary A. Shiffman Chairman of the Board, and former CEO	John B. McLaren President and COO	Fernando Castro-Caratini Executive Vice President, CFO, Treasurer, and Secretary	Marc Farrugia Executive Vice President and Chief Administrative Officer	Aaron Weiss Executive Vice President and Chief Investment Officer
CD&A TABLE OF CONTENTS

48	Sun Communities, Inc.

Compensation Discussion and Analysis
EXECUTIVE SUMMARY
The goals and objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead, and direct our personnel and capital resources to achieve the best possible economic results, and to provide outsized TSRs to our investors. Our executive officers are compensated based on pay for performance and alignment with shareholders’ interests.
In 2025, we successfully executed our strategic priorities related to transformation, efficiency, and growth. We continued our portfolio optimization and simplification strategy by completing the Safe Harbor Sale for total net cash proceeds of $5.5 billion, generating a total gain on sale of $1.5 billion. The Safe Harbor Sale accelerates our strategy of focusing on our core business and significantly enhances our leverage profile and financial flexibility. We have deployed the majority of the cash proceeds from the Safe Harbor Sale to implement a capital allocation plan that reflects a balanced, tax-efficient approach to optimize shareholder value through significantly lower leverage, greater financial flexibility to drive sustainable cash flow growth, and a thoughtful capital return strategy.
Primarily using the cash proceeds from the Safe Harbor Sale, we transformed our balance sheet and returned significant capital to shareholders. In 2025, we repaid approximately $3.3 billion of debt, reducing our Net Debt to TTM Recurring EBITDA ratio to 3.4x at December 31, 2025 (compared to 6.0x at December 31, 2024). We also distributed over $1.5 billion of capital to shareholders, including the payment of a special cash distribution of $4.00 per share, totaling $521.3 million, the repurchase of 4.3 million shares of our common stock at an average cost of $125.62 per share for a total of $539.1 million, and a 10.6% increase to our regular cash distribution, to $1.04 per share.
As part of our portfolio optimization strategy, we completed targeted, growth-oriented investment and acquisition opportunities in 2025, while also continuing our disposition program to divest non-strategic assets in an effort to simplify management and maintain financial flexibility. During the year ended December 31, 2025, we acquired 11 MH and three RV properties for total cash consideration of $457.0 million and repurchased the titles to all 32 UK properties that were previously controlled via ground leases for total cash consideration of $386.8 million. Also during the year, we sold four MH properties, three RV properties, and three development land parcels in the U.S. and UK for a gross sale price of $202.6 million. The property dispositions have strengthened our financial position by enabling us to reduce debt while also exiting non-core markets.
During 2025, we also continued to demonstrate the resiliency of our best-in-class portfolio through our ability to generate reliable, strong Same Property NOI growth across all segments, and by achieving full year Core FFO per Share of $6.68. Total North America Same Property NOI (MH and RV) as compared to 2024 grew by 5.7% during 2025, driven by a 4.5% increase in real property revenues and operating expense growth of 2.2%. In addition, UK Same Property NOI grew by 3.5% as compared to 2024. Occupancy gains contributed to our strong operating results; Same Property blended occupancy for MH and RV was 98.6% at December 31, 2025, up 50 basis points from year-end 2024. Adjusting for expansion sites delivered and leased, Same Property adjusted blended occupancy for MH and RV increased by 40 basis points year over year, to 99.1% at December 31, 2025.
We refreshed our leadership and corporate governance structure in 2025, with Charles D. Young commencing his position as Chief Executive Officer and Director on October 1, 2025. Mr. Young succeeds Gary A. Shiffman, who previously announced his retirement from the role of CEO after a distinguished 40 years leading Sun Communities. We believe that Mr. Young has the ideal industry experience and operational background to drive sustainable, long-term growth at the Company. Furthermore, we have refreshed the members of our Board of Directors, with six new directors onboarded since 2021, representing two-thirds of the nominees for election at the Annual Meeting.
We achieved a one-year TSR of 7.5% in 2025, placing us in the 74th percentile of the MSCI U.S. REIT Index. We also achieved a 10-year TSR of 145.3%, outperforming the MSCI U.S. REIT and U.S. REIT Residential indices during the same period.

2026 Proxy Statement	49

Compensation Discussion and Analysis
Performance Highlights
When determining compensation for the year ended December 31, 2025, the Compensation Committee took into account the level of achievement of certain key financial performance metrics, including but not limited to the following:

Financial Performance Metric	Rationale
Core FFO per Share Performance
FFO is a standard operating performance measure for REITs and is defined by Nareit as GAAP net income (loss), excluding gains (or losses) from sales of certain real estate assets, plus real estate related depreciation and amortization, impairments of certain real estate assets and investments, and after adjustments for nonconsolidated partnerships and joint ventures. Core FFO is a primary operating measure in our publicly-reported earnings results, and is defined as FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business.

Same Property combined NOI Growth - MH, RV, and UK	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. Same Properties are primarily those properties that we have owned and operated continuously since January 1, 2024.
Combined Operations / Sales CNOI - MH & RV	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. CNOI excludes certain items that have been deemed to be outside of Messrs. McLaren and Farrugia's control.
Net Debt / TTM Recurring EBITDA	Ratio of the carrying value of debt, plus unamortized premiums, discounts, and deferred financing costs, less unrestricted cash and cash equivalents, compared to Recurring EBITDA for the trailing twelve months.
Individual goals / Compensation Committee discretion	The Compensation Committee reviews each executive officer’s annual accomplishments in order to evaluate the specific contributions of each executive to our success and properly align pay and performance.

50	Sun Communities, Inc.

Compensation Discussion and Analysis
Simplification of Operations and Capital Structure
Our leadership team has executed a series of acquisition and capital market transactions that have repositioned our portfolio. These activities have bolstered our strong and flexible balance sheet while generating significant growth in Core FFO per share and significant returns for our shareholders. In 2025, we continued to simplify our operations and strengthen our financial position by completing the Safe Harbor Sale. Our executive team has executed on a strategic plan to deliver outsized results by utilizing our operational expertise to create a best-in-class platform of MH and RV communities with a broader geographic range and re-balancing our all-age and age-restricted holdings. Strategies our leadership has used include increasing our portfolio diversification by elevating our presence along the east coast of the U.S.; expanding west to California and Arizona; entering the marina business in 2020, then operating and growing this business for an opportunistic sale in 2025 that generated a $1.5 billion gain; and expanding our MH platform overseas with the acquisition of Park Holidays in the UK in 2022. Since 2020, our executive team has also focused on converting transient RV sites in order to grow MH and RV combined occupancy year over year, increase the percentage of real property rents derived from steady annual lease income, and benefit from the higher operating margins associated with non-transient sites. Since 2020, the Company has converted nearly 9,800 transient RV sites, increasing its annual RV sites by over 27%.
Over the past several years, we shifted our strategy toward optimizing the value of our existing businesses and simplifying our business model and capital structure. By focusing on realizing the consistent growth our portfolio generates, by remaining disciplined in pursuing external growth opportunities, and by further enhancing our investment grade balance sheet by deleveraging, our leadership is confident in our Company’s strategic positioning to re-accelerate Core FFO per Share growth. We believe that our simplification initiative will position our Company to focus on our best in class portfolio and deliver reliable earnings growth going forward.
During the last five years, we have acquired MH, RV, and UK properties valued at nearly $2.9 billion as detailed in the table below:

	Number of Acquired Properties				Purchase Price (in millions)
Year Ended December 31,	MH	RV	UK	Total Sites
2021	11	24	N/A	9,277	$615.7
2022	5	1	55	21,795	$1,824.6
2023	1	0	0	68	$7.0
2024	0	0	0	—	$—
2025	11	3	0	3,605	$457.0
Total	28	28	55	34,745	$2,904.3
During the last three years, consistent with our simplification strategy, in addition to the Safe Harbor Sale, we have executed property dispositions of MH, RV, and UK properties valued at approximately $734.0 million as detailed in the table below:

	Number of Disposed Properties				Sales Proceeds (in millions)
Year Ended December 31,	MH	RV	UK	Total Sites
2023	1	3	0	1,110	$172.9
2024(1)	10	13	2	6,526	$426.6
2025(2)	4	3	0	1,475	$134.5
Total	15	19	2	9,111	$734.0
(1)During the year ended December 31, 2024, we sold 25 communities located in the U.S., Canada, and the U.K., for $426.6 million. In addition, we sold three development properties in the U.S. for total consideration of $50.2 million, for an aggregate total sales proceeds of $476.8 million.
(2)During the year ended December 31, 2025, we sold seven communities located in the U.S. for $134.5 million. In addition, we sold three development properties in the U.S. and UK for total consideration of $68.1 million, for an aggregate total sales proceeds of $202.6 million.

2026 Proxy Statement	51

Compensation Discussion and Analysis
Strong and Flexible Balance Sheet
While optimizing our portfolio, we are also focused on maintaining a strong and flexible balance sheet. Through a series of capital market activities and with cash generated from operations, we have maintained conservative leverage levels, coverage ratios, and liquidity as shown below:
Net Debt to Enterprise Value
Net Debt to Recurring EBITDA
Recurring EBITDA to Interest
(1)Net Debt to Recurring EBITDA ratio for 2021 does not factor a full year contribution from $1.4 billion of acquisitions completed during the course of 2021 and $705.4 million net proceeds received in 2022 from the settlement of outstanding forward sale agreements, which was used to repay borrowings outstanding under our senior credit facility, and for working capital and general corporate purposes.
(2)Net Debt to Recurring EBITDA ratio for 2022 does not factor a full year contribution of EBITDA from $2.2 billion of acquisitions completed during the course of 2022.
(3)Net Debt to Recurring EBITDA ratio for 2023 does not factor a full year contribution from $7.0 million of acquisitions completed during the course of 2023, but includes $53.9 million of secured borrowings on collateralized receivables, a transferred asset transaction which has been classified as collateralized receivables. The cash received from this transaction has been classified as a secured borrowing and remeasured at fair value. The cash received was used to repay borrowings outstanding under our senior credit facility.
(4)Net Debt to Recurring EBITDA ratio for 2025 does not factor a full year contribution from $457.0 million of acquisitions completed during the course of 2025.

52	Sun Communities, Inc.

Compensation Discussion and Analysis
Executive Compensation Highlights and Key Decisions
2025 Executive Compensation Program
Our executive compensation program is grounded in a compensation philosophy aimed at achieving strong alignment between executive compensation, the Company's long-term strategic goals, and our shareholders’ interests.
The Compensation Committee considers the results of the non-binding advisory vote by shareholders on executive compensation, or the “say-on-pay” proposal, presented to shareholders at our 2025 annual meeting when evaluating our executive compensation program. The Compensation Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote for the year ended December 31, 2025, as 95% of shareholders supported our 2024 executive compensation program. See the Advisory Vote on Executive Compensation section, under the Compensation Processes on page 77 for additional information.
When reviewing incentive structures, the Compensation Committee deeply values the continued interest of, and feedback from, our shareholders on our executive compensation program and is committed to ensure shareholder's perspectives are thoughtfully taken into account.
Leadership Transitions
CEO New Hire Compensation
In July 2025, the Company announced the appointment of Charles D. Young as our CEO, effective on October 1, 2025. Mr. Young is a seasoned senior real estate and investment executive with over 25 years of leadership experience in real estate operations, development, and investment management. Beginning in March 2023, he served as President of Invitation Homes Inc., the nation’s premier single-family home leasing and management company. He previously served as Chief Operating Officer of Invitation Homes, as well as in senior roles at Starwood Waypoint Homes and Mesa Development. Earlier in his career, he worked at Goldman Sachs in real estate principal investments and M&A.
The Board believes that Mr. Young has the ideal industry experience and operational background to drive sustainable, long-term growth at the Company. As part of the onboarding process, the Compensation Committee of the Board spent significant time reviewing Mr. Young's proposed compensation package with an independent compensation consultant. The Compensation Committee concluded that it was critical to offer Mr. Young the following one-time, new hire awards in order to attract Mr. Young, a highly sought-after executive, and to compensate Mr. Young for cash and equity compensation forfeited at his former employer.
The Company and Mr. Young entered into an employment agreement dated July 20, 2025. Under the terms of the agreement, Mr. Young will receive an annual base salary of $900,000 and will be eligible to receive an annual cash bonus at a target amount of 200% of his base salary. The annual cash bonus for each year will be determined by the Compensation Committee of the Board, based on individual goals and objectives for Mr. Young, the Company's performance, or other relevant criteria.
On October 1, 2025, Mr. Young received a one-time, retention-based cash bonus of $750,000, relocation benefits with a value of $300,000, and long-term and other equity incentive awards, each of which is reported in the 2025 Summary Compensation Table for Mr. Young on page 82. All one-time compensation amounts above, and 100% of the long-term and other equity incentive awards below, represented make-whole compensation that was necessary to partially compensate Mr. Young for equity and other compensation forfeited at his prior employer. The fair value of equity awards and one-time compensation received by Mr. Young was only approximately 80% of the value forfeited at his prior employer, with approximately 40% of the make-whole equity granted consisting of "at risk" performance based awards. The terms of the equity incentive awards are noted in the table below:

			2025 Awards Granted
Name	Type		Grant Date	Number of Shares of Stocks or Units(#)	Grant Date Fair Value of Stock Awards(1)
Charles D. Young	Time vesting	(2)	10/1/2025	31,128	$3,999,948
	Market performance	(3)	10/1/2025	27,626	$2,921,726
	Vested shares	(4)	10/1/2025	7,782	$999,987

	Metric	Threshold	Target	Maximum
Market Performance Shares	Relative TSR vs. MSCI US REIT Index	35th Percentile	55th Percentile	75th Percentile
	Payout	60%	80%	100%
(1)Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.
(2)Time vesting shares vest annually over a four-year period on a pro rata basis beginning on the first anniversary of the grant date of the award.

2026 Proxy Statement	53

Compensation Discussion and Analysis
(3)Measured over a three-year period from January 1, 2025 to December 31, 2027, vesting on January 1, 2028, with payout on a pro rata basis between levels and a limit to Target payout if absolute TSR is negative. For accounting purposes under ASC 718, the grant date for the market performance award is October 1, 2025.
(4)Represents unrestricted stock granted as an inducement award in connection with Charles D. Young’s appointment as our CEO, which was granted outside of our 2015 Equity Incentive Plan in accordance with New York Stock Exchange Listed Company Manual Rule 303A.08.
Under his employment agreement, in 2026, the Company agreed to grant Mr. Young restricted stock with a target grant date value of $6,000,000, 60% of which was to be subject to performance-based vesting and 40% of which was to be subject to time-based vesting. In connection with 2026 executive compensation decisions, Mr. Young waived his contractual right to this 60%/40% allocation and agreed to receive an even greater proportion of his compensation linked to the Company's performance, with 70% of his 2026 award subject to performance-based vesting and 30% subject to time-based vesting. This update is consistent with the 2026 structure and further aligns Mr. Young's compensation with the Company's performance. Going forward, Mr. Young's long-term equity incentive awards are expected to be 70% performance-based every year. Refer to "2026 Executive Compensation Actions" on page 76 for additional details.
CEO Transition
In July 2025, Gary A. Shiffman announced his retirement from the CEO position and his intention to serve as non-executive Chairman of the Board. Under Mr. Shiffman's leadership, the Company executed its initial public offering (IPO) in 1993 and has since achieved significant growth while driving substantial shareholder value. During Mr. Shiffman's tenure as CEO, the Company:
•Grew to a market cap of over $16.5 billion from its approximately $100 million IPO;
•Expanded its 31-property portfolio into a leading owner and operator of more than 500 MH and RV communities across North America and the United Kingdom;
•Delivered a total return of over 4,100% from its 1993 IPO to June 30, 2025, including an over 150% total return for the ten years ended June 30, 2025.
To ensure an effective transition of the CEO position to Mr. Young, and in recognition of Mr. Shiffman's significant accomplishments at the Company over the past 30 years, the Company and Mr. Shiffman entered into a transition services agreement. Under the agreement, Mr. Shiffman agreed to provide services to the Company as a Senior Adviser through March 31, 2026 (the "CEO Transition Period"). The Company will pay Mr. Shiffman a salary of $75,000 per month, and provide employee benefits, as applicable, through the CEO Transition Period. The Company also agreed to vest, effective January 2, 2026, all 118,000 unvested restricted shares of the Company's stock previously granted to Mr. Shiffman. The following table sets forth certain information concerning shares held by Mr. Shiffman that vested on January 2, 2026:

		Vested Awards
Name	Type	Grant Date	Number of Shares Vested on an Accelerated Basis	Value Realized at Vesting
Gary A. Shiffman	Time vesting	3/17/2021	6,800	$830,484
	Time vesting	2/23/2022	13,600	$1,660,968
	Time vesting	2/24/2023	18,000	$2,198,340
	Market performance	2/24/2023	45,000	$5,495,850
	Time vesting	3/4/2024	1,600	$195,408
	Market performance	3/4/2024	3,000	$366,390
	Time vesting	3/7/2025	12,000	$1,465,560
	Market performance	3/7/2025	18,000	$2,198,340
	Total		118,000	$14,411,340
CFO Transition
In December 2025, and as updated in February 2026, the Company announced the transition of Fernando Castro-Caratini from his position as CFO after a distinguished career at the Company. To ensure an effective transition of the CFO position, the Company and Mr. Castro-Caratini entered into a transition services agreement whereby he will continue to provide services to the Company as CFO on an interim basis through February 28, 2027, or the earlier termination of the agreement (the "CFO Transition Period"). The Company will pay Mr. Castro-Caratini a salary of $45,833 per month and provide employee benefits, as applicable, through the CFO Transition Period. In recognition of Mr. Castro-Caratini's significant accomplishments and to ensure a successful transition, the Company agreed to vest 35,200 and 15,000 unvested restricted shares of the Company's stock previously granted to Mr. Castro-Caratini, effective December 30, 2025 and March 8, 2026, respectively. The accelerated vestings were also required per the terms of Mr. Castro-Caratini's employment agreement. The following table sets forth certain information concerning shares held by Mr. Castro-Caratini that vested on December 30, 2025:

54	Sun Communities, Inc.

Compensation Discussion and Analysis

		Vested Awards
Name	Type	Grant Date	Number of Shares Vested on an Accelerated Basis	Value Realized at Vesting
Fernando Castro-Caratini	Time vesting	3/5/2021	1,200	$150,564
	Time vesting	2/24/2022	3,400	$426,598
	Time vesting	2/24/2023	4,800	$602,256
	Market performance	2/24/2023	12,000	$1,505,640
	Time vesting	3/4/2024	4,800	$602,256
	Market performance	3/4/2024	9,000	$1,129,230
	Total		35,200	$4,416,544
NEO Compensation and Performance Alignment
Introduction
The Company’s compensation program is designed to closely align the interests of our executives with those of our shareholders, emphasizing a strong relationship between pay and performance. This approach is reflected in our compensation program structure, which has remained largely unchanged since 2018 and has been consistently supported by our shareholders. Our compensation program should reward executives for strong performance when exhibited, while payouts should be muted in years when the Company does not meet rigorous levels of performance objectives. In 2025, we began a notable turnaround in the Company's stock price performance, with an annual TSR of 7.5%, placing us in the 74th percentile of the MSCI U.S. REIT Index during this one-year time frame. The executive team received a higher level of compensation in 2025, compared to prior years, in alignment with the Company's strong performance and transformational initiatives.
Total Shareholder Return
In comparison to the two most directly comparable indices, the MSCI U.S. REIT Index and the Dow Jones Equity All REIT Index, each of which the Company is a constituent of, our 10-year TSR has performed exceptionally well. These results are indicative of our executive team’s strategic planning, leadership, execution, and dedication to the Company. The execution of our strategic vision has resulted in prolonged TSR outperformance compared to the REIT indices over time as evidenced in the chart below.
SUI TSR Performance vs. Comparative Indices
10-Year Total Return

Sun Communities, Inc.	S&P 500	MSCI U.S. REIT Index	Russell 1000	Dow Jones Equity All REIT Index
Source: S&P Global as of December 31, 2025.
Consistently High “Say-on-Pay” Support Since 2018 Redesign of Compensation Program
The Company’s executive compensation program has received strong shareholder support, as evidenced by consistently high “Say-on-Pay” support. Since 2018 when the Compensation Committee created the current iteration of our executive compensation program, shareholder support for the program has remained robust, with an average approval rating of 93.0%; in the most recent vote that occurred at our 2025 annual meeting, shareholders displayed the highest level of support in five years, as approximately 95% of shareholder votes were “For” our executive pay program. This endorsement reflects the alignment between our compensation practices and shareholder preferences.

2026 Proxy Statement	55

Compensation Discussion and Analysis
2018 - 2025 Average

2018	2019	2020	2021	2022	2023	2024	2025
Large Emphasis on “At-Risk” Pay
A key characteristic of our compensation structure is that it is highly performance-based and “at-risk.” A relatively small portion of total compensation is provided in the form of base salary, with the remainder being "at-risk," meaning that it is either directly linked to the Company's performance and the achievement of specific financial, strategic, and individual goals, or its value is tied to stock price. At target levels, our NEOs had an overall average of 91.4% of their pay “at risk” in 2025.

All NEOs*	8.6% Base Salary	28.4% Target Bonus	63.0% Target Long-Term Incentives

91.4% At Risk
*    Note that the pay mix chart for NEOs above does not include Mr. Young, as he was appointed to the role of CEO in October 2025 and was not an NEO for the entirety of 2025.
Best In Class Design
The equity component of our program is predominantly performance-based – historically all of the performance portion is tied to relative total shareholder return (“TSR”) performance. Moreover, performance hurdles for equity awards are designed to require outperformance, where target pay will result from 55th percentile performance, further reinforcing our commitment to driving superior long-term results. Our program also incorporates an absolute TSR modifier, which reduces the potential of funding for executives if returns in a given performance period are negative. These best practices have been in place since 2018 and ensure a direct alignment in terms of executive pay and shareholder value performance.
Furthermore, in light of our theme of strategic transformation and recent leadership transitions, management and the Compensation Committee performed a peer analysis of the current compensation structure. As a result of this analysis, the Compensation Committee concluded that it would be beneficial to make certain modifications to the design of our executive compensation program for 2026. The modified plan maintains many of the key aspects that garnered such strong shareholder support in the past, while also implementing the following enhancements that further align our executive team's compensation with the Company's performance:
•Increased allocation of long-term incentive awards to performance-based metrics, with 70% of the target value allocated to performance vesting and 30% allocated to time vesting (compared to the prior mix of 60% performance/40% time);
•Inclusion of an additional Relative TSR Index, the NAREIT Residential Index, that better correlates to the Company's core business;
•Addition of a new performance-based metric based on NOI to incentive the executive team to focus on longer-term strategy, which should correlate with shareholder returns; and
•Enhanced upside opportunity for executives to be rewarded for the Company's success, with the potential for a 200% vesting in a maximum payout scenario.
Refer to "2026 Executive Compensation Actions" on page 76 for additional details related to the enhanced 2026 executive compensation plan.

56	Sun Communities, Inc.

Compensation Discussion and Analysis

INVESTOR ALIGNMENT	TARGET TO OUTPERFORM	ABSOLUTE TSR MODIFIER

Performance-based portion of the long-term incentive award based primarily on TSR	The Company must outperform the MSCI U.S. REIT Index and NAREIT Residential Index by achieving relative performance at the 55th percentile to earn the target award	The Company utilizes an absolute TSR modifier whereby payouts are capped at target if our absolute TSR is negative

Long-Term Incentive Awards: Largest Pay Component and 100% Aligned with Investors; Third Consecutive Year of No Payouts for Market Performance Awards
The largest portion of executive pay is in the form of equity and the majority, or 60%, is tied directly to total shareholder return performance. The three most recently completed performance-based equity award cycles (2021-2023, 2022-2024, and 2023-2025) have resulted in no payouts to executives, further reinforcing the alignment of pay-for-performance. This continued alignment underscores that our NEOs are incentivized to focus on long-term value creation, ensuring their interests remain closely tied to those of our shareholders.
Below we have shown how, for each of the last three fiscal years, all market performance equity has paid out at $0 compared to the grant date fair value of each year and what is included in the Summary Compensation Table. We also show that for the market performance equity for the 2024-2026 award cycle, we are now tracking to meet the Threshold payout (vesting at 60%) as of December 31, 2025, due to the Company's improved stock price performance in 2025.
ALL NEO Market Performance Awards Grant Date Value vs.
Actual Realized Equity Pay
•2023-2025 and 2024-2026 exclude market performance equity granted to Messrs. Shiffman and Castro-Caratini, as the shares vested on an accelerated basis in conjunction with their respective transition service agreements.

2026 Proxy Statement	57

Compensation Discussion and Analysis
The chart below provides an illustration of the most recent five performance periods for which awards have been granted, with the three older tranches having paid out at 0%, and the two more recent tranches tracking to pay out at the Threshold and Target (in each case, demonstrating pay versus performance alignment):

Market Performance-Based Long-Term Equity Incentive Award Tracking through December 31, 2025
Performance Period	2021	2022	2023	2024	2025	2026	Status

2021-2023
Relative TSR vs. MSCI US REIT Index	100% Completed						0% Payout

Relative TSR vs. FTSE NAREIT Equity Residential Index	100% Completed						0% Payout

2022-2024
Relative TSR vs. MSCI US REIT Index		100% Completed					0% Payout

2023-2025
Relative TSR vs. MSCI US REIT Index			100% Completed				0% Payout

2024-2026
Relative TSR vs. MSCI US REIT Index				67% Completed			Tracking to Threshold

2025-2027
Relative TSR vs. MSCI US REIT Index					33% Completed		Tracking to Target

COMPENSATION PHILOSOPHY AND OBJECTIVES
The executive officer compensation program supports our commitment to provide superior shareholder value. This program is designed to:

Attract, retain, and reward executives who have the motivation, experience, and skills necessary to lead us effectively and encourage them to make career commitments to us.	Base executive compensation levels on our overall financial and operational performance and the individual contribution of an executive officer to our success.

Create a link between the performance of our stock and executive compensation.	Position executive compensation levels to be competitive with other similarly situated public companies, especially those in the real estate industry.

58	Sun Communities, Inc.

Compensation Discussion and Analysis
ELEMENTS OF COMPENSATION

	Fixed		Variable

	Base Salary	+	Annual Incentive Award	+	Long-Term Incentives
					40% Time Vesting Restricted Shares	60% Performance Vesting Restricted Shares

What?	Cash		Cash		Equity	Equity
When?	Annual		Annual		5-year period	3-year performance period
How? (Measures and Weighting)	Market Competitive		75% Corporate Performance Goals Metrics: Core FFO per Share Performance, Same Property NOI, CNOI, and Net Debt / TTM Recurring EBITDA. 25% Individual Goals		Subject to continued employment	Based on Company’s 3-year TSR relative to MSCI U.S. REIT Index
Base Salary
Fixed compensation component that provides a minimum level of cash to compensate the executive officer for the scope and complexity of the position. Amounts based on an evaluation of the executive officer’s experience, position and responsibility as well as intended to be competitive in the marketplace to attract and retain executives.
Annual Incentive Award
Variable cash compensation component that provides an incentive to the executive officer based on the Compensation Committee’s assessment of both annual corporate and individual performance. Measures of corporate performance principally focused on Core FFO and other key operating metrics.
Long-Term Incentives
Variable equity compensation component focused on executive retention that provides a longer-term motivation with the effect of linking stock price performance to executive compensation. The long-term equity incentive awards granted during the current year are determined based on prior year performance.

2026 Proxy Statement	59

Compensation Discussion and Analysis
2025 EXECUTIVE COMPENSATION
For 2025 performance, the compensation mix for Messrs. Young and Shiffman, who each held the CEO position during a portion of 2025, and other NEOs is shown below:
CEO - Charles Young
CEO - Gary Shiffman

Other NEOs
The annual incentive represents the 2025 annual performance incentive paid in 2026 and the long-term incentive award represents awards issued in 2025, valued at the grant date fair value.
2025 Base Salary
Base salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers, and compensation provided at competitive companies and companies of similar size.
Along with peer company benchmarking, the Compensation Committee considered the overall growth in the Company’s total capitalization, the number of MH, RV, and UK communities that the Company owns and operates, the number of employees under management, and the corresponding expansion of responsibilities for these executive officers when determining their base salaries.

60	Sun Communities, Inc.

Compensation Discussion and Analysis
The base salaries of the NEOs for the year ended December 31, 2025, were paid in accordance with their employment agreements.

	Base Salary Paid
Executive	2025 Base Salary	2024 Base Salary			Percent Change
Charles D. Young	$218,725	(1) (2)	N/A		N/A
Gary A. Shiffman	$900,000		$900,000		—%
John B. McLaren	$600,000	(3)	$340,734	(1) (3)	76%
Fernando Castro-Caratini	$550,000		$550,000		—%
Marc Farrugia	$506,445	(4)	$475,000		7%
Aaron Weiss	$575,000	(4)	$525,000		10%
(1)The base salary paid was prorated for the effective date of Mr. Young's and Mr. McLaren's employment agreements.
(2)Mr. Young received an annual base salary of $900,000 on October 1, 2025, in conjunction with his appointment as CEO under a new employment agreement.
(3)Mr. McLaren received a base salary of $600,000 on November 6, 2024, in conjunction with his appointment as President under a new employment agreement. His 2024 base salary was $270,000 preceding the appointment date. See "Information about Executive Officers - Employment Agreements."
(4)The base salaries for Messrs. Farrugia and Weiss were increased to $550,000 and $575,000, respectively, in January 2025 and July 2025, respectively. See "Information about Executive Officers - Employment Agreements" for additional information.
In setting the 2025 compensation elements and levels for the NEOs, the Compensation Committee considered several main compensation components including base salary, target annual non-equity incentive, and long-term incentive awards (collectively “total remuneration”) on an actual and target basis, as well as per individual and in aggregate, across the team, as well as other factors. The Compensation Committee selected our peer group and similarly sized REITs to compare and benchmark our executive compensation based on a number of quantitative and qualitative factors including, but not limited to, revenues, total assets, market capitalization, industry, sub-industry, location, TSR history, executive compensation components, and peer decisions made by other companies. Noting that the Company has only one publicly traded direct business peer of similar size, the Compensation Committee, in consultation with Ferguson Partners Consulting, LP ("FPC"), an executive compensation consulting firm engaged by us, strove to formulate our 2025 peer group of publicly traded companies that include the following characteristics: public manufactured housing REITs, industry and business strategies, size, operational intensity and complexity, competition, and other considerations such as companies that cited us as a compensation peer, with an emphasis on relative size.
In setting the 2025 compensation elements, the Compensation Committee considered and relied on the above analysis. As part of its review of the 2025 executive compensation, the Compensation Committee reviewed executive compensation in comparison to the executive compensation provided by similarly sized REITs and our peer group, the Company's growth in market capitalization, revenues, and number of employees as well as the Compensation Committee's evaluation of the performance of the executive team in effectively implementing corporate growth strategies and driving shareholder value. The Compensation Committee made no change to the current compensation structure as the Compensation Committee believes that the current executive compensation is fair, reasonable, and in line with that of similarly sized REITs and our peers, and remains adequate to appropriately incentivize our executives to maximize shareholder value.
2025 Annual Incentive Award
This represents the cash incentive awarded for 2025 performance and paid in 2026.
The annual incentive awards motivate the executive officers to maximize our annual operating and financial performance and reward participants based on annual performance. The Compensation Committee annually reviews performance measures for determining award levels, including growth in key metrics and individual goals. In each case, actual performance is measured against targets established by the Compensation Committee.
The Compensation Committee, in its sole and absolute discretion, reserves the right to make adjustments to calculated results for certain transactions and other extraordinary matters, including but not limited to, acquisitions, divestitures, debt and equity transactions, and other capital or unusual transactions, which may have an unexpected adverse or beneficial impact, when determining achievement of that performance target.

2026 Proxy Statement	61

Compensation Discussion and Analysis
Annual Incentive Award Structure
For 2025, the threshold, target and maximum incentive opportunities were unchanged from 2024. The table below provides salary and incentive opportunities as the basis for determination of our 2025 annual incentive awards.

	Incentive Opportunity (as a % of Salary)
Executive	Base Salary	Threshold	Target	Maximum
Gary A. Shiffman	$900,000	100%	150%	200%
John B. McLaren	$600,000	50%	100%	200%
Fernando Castro-Caratini	$550,000	50%	100%	200%
Marc Farrugia	$550,000	50%	100%	200%
Aaron Weiss	$575,000	50%	100%	200%
Gary A. Shiffman, Fernando Castro-Caratini, and Aaron Weiss
The Compensation Committee annually reviews performance measures for determining award levels, including growth in key metrics and individual goals. In each case, actual performance is measured against targets established by the Compensation Committee.
The table below shows the key operating metrics which were used for the 2025 annual incentive awards to Messrs. Shiffman, Castro-Caratini, and Weiss:

Metric	Rationale	% of Aggregate Annual Incentive Payment Eligibility
Core FFO per Share Performance	FFO is a standard operating performance measure for REITs and is defined by Nareit as GAAP net income (loss), excluding gains (or losses) from sales of certain real estate assets, plus real estate related depreciation and amortization, impairments of certain real estate assets and investments, and after adjustments for nonconsolidated partnerships and joint ventures. Core FFO is a primary operating measure in our publicly-reported earnings results, and is defined as FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business.	30.0%
Same Property Combined CNOI growth - MH, RV, and UK	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. North America and UK Same Properties are primarily those properties that we have owned and operated continuously since January 1, 2024.	22.5%
Net Debt / TTM Recurring EBITDA	Ratio of the carrying value of debt, plus unamortized premiums, discounts, and deferred financing costs, less unrestricted cash and cash equivalents, compared to Recurring EBITDA for the trailing twelve months.	22.5%
Individual goals / Compensation Committee discretion	The Compensation Committee reviews each executive officer’s annual accomplishments in order to evaluate the specific contributions of each executive to our success and properly align pay and performance.	25.0%

62	Sun Communities, Inc.

Compensation Discussion and Analysis
John McLaren and Marc Farrugia
Mr. McLaren’s and Mr. Farrugia's respective annual incentive awards for 2025 were based on their 2025 overall performance, as measured against goals and objectives set for them and their contribution to the Company's success, as determined by the Compensation Committee.
The table below shows the key operating metrics which were used for the 2025 annual incentive awards to Messrs. McLaren and Farrugia.

Metric	Rationale	% of Aggregate Annual Incentive Payment Eligibility
Core FFO per Share Performance	FFO is a standard operating performance measure for REITs and is defined by Nareit as GAAP net income (loss), excluding gains (or losses) from sales of certain real estate assets, plus real estate related depreciation and amortization, impairments of certain real estate assets and investments, and after adjustments for nonconsolidated partnerships and joint ventures. Core FFO is a primary operating measure in our publicly-reported earnings results, and is defined as FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business.	30.0%
Same Property NOI growth - MH, RV, and UK	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. North America and UK Same Properties are primarily those properties that we have owned and operated continuously since January 1, 2024.	22.5%
Combined Operations / Sales CNOI - MH & RV	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. CNOI excludes certain items that have been deemed to be outside of Mr. McLaren's and Mr. Farrugia's control.	22.5%
Individual goals / Compensation Committee discretion	The Compensation Committee reviews each executive officer’s annual accomplishments in order to evaluate the specific contributions of each executive to our success and properly align pay and performance.	25.0%
Annual Incentive Award Results
Corporate Performance Goals and Results
When setting corporate performance goals, the Compensation Committee considers factors relevant to current year expectations. Financial results from prior years may be used as a reference point, but the Compensation Committee focuses on setting rigorous annual goals that reflect current business conditions and expectations which will result in an appropriate pay for performance outcome for the specific year.
Core FFO per Share performance and North America and UK Same Property NOI growth targets are evaluated each year in relation to our budgets and related guidance communicated to the marketplace. Targets are set based on low-, mid-, and high-levels of expected performance. In anticipation of expected dilution to Core FFO from the pending Safe Harbor Sale, the Compensation Committee established Core FFO targets that were slightly below our 2024 Core FFO per share of $6.81, due to the smaller size of our Company subsequent to the disposition. These metrics were nevertheless rigorous in the context of the Safe Harbor Sale and operating environment and aligned with our guidance at the beginning of 2025 for the Company ex-Safe Harbor. Despite being dilutive to Core FFO, the Safe Harbor Sale provided several transformational benefits to the Company related to simplification of our business and capital structure. In 2025, the Company generated Core FFO per Share of $6.68, which exceeded our expectations at the start of the year. The Company also achieved strong North America and UK Same Property Combined NOI growth of 5.5% due to the compelling fundamentals of constrained supply and resilient demand that underpin the Company’s businesses, bolstered by the operational excellence of the Company's property management teams.
The Compensation Committee sets a range of activity that is reasonably expected to be achieved in a normal operating year. The Compensation Committee took into consideration all then known facts in setting the 2025 corporate performance goals. Entering 2025, the Company's strategic priorities were including simplification of our operations and capital structure with a focus on growing our core businesses. In order to further align leadership with shareholders, the Compensation Committee removed the G&A growth, net of add-backs, revenue producing sites (RPS) gains, and sustainability initiative metrics that applied to the 2024 executive annual incentive plan for purposes of designing and computing the 2025 cash incentive amount for Messrs. Shiffman, Castro-Caratini, McLaren, Farrugia and Weiss. This change enabled a greater emphasis on the remaining key metrics pertaining to Core FFO per Share and Same Property performance, and strengthening of the balance sheet through de-leveraging.

2026 Proxy Statement	63

Compensation Discussion and Analysis
The following tables show actual results achieved in 2025 as compared to the various target levels that were established for achievement of executive goals for each of Gary A. Shiffman, John McLaren, Fernando Castro-Caratini, Marc Farrugia and Aaron Weiss.
Gary A. Shiffman:

Metric	Threshold	Target	Maximum	Actual	Payout %	Weighting	Weighted Payout %

	100% Payout	150% Payout	200% Payout
Core FFO per Share Performance	>= $6.40 to < $6.50	>= $6.50 to < $6.60	>= $6.60	$6.68	200%	30.0%	60.00%
North America and UK Same Property combined NOI Growth	>= 3.0% to < 4.0%	>= 4.0% to < 5.0%	>= 5.0%	5.5%	200%	22.5%	45.00%
Net Debt / TTM Recurring EBITDA	<= 5.0x to > 4.5x	<= 4.5x to > 4.0x	<= 4.0x	3.4x	200%	22.5%	45.00%
Total Corporate						75.0%	150.00%
Individual goals(1)	Meet	Exceeded	Excelled	Excelled	200%	25.0%	50.00%
(1)Refer to “NEO Pay and Performance Summaries” for detail on individual goals for Mr. Shiffman.
Fernando Castro-Caratini:

Metric	Threshold	Target	Maximum	Actual	Payout %	Weighting	Weighted Payout %

	50% Payout	100% Payout	200% Payout
Core FFO per Share Performance	>= $6.40 to < $6.50	>= $6.50 to < $6.60	>= $6.60	$6.68	200%	30.0%	60.00%
North America and UK Same Property combined NOI Growth	>= 3.0% to < 4.0%	>= 4.0% to < 5.0%	>= 5.0%	5.5%	200%	22.5%	45.00%
Net Debt / TTM Recurring EBITDA	<= 5.0x to > 4.5x	<= 4.5x to > 4.0x	<= 4.0x	3.4x	200%	22.5%	45.00%
Total Corporate						75.0%	150.00%
Individual goals(1)	Meet	Exceeded	Excelled	Excelled	200%	25.0%	50.00%
(1)Refer to “NEO Pay and Performance Summaries” for detail on individual goals for Mr. Castro-Caratini.
Aaron Weiss:

Metric	Threshold	Target	Maximum	Actual	Payout %	Weighting	Weighted Payout %

	50% Payout	100% Payout	200% Payout
Core FFO per Share Performance	>= $6.40 to < $6.50	>= $6.50 to < $6.60	>= $6.60	$6.68	200%	30.0%	60.00%
North America and UK Same Property combined NOI Growth	>= 3.0% to < 4.0%	>= 4.0% to < 5.0%	>= 5.0%	5.5%	200%	22.5%	45.00%
Net Debt / TTM Recurring EBITDA	<= 5.0x to > 4.5x	<= 4.5x to > 4.0x	<= 4.0x	3.4x	200%	22.5%	45.00%
Total Corporate						75.0%	150.00%
Individual goals(1)	Meet	Exceeded	Excelled	Excelled	200%	25.0%	50.00%
(1)Refer to “NEO Pay and Performance Summaries” for detail on individual goals for Mr. Weiss.

64	Sun Communities, Inc.

Compensation Discussion and Analysis
John McLaren:

Metric	Threshold	Target	Maximum	Actual	Payout %	Weighting	Weighted Payout %

	50% Payout	100% Payout	200% Payout
Core FFO per Share Performance	>= $6.40 to < $6.50	>= $6.50 to < $6.60	>= $6.60	$6.68	200%	30.0%	60.00%
North America and UK Same Property combined NOI Growth	>= 3.0% to < 4.0%	>= 4.0% to < 5.0%	>= 5.0%	5.5%	200%	22.5%	45.00%
Combined Operations / Sales CNOI - MH / RV	>= Budget - 1.25% to < Budget - 0.50%	> Budget - 0.50% to < Budget + 1.25%	>= Budget + 1.25%	Budget + 2.49%	200%	22.5%	45.00%
Total Corporate						75.0%	150.00%
Individual goals(1)	Meet	Exceeded	Excelled	Excelled	200%	25.0%	50.00%
(1)Refer to “NEO Pay and Performance Summaries” for detail on individual goals for Mr. McLaren.
Marc Farrugia:

Metric	Threshold	Target	Maximum	Actual	Payout %	Weighting	Weighted Payout %

	50% Payout	100% Payout	200% Payout
Core FFO per Share Performance	>= $6.40 to < $6.50	>= $6.50 to < $6.60	>= $6.60	$6.68	200%	30.0%	60.00%
North America and UK Same Property combined NOI Growth	>= 3.0% to < 4.0%	>= 4.0% to < 5.0%	>= 5.0%	5.5%	200%	22.5%	45.00%
Combined Operations / Sales CNOI - MH / RV	>= Budget - 1.25% to < Budget - 0.50%	> Budget - 0.50% to < Budget + 1.25%	>= Budget + 1.25%	Budget + 2.49%	200%	22.5%	45.00%
Total Corporate						75.0%	150.00%
Individual goals(1)	Meet	Exceeded	Excelled	Excelled	200%	25.0%	50.00%
(1)Refer to “NEO Pay and Performance Summaries” for detail on individual goals for Mr. Farrugia.
Charles D. Young:
Mr. Young was appointed as CEO of the Company on October 1, 2025. The executive team reviewed Mr. Young's contribution and made an incentive compensation recommendation to the Compensation Committee. Mr. Young's target annual incentive award opportunity was 200% of his base salary under his employment agreement (as prorated for the portion of the year that he was employed by the Company). After consideration of the recommendation of the executive team, the Compensation Committee determined Mr. Young met a payout level of 150% of his target, and after proration, awarded him an annual incentive of $675,000, which is consistent with his contributions to the Company. Refer to “NEO Pay and Performance Summaries” for detail on individual goals for Mr. Young.

2026 Proxy Statement	65

Compensation Discussion and Analysis
2025 Annual Incentive Award Payouts
The tables below show the payout levels achieved for each of Gary A. Shiffman, John B. McLaren, Fernando Castro-Caratini, Marc Farrugia, and Aaron Weiss, based on the actual results achieved as described above.
Gary A. Shiffman:

NEO	Incentive Opportunity ($)			Corporate Performance (75%)	Individual Performance (25%)	Payout Achieved as (%) of Target	Payout Achieved ($)
	Threshold (100%)	Target (150%)	Maximum (200%)
Gary A. Shiffman	$900,000	$1,350,000	$1,800,000	150.00%	50.00%	133.33%	$1,800,000
John B. McLaren, Fernando Castro-Caratini, Marc Farrugia, and Aaron Weiss:

NEO	Incentive Opportunity ($)			Corporate Performance (75%)	Individual Performance (25%)	Payout Achieved as (%) of Target	Payout Achieved ($)
	Threshold (50%)	Target (100%)	Maximum (200%)
John B. McLaren	$300,000	$600,000	$1,200,000	150.00%	50.00%	225.00%	(1)	$1,350,000
Fernando Castro-Caratini	$275,000	$550,000	$1,100,000	150.00%	50.00%	200.00%		$1,100,000
Marc Farrugia	$275,000	$550,000	$1,100,000	150.00%	50.00%	200.00%		$1,100,000
Aaron Weiss	$287,500	$575,000	$1,150,000	150.00%	50.00%	200.00%		$1,150,000
(1)Mr. McLaren received an additional retention-based incentive award of $150,000 based on his importance to the Company during our leadership transitions, which was incremental to his maximum incentive opportunity, for a total payout achieved of $1,350,000.
Safe Harbor Sale - Disposition Bonus:
In addition to the 2025 Annual Incentive Award above, Messrs. Shiffman, Castro-Caratini, Farrugia, and Weiss participated in a disposition incentive cash bonus plan designed to align with the Company’s strategic completion of the Safe Harbor Sale. The Safe Harbor Sale was a key strategic objective that simplified the Company's operations, enhanced the Company's leverage profile and financial flexibility, and advanced shareholder interests. The Safe Harbor Sale added increased responsibilities to the respective workload for each NEO, and the Compensation Committee determined that the disposition bonus was warranted to compensate them for such an important task.
Performance Objectives
The goal of the disposition program was to dispose of the Safe Harbor business in a timely manner and for a favorable value that would be advantageous to our shareholders.
Performance Achievements
The resulting outcome for 2025 included the following accomplishments:
•Completed the Safe Harbor Sale for net cash proceeds of $5.5 billion, generating a gain on sale of $1.5 billion.
•Repaid approximately $3.3 billion of debt, including $1.6 billion of outstanding borrowings under our senior credit facility, as well as $737.7 million in secured mortgage debt, and $956.5 million in unsecured notes, inclusive of prepayment costs.
•Returned capital to shareholders, including the payment of a special cash distribution of $4.00 per share, totaling $521.3 million, the repurchase of 4.3 million shares of our common stock at an average cost of $125.62 per share for a total of $539.1 million, and a 10.6% increase to our regular cash distribution, to $1.04 per share.
•Targeted reinvestment in strategic growth by acquiring 11 MH properties and three RV properties for total cash consideration of $457.0 million, which was primarily sourced from 1031 exchange escrow accounts to minimize the tax impact from the Safe Harbor Sale.
•Significantly strengthened the Company's balance sheet, reducing our Net Debt to TTM Recurring EBITDA ratio to 3.4x at December 31, 2025 (compared to 6.0x at December 31, 2024).

66	Sun Communities, Inc.

Compensation Discussion and Analysis
Each NEO was entitled to a cash bonus, which was paid in July 2025, based on the successful outcomes noted above, far exceeding the Company’s initial expectations for the strategic disposition of Safe Harbor. The disposition bonus has been included with the 2025 Annual Incentive Award payout in the Summary Compensation Table (SCT), as detailed below.

NEO	Incentive Opportunity ($)
	Safe Harbor Sale	Annual Incentive	Total Annual Incentive on 2025 SCT
Gary A. Shiffman	$1,500,000	$1,800,000	$3,300,000
Fernando Castro-Caratini	$700,000	$1,100,000	$1,800,000
Marc Farrugia	$600,000	$1,100,000	$1,700,000
Aaron Weiss	$1,000,000	$1,150,000	$2,150,000

2025 Long-Term Equity Incentive Awards
This represents the equity award for 2024 performance granted in 2025.
Long-term equity incentive awards are provided to the executive officers in order to increase their personal stake in our success and motivate them to enhance our long-term value while better aligning their interests with those of other shareholders. Equity awards are generally awarded in the form of restricted stock although stock options may also be utilized. The value of the restricted shares awarded is based on the price of a share of our stock as of the close of business on the grant date for time vesting shares, and is based on a Monte Carlo valuation model for market performance shares. On an annual basis the Compensation Committee reviews and approves the equity incentives to be issued to each of the executive officers for the prior year’s performance. There is no established target for long-term equity incentive awards for any of the executive officers. Rather, the Compensation Committee reviews this component of each executive officer’s total compensation on an annual basis. Our executive officers (as well as our other employees that receive restricted stock awards) receive distributions on the restricted stock awards that have been granted to date, including restricted stock awards that have not vested.
Long-Term Equity Incentive Awards Structure
Long-term equity incentive awards focus on executive retention to provide longer-term motivation with the effect of linking stock price performance to executive compensation.

INVESTOR ALIGNMENT	TARGET TO OUTPERFORM	ABSOLUTE TSR MODIFIER

100% of the performance-based portion of the long-term incentive award is based on TSR	The Company must outperform the MSCI U.S. REIT Index by achieving relative performance at the 55th percentile to earn the target award	The Company utilizes an absolute TSR modifier whereby payouts are capped at target if our absolute TSR is negative

The equity incentive award granted during the current year is determined based on prior year performance. Equity incentive awards for current year performance will be granted next year (e.g., awards for 2024 performance were granted in 2025 and therefore included in 2025 summary compensation disclosure; awards for 2025 performance are granted in 2026 and therefore will be included in the 2026 summary compensation disclosure).
The equity incentive award historically is granted based on a 60/40 split with 60% of the value in market / performance-vesting restricted shares and 40% of the value in time-vesting restricted shares. Key metrics used for market / performance shares include TSR over three years relative to the MSCI REIT index. In 2026, the Compensation Committee approved a redesign of the long-term equity incentive award structure for 2026. Refer to page 76 for additional information.

2026 Proxy Statement	67

Compensation Discussion and Analysis
Long-Term Incentive Awards Granted in 2025
In March 2025, the Compensation Committee granted each of Messrs. Shiffman, McLaren, Castro-Caratini, Farrugia, and Weiss long-term incentive awards for their 2024 performance as detailed in the table below. In determining the long-term incentive awards, the Compensation Committee considered the overall financial performance of the Company during 2024, as well as the executive’s achievement of his individual goals and the implementation of the strategic goals of the organization. In particular, for the year ended December 31, 2024, we achieved a 10-year TSR of 168.9%, outperforming the MSCI U.S. REIT and Dow Jones Equity ALL REIT indices during the same period. Additional factors based on the Company's 2024 performance included, but were not limited to, Core FFO per share of $6.81, despite inflationary pressures and higher interest rates; strong total North America and UK Combined Same Property NOI growth of 4.3%, due to the compelling fundamentals of constrained supply and resilient demand that underpin the Company’s businesses, bolstered by the operational excellence of the Company's property management teams; and the successful execution of our capital recycling strategy and business simplification strategies.

			2025 Regular Awards Granted
Name	Type		Grant Date	Number of Shares of Stocks or Units(#)	Grant Date Fair Value of Stock Awards(1)
Gary A. Shiffman	Time vesting	(2)	3/7/2025	12,000	$1,603,560
	Market performance	(3)	3/7/2025	18,000	$1,919,160
John B. McLaren	Market performance	(3) (4)	3/7/2025	30,000	$3,198,600
Fernando Castro-Caratini	Time vesting	(2)	3/7/2025	6,000	$801,780
	Market performance	(3)	3/7/2025	9,000	$959,580
Marc Farrugia	Time vesting	(2)	3/7/2025	6,000	$801,780
	Market performance	(3)	3/7/2025	9,000	$959,580
Aaron Weiss	Time vesting	(2)	3/7/2025	8,000	$1,069,040
	Market performance	(3)	3/7/2025	12,000	$1,279,440

	Metric	Threshold	Target	Maximum
Market Performance Shares	Relative TSR vs. MSCI US REIT Index	35th Percentile	55th Percentile	75th Percentile
	Payout	60%	80%	100%
(1)Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.
(2)Time vesting shares vest annually over a five-year period on a pro rata basis beginning on the first anniversary of the grant date of the award.
(3)Measured over a three-year period from January 1, 2025 to December 31, 2027, vesting on January 1, 2028, with payout on a pro rata basis between levels and a limit to Target payout if absolute TSR is negative.
(4)Pursuant to his appointment as President on November 6, 2024, Mr. McLaren was granted 50,000 shares of restricted common stock, 20,000 of which will vest in equal annual installments over five years ("time based shares"), and 30,000 of which are subject to performance vesting after three years based on market performance criteria ("market based shares"). In accordance with ASC 718, we concluded that the grant date was November 6, 2024 and March 7, 2025 for the time based shares and market based shares, respectively. Accordingly, only the market based shares are included in Mr. McLaren's 2025 Summary Compensation Table.
In July 2025, the Compensation Committee granted each of Messrs. McLaren, Farrugia, and Weiss an additional, one-time, award as a retention bonus, which was issued as an incentive to retain the recipient's services through the period of transition for the Company's CEO position and beyond and to continue to promote the Company's success. These one-time awards are not representative of the Company's standard executive compensation practices, and are not expected to recur in the future.

			2025 One-Time Awards Granted
Name	Type		Grant Date	Number of Shares of Stocks or Units(#)	Grant Date Fair Value of Stock Awards(1)
John B. McLaren	Time vesting	(2)	7/21/2025	4,788	$598,787
Marc Farrugia	Time vesting	(2)	7/21/2025	14,147	$1,769,224
Aaron Weiss	Time vesting	(2)	7/21/2025	15,253	$1,907,540
(1)Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.
(2)Time vesting shares vest annually over a five-year period on a pro rata basis beginning on the first anniversary of the grant date of the award.
Charles D. Young
The Company granted Mr. Young long-term equity incentive awards on October 1, 2025 in conjunction with his appointment as CEO. Refer to "Leadership Transitions" on page 53 for additional details.

68	Sun Communities, Inc.

Compensation Discussion and Analysis
Long-Term Incentive Awards Vested in 2025
In total, 95,600 shares held by our NEOs vested in 2025 out of 165,800 potential shares. None of the vested shares were market performance shares, as the market performance shares issued in 2022 were fully forfeited in 2025.
The table below shows additional detail for the market performance shares from previously granted awards that were forfeited during 2025, as compared to potential share payouts. These forfeitures pertain to the performance awards that were granted in 2022.
2022 Performance Award Vesting

	Achievement Payout Range
Metric	0%	Medium Achievement	High Achievement	100%	Metric Achieved	Payout Achieved	Potential Shares	Shares Vested

Market Performance
Relative TSR vs. MSCI US REIT Index(1)		60% Payout	80% Payout
	< 35th percentile	≥ 35th - < 55th percentile	≥ 55th - < 75th percentile	≥ 75th percentile	18th percentile	—%	70,200	—

Total							70,200	—
(1)Measured over a three-year period from January 1, 2022 to December 31, 2024.

2026 Proxy Statement	69

Compensation Discussion and Analysis
NEO PAY AND PERFORMANCE SUMMARIES

Charles D. Young CEO and Director, effective October 1, 2025

KEY ACHIEVEMENTS
On October 1, 2025, Mr. Young was appointed Chief Executive Officer and a member of the Board to succeed Gary A. Shiffman, who previously announced his planned retirement from the CEO role after a distinguished 40-year career leading Sun.
During his initial months as CEO in 2025, Mr. Young focused on conducting a comprehensive assessment of the business, engaging with team members across the organization, strengthening relationships with investors and analysts, and refining the Company’s strategic framework to support long-term value creation.
Specific achievements during 2025 include:
•Conducted a comprehensive “listen and learn” assessment of the Company’s operations, completing departmental and field visits across key functions and communities to evaluate business fundamentals, operating structure, and long-term growth opportunities.
•Engaged extensively with leadership teams and field operators across the platform, building alignment around operational priorities and identifying opportunities to enhance accountability, efficiency, and execution across the organization.
•Advanced portfolio repositioning and broader capital allocation initiatives, including overseeing the acquisition of approximately $457 million of communities through tax-efficient 1031 exchange transactions, primarily manufactured housing and annual RV communities located within existing Sun markets, and authorized $100 million of share repurchases.
•Met with the leadership team of Park Holidays in the United Kingdom, gaining direct insight into the UK platform and evaluating its operational performance and strategic positioning.
•Initiated a review of the Company’s cost structure and operating model, including benchmarking general and administrative expenses against peers and evaluating opportunities to enhance visibility, discipline, and scalability while maintaining a lean and competitive organization.
•Led significant investor and analyst engagement early in his tenure, meeting with seven of the Company’s top ten shareholders within his first 90 days, including an in-person meeting with Dodge & Cox, Sun’s second largest shareholder, at the Company’s headquarters. Mr. Young also participated in the UBS Global Real Estate Conference in
London, meeting with 18 institutions representing approximately 4.2% ownership in Sun, and NAREIT in Dallas, meeting with 47 institutions representing approximately 28% ownership in Sun, in addition to 13 research analyst firms.
•Introduced and articulated the Company’s strategic framework during the fourth quarter 2025 earnings call, centered on three pillars: disciplined capital allocation and balance sheet strength, optimization of the operating platform to improve consistency, accountability, and efficiency, and targeted investment in communities, infrastructure, and a unified digital backbone to enhance resident experience and enable data-driven decision-making.
•Continued investor engagement following the earnings release, including participation in the Wolfe Virtual REIT Conference and the Citi Global Property CEO Conference, and hosting an investor property tour attended by approximately 40 investors, meeting with more than 70 institutional investors representing billions of dollars of Sun ownership.
•Reinforced a clear strategic narrative with investors, emphasizing the durability of Sun’s core MH and annual RV businesses, the structural affordability advantage of the portfolio, balance sheet flexibility, and opportunities to drive long-term value through improved execution and operational discipline.
The Compensation Committee considered Mr. Young’s individual achievements and awarded him $675,000 for this portion of his annual incentive.

2025 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award

70	Sun Communities, Inc.

Compensation Discussion and Analysis

Gary A. Shiffman Chairman of the Board and former CEO

KEY ACHIEVEMENTS
For 2025, Mr. Shiffman's individual goals reflected a strong focus on executing transformative strategic initiatives to simplify the business, strengthen the balance sheet, and position the Company for long-term earnings growth, while also supporting a planned leadership transition. Under his leadership as CEO, the Company successfully completed a number of significant strategic actions, including the divestiture of Safe Harbor Marinas, substantial balance sheet deleveraging, portfolio streamlining, operational restructuring, and governance enhancements, while preparing the organization for its next phase of leadership.
Specific achievements include:
•Completed the $5.65 billion sale of Safe Harbor Marinas at approximately 21x FFO, one of the most significant strategic transactions in the Company’s history, materially simplifying the portfolio and enabling significant balance sheet deleveraging.
•Strengthened the Company’s balance sheet by repaying approximately $3.3 billion of debt and eliminating floating rate debt exposure, reducing net debt to EBITDA to approximately 3.3x as of September 30, 2025 (including restricted cash), compared to approximately 6.0x at the end of 2024.
•Executed a disciplined capital allocation strategy, returning over $1.5 billion of capital to shareholders through regular and special cash distributions and share repurchases, while increasing the Company’s quarterly dividend by 10.6%.
•Completed approximately $125 million of non-strategic asset dispositions at a blended cap rate of approximately 5.6%, in addition to the sale of approximately $60 million of land through September 30, 2025, further streamlining the Company’s portfolio and focusing on core assets.
•Drove operational simplification and restructuring initiatives across the platform, including the acquisitions during his tenure as CEO of freehold interests in 28 UK ground-leased properties for approximately $323 million through September 30, 2025, exiting certain non-core ventures and joint ventures, implementing an asset management function, and reducing transient RV exposure while ending new development activity.
•Led strong financial execution during the year, with the Company beating and raising guidance twice during 2025 and successfully executed on the Company’s communicated strategy to shift UK NOI from home sales toward more stable Real Property income, with approximately 62% of total UK NOI generated from Real Property NOI in 2025.
•Facilitated key leadership transitions, including the appointment of Charles Young as CEO and a member of the Board effective October 1, 2025, while transitioning to the role of non-executive Chairman.
•Supported continued Board refreshment and governance enhancements, including the addition of five new directors since 2021 and the refreshment of more than half of the Board.
•Oversaw continued progress on sustainability and governance initiatives, including maintaining engagement with ESG rating agencies and receiving a “C” Prime status rating by ISS ESG G Corporate Ratings.
The Compensation Committee determined Mr. Shiffman’s individual achievements met the maximum payout level and awarded him $450,000 for this portion of his annual incentive.

2025 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award, including Non-forfeitable Distributions

2026 Proxy Statement	71

Compensation Discussion and Analysis

John B. McLaren President and COO

KEY ACHIEVEMENTS
Mr. McLaren's goals were focused on leading restructuring efforts and overseeing the implementation of key operational initiatives.
Specific achievements included:
•Exceeded overall operational performance goals for the year including achievement of the Company's restructuring objectives, FFO and Same Property NOI targets, while leading the development and implementation of durable operations programming and engagement.
•Effectively engaged executive and senior leadership to support achievement of our corporate business strategies and objectives.
•Advised the Park Holidays executives operationally, leading to continued efficiency gains with the Company while helping to shift UK NOI to focus on Real Property Income.
The Compensation Committee determined Mr. McLaren’s individual achievements met the maximum payout level and awarded him $300,000 for this portion of his annual incentive. Mr. McLaren also received an incremental retention-based incentive award of $150,000 based on his importance to the Company during our leadership transitions.
2025 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award, including Non-forfeitable Distributions

72	Sun Communities, Inc.

Compensation Discussion and Analysis

Fernando Castro-Caratini Executive Vice President, CFO, Treasurer, and Secretary

KEY ACHIEVEMENTS
Mr. Castro-Caratini's goals centered on further strengthening the balance sheet, executing key strategic initiatives, optimizing capital management strategies, and providing leadership across the accounting, finance, tax, treasury, and investor relations teams.
Additionally, he focused on assessing portfolio optimization strategies, advancing the company's cost-savings initiatives, and offering strategic guidance on key technology projects.
Specific achievements include:
•Safe Harbor Sale: Assisted with leading the completion of the transformative $5.65 billion Safe Harbor Sale at approximately 21x FFO, generating net cash proceeds of $5.5 billion and a gain on sale of $1.5 billion.
•Balance Sheet Management: Effectively managed the Company's balance sheet, capital sources and leverage, reducing total debt by over $3.3 billion. This included reducing leverage levels from 6.0x to 3.4x and reducing all exposure to variable rate debt.
•Improved Financial Disclosures and Internal Controls: Directed significant improvements in the quality and accessibility of financial disclosures and other publicly available information inclusive of quarterly supplemental and investor presentations. Strengthened the Company's internal control environment by completing the remediation of a previous material weakness.
•Capital Return to Shareholders: Led the distribution of over $1.5 billion to shareholders in 2025 via regular cash distributions, a special cash distribution, and the initiation of a share repurchase program.
•Investor Relations Outreach: Conducted extensive investor outreach, meeting with 14 of our top 25 shareholders, collectively representing approximately 60% ownership of our stock as of December 31, 2025.
The Compensation Committee determined Mr. Castro-Caratini’s individual achievements met the maximum payout level and awarded him $275,000 for this portion of his annual incentive.
2025 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award, including Non-forfeitable Distributions

2026 Proxy Statement	73

Compensation Discussion and Analysis

Marc Farrugia Executive Vice President and Chief Administrative Officer

KEY ACHIEVEMENTS
Mr. Farrugia's individual goals were primarily focused on leading Sun's talent management and development, oversight of information technology and security, and implementation of strategic programs to sustain our growth.
Specific achievements include:
•Drove enterprise adoption of the Company’s strategic initiatives, establishing accountability frameworks and integrating performance alignment across the organization
•Oversaw advancement of the Company’s digital and technology platform, delivering over 20 enterprise-scale projects and ongoing enhancements to its ERP, customer platforms, business intelligence, and enterprise integrations.
•Launched a centralized procurement platform that generated approximately $4 million in realized savings during the year.
•Enhanced cybersecurity and information governance through consolidation of security tools, implementation of enterprise data protection policies, and companywide technology modernization initiatives.
•Established the Company’s enterprise artificial intelligence governance framework to support AI adoption across business functions.
•Advanced talent and organizational effectiveness initiatives, including leadership development programs and employee engagement efforts contributing to an 18% year-over-year reduction in voluntary turnover.
The Compensation Committee determined Mr. Farrugia's individual achievements met the maximum payout level and awarded him $275,000 for this portion of his annual incentive.
2025 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award, including Non-forfeitable Distributions

74	Sun Communities, Inc.

Compensation Discussion and Analysis

Aaron Weiss Executive Vice President and Chief Investment Officer

KEY ACHIEVEMENTS
Mr. Weiss’ individual goals were primarily focused on helping to define, articulate and lead our strategic, corporate, and investment objectives, developing and expanding business opportunities, overseeing key relationships, and expanding on simplification, operational efficiency and analytical strategies, including our acquisition and disposition programs. Specific achievements include:
•Executed the $5.65 billion sale of Safe Harbor Marinas at approximately 21x FFO, one of the most significant strategic transactions in the Company's history, which materially de-leveraged the Company’s balance sheet and accelerated our repositioning to focus on owning, managing and investing in MH and RV communities.
•Continued to simplify the portfolio through the disposition of seven non-strategic MH and RV properties as well as land parcels for approximately $203 million.
•Identified, underwrote and successfully acquired 14 high quality MH and RV communities, complementary to the Company’s existing portfolio, for $457 million.
•Oversaw ongoing portfolio evaluation for continual focus on asset maximization, including restructuring the Company’s capital expenditure management program and streamlining our utilities program.
•Sourced new and helped oversee and improve existing strategic, operational, and financial partnerships.
•Collaborated with our CEO and CFO on financing, capital management, and treasury-related transactions, including those connected to the Safe Harbor Sale, as well as on the Company's investor relations strategy.
•Continued oversight, with other executives and senior management, of Park Holidays, Sungenia (our Australian MH development joint venture), and our insurance and consumer lending programs.
The Compensation Committee determined Mr. Weiss' individual achievements met the maximum payout level and awarded him $287,500 for this portion of his annual incentive.
2025 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award, including Non-forfeitable Distributions

2026 Proxy Statement	75

Compensation Discussion and Analysis
2026 EXECUTIVE COMPENSATION ACTIONS
Our say-on-pay proposal in 2025 received strong shareholder support, with approximately 95% of the shares voted approving our 2024 executive compensation. In March 2026, after a review of our executive compensation program in consultation with FPC, and in the spirit of our strategic transformation initiatives, our Compensation Committee proposed an enhanced structure for the Company's compensation program for its executive officers. The modified structure maintains many of the key aspects of our former compensation program that garnered such strong shareholder support in the past, while also implementing certain changes that drives further alignment between our executive team's compensation and the Company's performance. As detailed below, the modified compensation program provides for a greater proportion of executive pay linked to the Company's performance and stock price. The Compensation Committee approved and adopted the new compensation components as detailed below for 2026 for Messrs. Young, McLaren, Castro-Caratini, Farrugia, and Aaron Weiss, who we expect to continue to be NEOs of the Company with respect to the 2026 fiscal year.
2026 Base Salary
The base salaries of Messrs. Young, McLaren, Castro-Caratini, Farrugia, and Weiss for 2026 are as follows:

Executive	2026 Base Salary	2025 Base Salary	Percent Change
Charles D. Young	$900,000	$900,000	—%
John B. McLaren	$600,000	$600,000	—%
Fernando Castro-Caratini	$550,000	$550,000	—%
Marc Farrugia	$550,000	$550,000	—%
Aaron Weiss	$575,000	$575,000	—%
2026 Long-Term Equity Incentive Awards
2026 Plan Structure
In March 2026, the Compensation Committee approved the Company's redesigned 2026 long-term equity incentive award program for the Company's executives. The 2026 program maintains many of the key aspects that garnered strong shareholder support in the past, while also implementing the following enhancements:
•Increased allocation of long-term incentive awards to performance-based metrics, with 70% of the target value allocated to performance vesting and 30% allocated to time vesting;
•Inclusion of an additional Relative TSR Index, the NAREIT Residential Index, that better correlates to the Company's core business;
•Addition of a new performance-based metric based on NOI growth to incentive the executive team to focus on longer-term strategy, and which should correlate with shareholder returns;
•Enhanced upside opportunity for executives to be rewarded for the Company's success, with the potential for a 200% vesting of performance shares in a maximum payout scenario; and
•Reduction in the vesting period for time vesting shares from five years to three years to better align with peers and with the vesting period for performance based shares.
Long-Term Incentive Awards Granted in 2026
On or about the date of this Proxy Statement, the Compensation Committee expects to grant each of Messrs. Young, McLaren, Farrugia, and Weiss long-term incentive awards for their 2025 performance as detailed in the table below. In determining the long-term incentive awards, the Compensation Committee has considered the overall financial performance of the Company during 2025, as well as each executive’s achievement of his individual goals and the implementation of the strategic goals of the organization. In particular, for the year ended December 31, 2025, we achieved a 10-year TSR of 145.3%, outperforming the MSCI U.S. REIT and Dow Jones Equity ALL REIT indices during the same period. Additional factors based on the Company's 2025 performance include, but are not limited to, Core FFO per share of $6.68, which exceeded our expectations at the beginning of the year; strong total North America and UK Combined Same Property NOI growth of 5.5%, due to the compelling fundamentals of constrained supply and resilient demand that underpin the Company’s businesses, bolstered by the operational excellence of the Company's property management teams; and the successful execution of the Safe Harbor Sale and business simplification strategies.

76	Sun Communities, Inc.

Compensation Discussion and Analysis

			2026 Regular Awards Granted
Name	Type		Grant Date	Target Grant Date Fair Value(1)
Charles D. Young	Time vesting	(2)	March 2026	$1,800,000
	Market performance	(3)	March 2026	$3,600,000
	Financial performance	(3)	March 2026	$600,000
John McLaren	Time vesting	(2)	March 2026	$300,000
	Market performance	(3)	March 2026	$600,000
	Financial performance	(3)	March 2026	$100,000
Marc Farrugia	Time vesting	(2)	March 2026	$600,000
	Market performance	(3)	March 2026	$1,200,000
	Financial performance	(3)	March 2026	$200,000
Aaron Weiss	Time vesting	(2)	March 2026	$660,000
	Market performance	(3)	March 2026	$1,320,000
	Financial performance	(3)	March 2026	$220,000
(1)Pursuant to SEC rules, this column represents the expected total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.
(2)Time vesting shares vest annually over a three-year period on a pro rata basis beginning on the first anniversary of the grant date of the award.
(3)Measured over a three-year period from January 1, 2026 to December 31, 2028, vesting on January 1, 2029, with payout on a pro rata basis between levels and a limit to Target payout if absolute TSR is negative.
The market performance shares and financial performance shares will be subject to vesting at Threshold, Target and Maximum levels based on the Company’s performance against metrics established by the Compensation Committee. The metrics for market performance shares will be based on the Company’s relative TSR as compared to the MSCI US REIT Index and the NAREIT Residential Index during the three-year measurement period. The metrics for financial performance shares will be based on the Company’s NOI growth during the three-year measurement period. For both market performance and financial performance shares, the grants will be paid out at 50% if the applicable Threshold level is met, 100% if the applicable Target level is met, and 200% if the applicable Maximum level is met.
COMPENSATION PROCESSES
When determining levels of compensation, the Compensation Committee considers: (a) internal equity among executive officers; (b) market data for the positions held by these executives; (c) each executive’s duties, responsibilities, and experience level; (d) each executive’s performance and contribution to our success; and (e) cost to us. The Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer. Final aggregate compensation determinations for each fiscal year are made after the end of the fiscal year and after financial statements for the year become available. At that time, the Compensation Committee determines the annual incentive award, if any, for the past year’s performance, and makes decisions on awards of equity-based compensation.
Role of Executive Officers in Compensation Decisions
The Compensation Committee makes all decisions regarding the compensation of NEOs, including cash-based and equity-based incentive compensation programs. The Compensation Committee reviews the performance and determines the annual incentive compensation of the CEO. Together the Compensation Committee and the CEO review the performance of the other NEOs. The CEO can recommend certain compensation incentives, including equity award amounts, to the Compensation Committee, which can exercise its discretion in approving or modifying such recommendations for other NEOs.
Role of the Compensation Consultant
From time to time, we engage FPC, a nationally known executive compensation consulting firm specializing in the public REIT industry, to help us evaluate the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and annual equity-based incentives for our NEOs, and to determine our peer group for examining executive compensation. All executive compensation services provided by FPC are conducted under the direction or authority of the Compensation Committee.

2026 Proxy Statement	77

Compensation Discussion and Analysis
Use of Comparative Market Data in Compensation Decisions
In setting the 2025 compensation elements and levels for the NEOs, the Compensation Committee considered several main compensation components including base salary, target annual non-equity incentive, and long-term incentive awards (collectively “total remuneration”) on an actual and target basis, as well as per individual and in aggregate, across the team, as well as other factors. The Compensation Committee selected our peer group and similarly sized REITs to compare and benchmark our executive compensation based on a number of quantitative and qualitative factors including, but not limited to, revenues, total assets, market capitalization, industry, sub-industry, location, TSR history, executive compensation components, and peer decisions made by other companies.
Noting that the Company has only one publicly traded direct business peer of similar size, the Compensation Committee, in consultation with FPC, strove to formulate our 2025 peer group of publicly traded companies that includes the following characteristics, placing an emphasis on relative size:

Guiding Factors for Selecting SUI Peers
Public Manufactured Housing REITs	There are two other public REITs (only one of which is of similar size to the Company) that are classified by Nareit within the manufactured homes sub-sector of the FTSE Nareit Residential Index.
Industry and business strategy	Companies with similar business models, philosophies, and investment criteria, including companies that are classified within the broader FTSE Residential Index.
Size	Companies which are similar in size and scope, with the primary measure being total capitalization (debt plus equity) and leasable units under management.
Operational intensity and complexity	Companies with a comparable number of leasing units administered and similar complexity of diverse business activities and geographic reach.
Competition	Companies that we compete with for executive talent, and companies that we compete with for investors and which key analysts name as a peer.
Other considerations	Companies that cite us as a compensation peer.
In setting the 2025 compensation elements, the Compensation Committee considered and relied on the above analysis. As result, our peer group composition for our 2025 compensation remained unchanged from that disclosed in 2024 and includes the companies shown in the table below:

Company Name	Property Focus	Headquarters
AvalonBay Communities, Inc.	Multi-Family	Arlington, VA
Camden Property Trust	Multi-Family	Houston, TX
CubeSmart	Self-Storage	Malvern, PA
Equity LifeStyle Properties, Inc.	Manufactured Home	Chicago, IL
Equity Residential	Multi-Family	Chicago, IL
Essex Property Trust, Inc.	Multi-Family	San Mateo, CA
Extra Space Storage Inc.	Self-Storage	Salt Lake City, UT
Federal Realty Investment Trust	Retail	North Bethesda, MD
Invitation Homes, Inc.	Single-Family	Dallas, TX
Mid-America Apartment Communities, Inc.	Multi-Family	Germantown, TN
UDR, Inc.	Multi-Family	Highlands Ranch, CO
Ventas, Inc.	Health Care	Chicago, IL

78	Sun Communities, Inc.

Compensation Discussion and Analysis
The total capitalization of our peer group composition for our 2025 compensation as of December 31, 2025 was as follows:
Peer Total Capitalization as of December 31, 2025
Source: S&P Capital IQ as of December 31, 2025.

Peer	Industry	Total Capitalization ($ millions)
Ventas, Inc.	Health Care	$50,403
Extra Space Storage Inc.	Self-Storage	$42,925
AvalonBay Communities, Inc.	Multifamily	$35,115
Equity Residential	Multifamily	$32,901
Invitation Homes Inc.	Single Family	$25,461
Essex Property Trust, Inc.	Multifamily	$24,433
Mid-America Apartment Communities, Inc.	Multifamily	$22,153
Sun Communities, Inc.	Manufactured Home	$20,237
UDR, Inc.	Multifamily	$18,982
American Homes 4 Rent	Single Family	$18,733
Camden Property Trust	Multifamily	$15,585
Equity LifeStyle Properties, Inc.	Manufactured Home	$15,485
CubeSmart	Self-Storage	$11,774
In January 2025, we engaged FPC to analyze the competitiveness of the Company’s executive compensation practices in a benchmarking study. Its analysis focused on the magnitude of pay as well as the structural design of the program. The key takeaways and findings for this study informed the Compensation Committee in setting the 2025 compensation elements and levels for the NEOs.
Advisory Vote on Executive Compensation
The advisory vote by shareholders on executive compensation plays a role in our executive compensation decision-making process.
The Compensation Committee considered the results of the advisory vote by shareholders on executive compensation, or the “say-on-pay” proposal, presented to shareholders at our 2025 annual meeting when evaluating our executive compensation program. Last year’s say-on-pay proposal received strong shareholder support, with approximately 95% of the shares voted approving the 2024 executive compensation.
The Compensation Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote and our executive compensation program for the year ended December 31, 2025 continued to focus on the factors described below. Refer to "2026 Executive Compensation Actions" for modifications to the program starting in 2026.

2026 Proxy Statement	79

Compensation Discussion and Analysis
ADDITIONAL EXECUTIVE COMPENSATION POLICIES AND PRACTICES
Risks Arising from Compensation Policies and Practices
Our senior management has assessed the enterprise-wide risks facing us and has implemented processes and procedures to mitigate such risks. In connection with such ERM processes, our compensation programs were assessed, including program features that could potentially encourage excessive or imprudent risk taking and the specific aspects of our compensation policies and procedures which mitigate some of the material risks that might otherwise arise from such policies and procedures. Following this review, our management, Compensation Committee and Board affirmatively determined that there were no risks arising from the compensation policies and practices that are reasonably likely to have a material adverse effect on us.
Anti-Hedging Policy
We have adopted an Anti-Hedging Policy under which our directors and executive officers who are subject to reporting requirements under Section 16 of the Exchange Act are prohibited from trading in any interest relating to the future price of the Company’s securities, such as a put, call or short sale.
Pledging Guidelines
We have adopted pledging guidelines under which our directors and executive officers are prohibited from pledging any Company securities as collateral for indebtedness unless the NCG Committee has first reviewed and approved the terms of the pledge.
Insider Trading Policy
We have adopted an Insider Trading Policy under which all directors, officers, employees and affiliates of the Company are prohibited from purchasing, selling, or providing such information or recommending a transaction involving the Company's securities when they are aware of material nonpublic information of the Company and make a trade on the basis of such information.
Executive Stock Ownership Guidelines
In an effort to align the interests of our management with those of our shareholders, we have adopted a policy under which our executive officers who are subject to reporting requirements under Section 16 of the Exchange Act are subject to equity ownership guidelines. Under these guidelines, each executive officer is required to own shares of our stock with a value equal to a multiple of his or her annual base salary as follows:

Position	Multiple	Annual Base Measure
CEO	6x	Base salary
President and other executive officers	4x	Base salary
The number of shares owned for purposes of meeting the ownership guidelines include the Company's common stock, time based restricted stock, and performance based restricted stock, regardless of the restrictions or the risk of forfeiture. Additionally, shares owned also includes operating partnership units of Sun Communities Operating Limited Partnership.
Covered individuals are required to achieve compliance with these guidelines by five years from the later of the date of:
•promotion to the covered position; or
•start of employment with the Company.
Until he or she complies with the guidelines, or if he or she fails to comply due to a reduction in stock price, each covered individual must retain at least 50% of all shares of restricted stock as they vest (not including any newly vested shares sold or withheld to pay applicable taxes).
As of March 16, 2026, each of our NEOs was in compliance with the stock ownership guidelines.

80	Sun Communities, Inc.

Compensation Discussion and Analysis
Executive Compensation Recovery (Clawback) Policy
We have adopted an Executive Compensation Recovery (Clawback) Policy which covers each of the NEOs and other executive officers. Under this policy, in the event of an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, the Company shall seek to promptly recover from any covered executive officer the amount of incentive-based compensation received by such executive officer in excess of the amount of incentive-based compensation that would have been received by such executive officer if the calculation was determined based on the accounting restatement. Incentive-based compensation received by a covered executive during the three completed fiscal years immediately preceding the restatement date is subject to potential clawback.
Tax and Accounting Implications
Deductibility of Executive Compensation
Section 162(m) of the IRC limits the deductibility on our tax return of compensation over $1.0 million to any of our NEOs.
We believe that, because we qualify as a REIT under the IRC and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) has not and will not generally affect our net income. However, to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital.
We do not believe that Section 162(m) has materially affected or will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder.
For these reasons, Section 162(m) is not a significant factor in the Compensation Committee’s compensation policy and practices. In 2025, we made payments of $8,818,601 to Mr. Young, $6,895,870 to Mr. Shiffman, $941,321 to Mr. McLaren, $2,832,571 to Mr. Castro-Caratini, $4,498,958 to Mr. Farrugia, and $6,529,593 to Mr. Weiss that were subject to Section 162(m).
409A Considerations
We have also taken into consideration Section 409A of the IRC in the design and implementation of our compensation programs. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year are not subject to a substantial risk of forfeiture. In such a case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.
Option Awards
In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

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SUMMARY COMPENSATION TABLE
The following table includes information concerning compensation for our NEOs for the fiscal years ended December 31, 2025, 2024 and 2023:

Name and Principal Position	Year	Salary	Non-Equity Incentive(1)	Stock Awards(2)		All Other Compensation(5)	Total
Gary A. Shiffman Chairman and former CEO	2025	$900,000	$3,300,000	$7,354,948	(4)	$995,036	$12,549,984
	2024	$900,000	$495,000	$558,688		$710,179	$2,663,867
	2023	$900,000	$747,000	$9,283,660		$940,227	$11,870,887
Charles D. Young CEO	2025	$218,725	$1,725,000	$7,921,661	(3)	$15	$9,865,401
John McLaren President and COO	2025	$600,000	$1,350,000	$3,797,387		$520,598	$6,267,985
	2024	$340,734	$225,000	$2,635,200		$191,354	$3,392,288
	2023	$400,000	$200,000	$—		$275,586	$875,586
Fernando Castro-Caratini Executive Vice President, CFO, Treasurer and Secretary	2025	$550,000	$1,800,000	$3,882,972	(4)	$395,564	$6,628,536
	2024	$550,000	$185,625	$1,676,063		$160,253	$2,571,941
	2023	$550,000	$366,850	$2,475,643		$118,248	$3,510,741
Marc Farrugia Executive Vice President, Chief Administrative Officer	2025	$506,445	$1,700,000	$3,530,583		$336,900	$6,073,929
	2024	$475,000	$285,000	$1,676,063		$116,833	$2,552,896
	2023	$475,000	$322,635	$1,237,821		$77,079	$2,112,535
Aaron Weiss Executive Vice President, Chief Investment Officer	2025	$575,000	$2,150,000	$4,256,020		$483,553	$7,464,573
	2024	$525,000	$895,313	$1,899,538		$211,161	$3,531,012
	2023	$525,000	$393,488	$1,856,732		$142,352	$2,917,572
(1)Annual incentives earned for a year are paid in the subsequent year. This column includes annual incentives earned for the 2025, 2024 and 2023 performance years paid in 2026, 2025 and 2024, respectively. This column also includes a special disposition bonus that was paid in July 2025 to each of Messrs. Shiffman, Castro-Caratini, Farrugia, and Weiss in conjunction with the Safe Harbor Sale. See the "2025 Annual Incentive Award" section for additional information.
(2)Includes restricted stock awards granted in 2025, 2024 and 2023 for the 2024, 2023 and 2022 performance years, respectively. Amounts disclosed above represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to these grants, refer to Note 9, "Share-Based Compensation," in the Consolidated Financial Statements of our 2025 Annual Report on Form 10-K. Amounts disclosed above also include non-forfeitable distributions on restricted stock received in each respective performance year.
(3)Upon his appointment as CEO on October 1, 2025, Mr. Young was granted 58,754 restricted shares under our incentive plan. Mr. Young's 2025 stock award value represents the grant date fair value of the 31,128 time based restricted shares and 27,626 market based shares that were granted on October 1, 2025. Additionally, Mr. Young's 2025 stock award value includes 7,782 shares of unrestricted stock that fully vested on October 1, 2025 with a stock award value of $1.0 million.
(4)Includes $3.8 million and $2.1 million of incremental fair value for Mr. Shiffman and Mr. Castro-Caratini, respectively, related to the accelerated vesting of restricted stock awards in connection with the CEO and CFO transition services agreements. The accelerated vestings were accounted for as modifications in accordance with FASB ASC Topic 718.
(5)For Mr. Shiffman, includes $9,266 of imputed income pertaining to use of a Company airplane during the year ended December 31, 2025. For Mr. McLaren and Mr. Weiss, includes £35,000 (or approximately $47,057) received as director fees for serving on the board of a UK subsidiary of the Company during the year ended December 31, 2025. The director fees were paid in Pounds sterling and converted to U.S. Dollars at the USD / GBP spot rate of 1.3445 at December 31, 2025. Amounts disclosed above also include non-forfeitable distributions on restricted stock received of $982,708, $470,480, $391,602, $332,939, and $433,434, for each of Messrs. Shiffman, McLaren, Castro-Caratini, Farrugia, and Weiss, respectively, for the year ended December 31, 2025.

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GRANTS OF PLAN-BASED AWARDS
The following table provides information on grants of awards under any plan received by our NEOs for the year ended December 31, 2025. Estimated future payouts under non-equity incentive plan awards represent cash incentive opportunities that were paid in 2026 for 2025 performance. Estimated future payouts under equity incentive plan awards represent the estimated future payouts of equity awards granted in 2025 for 2024 performance under the 2015 Equity Incentive Plan. The table does not include an equity inducement award that was granted outside of the plan pursuant to NYSE Rule 303A.08 to Mr. Young in connection with his hiring as CEO. Refer to Leadership Transitions on page 53 for additional details.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards(1)(2) (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary A. Shiffman	Annual incentive		$900,000	$1,350,000	$1,800,000
	Time	3/7/2025							12,000	$1,603,560
	Market	3/7/2025				10,800	14,400	18,000		$1,919,160
Charles D. Young	Annual incentive		Not specified	$675,000	Not specified
	Time	10/1/2025							31,128	$3,999,948
	Market	10/1/2025				16,576	22,101	27,626		$2,921,725
John McLaren	Annual incentive		$300,000	$600,000	$1,200,000
	Market(4)	3/7/2025				18,000	24,000	30,000		$3,198,600
	Time	7/21/2025							4,788	$598,787
Fernando Castro-Caratini	Annual Incentive		$275,000	$550,000	$1,100,000
	Time	3/7/2025							6,000	$801,780
	Market	3/7/2025				5,400	7,200	9,000		$959,580
Marc Farrugia	Annual Incentive		$275,000	$550,000	$1,100,000
	Time	3/7/2025							6,000	$801,780
	Market	3/7/2025				5,400	7,200	9,000		$959,580
	Time	7/21/2025							14,147	$1,769,224
Aaron Weiss	Annual Incentive		$287,500	$575,000	$1,150,000
	Time	3/7/2025							8,000	$1,069,040
	Market	3/7/2025				7,200	9,600	12,000		$1,279,440
	Time	7/21/2025							15,253	$1,907,540
(1)All market-based and time-based equity incentive awards were granted under the Sun Communities, Inc. 2015 Equity Incentive Plan.
(2)There were no stock options granted to our NEOs in the year ended December 31, 2025.
(3)Amounts disclosed above represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to these grants, refer to Note 9, "Share-Based Compensation," in the Consolidated Financial Statements of our 2025 Annual Report on Form 10-K.
(4)The award was approved by the Compensation Committee in November 2024 with pending terms for the market condition. In accordance with ASC 718, we concluded that the grant date was effective on March 7, 2025, upon finalization and approval of the terms for the market condition.

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Executive Compensation Tables
OUTSTANDING EQUITY AWARDS AT YEAR-END DECEMBER 31, 2025
The following table provides certain information with respect to the value of all restricted share awards previously granted to our NEOs. None of the NEOs hold any unexercised options.

			Share Awards
Name	Grant Date	Time Vested or Market(1)	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(2)
Gary A. Shiffman	3/17/2021	T1	6,800	$842,588
	2/23/2022	T1	13,600	$1,685,176
	2/24/2023	T1	18,000	$2,230,380
	2/24/2023	M1	45,000	$5,575,950	(4)
	3/4/2024	T1	1,600	$198,256
	3/4/2024	M1	3,000	$371,730	(4)
	3/7/2025	T1	12,000	$1,486,920
	3/7/2025	M1	18,000	$2,230,380	(4)
Total			118,000	$14,621,380
Charles D. Young	10/1/2025	T1	31,128	$3,857,070
	10/1/2025	M1	27,626	$2,790,200
Total			58,754	$6,647,270
John McLaren	3/17/2021	T1	2,000	$247,820
	2/23/2022	T1	4,000	$495,640
	2/23/2022	M1	—	$—	(3)
	11/6/2024	T1	16,000	$1,982,560
	3/7/2025	M1	30,000	$3,029,971
	7/21/2025	T1	4,788	$593,281
Total			56,788	$6,349,272
Fernando Castro-Caratini	3/7/2025	T1	6,000	$743,460
	3/7/2025	M1	9,000	$1,115,190	(5)
Total			15,000	$1,858,650
Marc Farrugia	3/5/2021	T1	400	$49,564
	3/5/2021	T1	1,100	$136,301
	2/24/2022	T1	2,400	$297,384
	2/24/2023	T1	2,400	$297,384
	2/24/2023	M1	6,000	$—	(3)
	3/4/2024	T1	4,800	$594,768
	3/4/2024	M1	9,000	$655,732
	3/7/2025	T1	6,000	$743,460
	3/7/2025	M1	9,000	$908,991
	7/21/2025	T1	14,147	$1,752,955
Total			55,247	$5,436,539
Aaron Weiss	10/18/2021	T1	2,298	$284,745
	2/24/2022	T1	1,120	$138,779
	2/24/2023	T1	3,600	$446,076
	2/24/2023	M1	9,000	$—	(3)
	3/4/2024	T1	5,440	$674,070
	3/4/2024	M1	10,200	$743,163
	3/4/2025	T1	8,000	$991,280
	3/4/2025	M1	12,000	$1,211,988
	7/21/2025	T1	15,253	$1,889,999
Total			66,911	$6,380,100

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(1)	Time-vested anniversary year	T1
	1	20%
	2	20%
	3	20%
	4	20%
	5	20%

Market anniversary year	M1
1	—%
2	—%
3	100%

(2)Time shares valued based on the closing price of our common stock on the NYSE of $123.91 as of December 31, 2025, Market shares valued using the valuation price of the respective market shares as of December 31, 2025.
(3)Market shares were valued at zero as of December 31, 2025 as all shares were forfeited on 1/1/2026 as the vesting criteria was not met.
(4)Market shares were valued using the stock price as of December 31, 2025 based on the expectation that 100% of the shares will vest in accordance with Mr. Shiffman's accelerated vesting that took place on January 2, 2026.
(5)Market shares were valued using the stock price as of December 31, 2025 based on the expectation that 100% of the shares will vest in accordance with Mr. Castro-Caratini's accelerated vesting that took place on March 9, 2026.
STOCK VESTED DURING 2025
The following table sets forth certain information concerning shares held by our NEOs that vested during the year ended December 31, 2025:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gary A. Shiffman	25,200	$3,327,712
John McLaren	10,000	$1,282,600
Fernando Castro-Caratini(1)	41,700	$5,288,621
Marc Farrugia	5,500	$737,728
Aaron Weiss	5,418	$702,490
(1)Includes 35,200 shares that vested on an accelerated basis on December 30, 2025, in connection with Mr. Castro-Caratini's Transition Services Agreement. Refer to the Form 8-K filed with the SEC on December 16, 2025 for additional information.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation for Charles D. Young, who served as CEO on the reference date of October 31, 2025, to the annual total compensation of our median employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K. Our pay ratio is provided to assist in evaluating our compensation practices and may not be meaningful when compared against other companies as impacts of varying organizational structures on employment bases and their respective compensation practices, as well as the methodology, assumptions and estimates each company uses in determining its median employee, may impact the pay ratios among and within industries.
As an owner and self-operator of the majority of our 513 properties, the Company employs significantly more on-site property-level employees than real estate companies in other sectors, such as office and retail, or those that hire outside property management companies to manage most or all of their properties. While it has retained third-party property managers for a limited number of properties, and has increased its use of third-party property managers in recent years, the Company’s strategy generally involves self-management of its assets, which aligns the long-term investment interests of our shareholders with our focused management of income, expense, and capital expenditures. This alignment of interest allows our employees to act as owners, a strategy that has served our shareholders well in the long-term.
For the year ended December 31, 2025, the annual total compensation of the employee who represents our median compensated employee (other than our CEO), a housekeeper, was $32,652. The annual total compensation for Charles D. Young, our CEO, as

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Executive Compensation Tables
reported in the Summary Compensation Table above, was $9,865,401. Based on this information, our CEO pay ratio for 2025 was 302:1.
Over the last three years, shareholders have approved our executive compensation program by an average of 90% support of the votes cast. As set forth in the Compensation Discussion and Analysis, we believe our shareholders’ overwhelming support for the Company’s compensation program reflects the strong alignment between our CEO’s pay and performance.
This information is being provided for compliance purposes. Neither the Compensation Committee nor the management of the Company used the pay ratio measure in making compensation decisions.
Determining the Median Employee
Employee Population
We used our employee population data as of October 31, 2025 as the reference date for identifying our median employee. As of this date, we employed approximately 5,276 talented individuals in full-time, part-time, seasonal, and temporary positions worldwide, other than our CEO, all considered in determining our median employee.
We included employees if they were employed by the Company or any of its subsidiaries, on October 31, 2025, and classified as full-time, part-time, temporary and seasonal, and foreign employees (where foreign employee population is greater than 5% of total). We excluded active employees that made less than $500.
Methodology for Determining Our Median Employee
To identify the median employee from our considered population, we used base compensation payroll records as of October 31, 2025, after annualization of compensation for applicable part-time and full-time employees. Base compensation does not include every element of compensation, but does reasonably reflect annual compensation for our employee population.
Annual Total Compensation of Median Employee
With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, pursuant to SEC rules, and consistent with the calculation of compensation for our CEO as reported in our 2025 Summary Compensation Table above. As such, we included commissions, bonuses, stock grants, overtime, and employer contributions to our qualified 401(k) retirement plan.
Our considered population can be categorized into the following areas:
•Approximately 80% of our employees support operations at over 500 communities as of October 31, 2025, in positions including, but not limited to, office assistants, member services specialists, housekeepers, and groundskeepers. These employees are primarily paid on an hourly basis. The median annual total compensation for these employees in 2025 was $23,812.
•The operational support employees described above are overseen by managers who are led by regional, divisional, and senior vice presidents who account for approximately 8.5% of our workforce in the aggregate. The median annual total compensation for these employees in 2025 was $77,456.
•Approximately 12.7% of our workforce is comprised of corporate employees located primarily at our main offices. These employees include our executive management team as well as our finance, human resources, marketing, and information technology professionals. The median annual total compensation for these employees in 2025 was $79,199.
Annual total compensation for the identified median employee, a housekeeper, was $32,652 for 2025.
Annual Total Compensation of our CEO
We used the amount reported in the “Total” column of our 2025 Summary Compensation Table included in this Proxy Statement, which includes the value of benefits provided to our CEO under non-discriminatory benefit plans available to all employees during 2025.

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PAY VERSUS PERFORMANCE TABLE
As required by Item 402(v) of Regulation S-K, the following table illustrates disclosed compensation from the Summary Compensation Table and compensation “actually paid” to our PEOs and Non-PEO NEOs, as well as (i) our cumulative TSR performance, (ii) the TSR of the Dow Jones U.S. Real Estate Residential Index, (iii) our Net Income, and (iv) our Core FFO, our Company selected metric, for the years ended December 31, 2025, 2024, 2023, 2022 and 2021:

							Value of Initial Fixed $100 Investment(2) Based On:
Year	Summary Compensation Table Total for PEO Gary Shiffman(1)	Compensation Actually Paid to PEO Gary Shiffman	Summary Compensation Table Total for PEO Charles Young(1)	Compensation Actually Paid to PEO Charles Young	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Dow Jones U.S. Real Estate Residential Index	Net Income / (loss)(3) (in millions)	Core FFO / Share
2025	$12,549,984	$12,940,234	$9,865,401	$9,590,997	$6,608,756	$5,931,772	$96.18	$122.63	$1,361.2	$6.68
2024	$2,663,867	$(1,998,961)	$—	$—	$2,912,462	$1,908,646	$92.68	$118.20	$89.0	$6.81
2023	$11,870,887	$(21,335)	$—	$—	$2,946,851	$2,225,608	$97.75	$104.78	$(213.3)	$7.10
2022	$15,879,159	$(537,705)	$—	$—	$3,797,842	$650,211	$101.62	$97.44	$242.0	$7.35
2021	$14,791,142	$31,577,299	$—	$—	$4,374,864	$7,604,150	$145.84	$142.12	$380.2	$6.51
(1)Reflects amounts reported in the Summary Compensation Table for our former CEO, Gary Shiffman, and our current CEO, Charles Young, for the respective years shown.
(2)This calculation assumes a $100.00 investment at the beginning of each respective trailing five-year measurement period, reinvestment of distributions and changes in the price of our common stock relative to an initial investment of $100.00.
(3)Net Income / (loss) attributable to Sun Communities, Inc. common shareholders.
Our Non-PEO NEOs included in the table above are as follows:

Year	Non-PEO NEOs
2025	Fernando Castro-Caratini, Marc Farrugia, John B. McLaren, Aaron Weiss
2024	Fernando Castro-Caratini, Bruce D. Thelen, John B. McLaren, Aaron Weiss
2023	Fernando Castro-Caratini, Bruce D. Thelen, Marc Farrugia, Aaron Weiss
2022	Fernando Castro-Caratini, Karen J. Dearing, John B. McLaren, Bruce D. Thelen, Aaron Weiss
2021	Karen J. Dearing, John B. McLaren, Bruce D. Thelen, Aaron Weiss

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Executive Compensation Tables
Differences in our summary compensation table amounts and compensation actually paid reflect the following:

Year	2025			2024		2023		2022		2021
	PEO - Gary Shiffman	PEO - Charles Young	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs
Deduction for amounts reported under the “Stock Awards” in the summary compensation table	$(8,337,656)	$(7,921,661)	$(4,273,854)	$(1,254,434)	$(2,174,366)	$(10,207,801)	$(2,021,183)	$(13,308,027)	$(2,449,215)	$(12,134,515)	$(3,054,299)
Increase based on ASC 718 fair value of awards granted during the year that remain unvested as of year end, determined as of year end	3,717,300	6,647,270	3,245,145	451,303	1,720,542	7,561,009	1,562,608	9,536,728	1,757,757	17,581,362	4,169,907
Increase based on ASC 718 fair value of awards granted during the year that vested during the year, determined as of vesting date	—	999,987	—	—	—	—	—	—	—	—	—
Increase / (deduction) for awards granted during prior year that were outstanding and unvested as of year end, determined based on change in ASC 718 fair value from prior year end to current year end	3,799,030	—	(133,213)	(4,431,955)	(673,926)	(8,671,507)	(356,644)	(10,955,590)	(2,231,046)	11,147,435	1,988,939
Increase / (deduction) for awards granted during prior year that vested during the year, determined based on change in ASC 718 fair value from prior year end to vesting date	228,868	—	77,826	(123,488)	(22,847)	(773,054)	(8,584)	(2,602,551)	(389,594)	(414,809)	(22,465)

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Deduction of ASC 718 fair value of awards granted during prior year that were forfeited during current year, determined as of prior year end	—	—	—	—	—	(725,010)	—	—	—	(356,171)	(29,706)
Addition of any dividends or other earnings paid on equity awards during the year, prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the year	982,708	—	407,114	695,746	146,781	924,141	102,560	912,577	164,467	962,854	176,909
Total Adjustments	$390,250	$(274,404)	$(676,982)	$(4,662,828)	$(1,003,816)	$(11,892,222)	$(721,243)	$(16,416,863)	$(3,147,631)	$16,786,156	$3,229,285
Our compensation "actually paid" is heavily influenced by the fair value of equity awards from year to year. As stock price volatility and fluctuations in the stock market impact the valuations of our awards, our resulting compensation “actually paid” to our PEOs and our Non-PEO NEOs can be higher or lower (or even negative, as shown for 2022 through 2024), than the figures disclosed in the summary compensation table. This is particularly true for Mr. Shiffman, whose equity awards made up approximately 82% of total compensation for 2020 through 2023, and therefore have a significant impact on our overall "actually paid" compensation.

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Executive Compensation Tables
Description of the Relationship Between Pay Versus Performance
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to Non-PEO NEOs, with (i) our cumulative TSR, (ii) the TSR of the Dow Jones U.S. Real Estate Residential Index, (iii) our Net Income, and (iv) our Core FFO, for the years ended December 31, 2021, 2022, 2023, 2024 and 2025. TSR amounts reported in the graph assume an initial fixed investment of $100 and that all dividends were reinvested.
Our program is structured to pay for performance, with an annual incentive award that is largely tied to Core FFO Growth, Same Property Combined NOI Growth (of MH, RV, and UK) and leverage. Our program also includes long-term incentives that are primarily performance-based and align with investor interests as performance is solely predicated on our TSR performance versus that of the MSCI U.S. REIT Index with an absolute TSR modifier that caps our payouts if our return is negative. As such, our compensation paid and performance are strongly aligned, as shown in the graphs below:

Compensation Actually Paid versus Cumulative TSR
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
(5,000)
Thousands
$31,577
$142.12
$145.84
$7,604
$97.40
$101.62
$650
-$538
$104.78
$97.75
$2,226
-$21
$118.20
$92.68
$1,909
-$1,999
$122.63
$12,940
$9,591
$96.18
$6,202
2021
2022
2023
2024
2025
PEO Gary Shiffman Compensation Actually Paid
PEO Charles Young Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
SUI TSR
Dow Jones U.S. Real Estate Residential Index TSR

Compensation Actually Paid versus Core FFO
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
(5,000)
Thousands
$31,577
$7,604
$6.51
$7.35
$650
-$538
$7.10
$2,226
-$21
$6.81
$1,909
-$1,999
$6.68
$12,940
$9,591
$6,202
2021
2022
2023
2024
2025
PEO Gary Shiffman Compensation Actually Paid
PEO Charles Young Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Core FFO per Share

(1) 2023 and 2025 Net Income/(loss) was ($213,300) and $1,361,200, respectively, which is not reflected in the chart above due to size restrictions.

90	Sun Communities, Inc.

Executive Compensation Tables
Listing of Important Financial and Non-Financial Measures
The following table includes the most important financial and non-financial performance measures used by the Company for the fiscal year ended December 31, 2025, to link compensation actually paid to the company’s CEO and other NEOs to the Company’s performance.

Performance Measures	Year Ended December 31, 2025	Methodology Used to Calculate Financial Performance Measures	Reconciliations to Non-GAAP Financial Measures
Financial
Core FFO per Share Performance	$6.68	FFO is a standard operating performance measure for REITs and is defined by Nareit as GAAP net income (loss), excluding gains (or losses) from sales of certain real estate assets, plus real estate related depreciation and amortization, impairments of certain real estate assets and investments, and after adjustments for nonconsolidated partnerships and joint ventures. Core FFO is a primary operating measure in our publicly-reported earnings results, and is defined as FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business.	Refer to Appendix A for the reconciliation of Net Income to Core FFO
Same Property combined NOI growth - MH, RV, and UK	5.5%	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. Same Properties are primarily those properties that we have owned and operated continuously since January 1, 2024.	Refer to (1) Appendix A for the reconciliation of Net Income to NOI and (2) table below for the breakdown of NOI
Breakdown of NOI
The following table shows the breakdown of total portfolio NOI for the fiscal year ended December 31, 2025, in millions:

	Year Ended December 31, 2025
	Same Property MH	Same Property RV	Same Property UK	Acquisitions and other	Total Portfolio
Real property NOI	$686.9	$276.8	$81.6	$13.5	$1,058.8
Home sales	N/A	N/A	49.7	20.3	70.0
Ancillary NOI(1)	N/A	N/A	N/A	N/A	28.0
NOI	$686.9	$276.8	$131.3	$33.8	$1,156.8
(1)Ancillary NOI is shown at consolidated level due to immateriality.

2026 Proxy Statement	91

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this document.
Respectfully submitted,
Members of the Compensation Committee:
Meghan G. Baivier (Chairman)
Tonya Allen
Jeff T. Blau
Brian M. Hermelin
EXECUTIVE OFFICER BIOGRAPHIES
The persons listed below are our executive officers who served during the last completed fiscal year. Each is appointed by, and serves at the pleasure of, the Board.

Name	Age	Title
Charles D. Young	57	CEO and Director, effective October 1, 2025
Gary A. Shiffman	71	Chairman of the Board and former CEO
John B. McLaren	55	President and Chief Operating Officer
Fernando Castro-Caratini	42	Executive Vice President, CFO, Treasurer, and Secretary
Marc Farrugia	41	Executive Vice President and Chief Administrative Officer
Aaron Weiss	49	Executive Vice President and Chief Investment Officer
Refer to Background information for Charles D. Young and Gary A. Shiffman on page 19.

92	Sun Communities, Inc.

Information about Executive Officers

John B. McLaren
President and Chief Operating Officer
Mr. McLaren has served as President since November 2024 and is responsible for overseeing key initiatives at the Company. In March 2026, Mr. McLaren assumed additional responsibilities for directly overseeing the Company's operation team as COO. Formerly, Mr. McLaren was our Strategic Advisor, Residential Communities, from 2022 to 2024, serving as a key strategic advisor for the property operating functions of the organization. He served as our President from 2014 to 2022, COO from 2008 to 2022, and Executive Vice President from 2008 to 2014. Mr. McLaren has been part of the Company's team since 2005. From 2005 to 2008, he served in other positions with the Company.

Fernando Castro-Caratini
Executive Vice President, CFO, Treasurer, and Secretary
Mr. Castro-Caratini has served the Company in various senior positions, including as Executive Vice President, CFO, Treasurer, and Secretary. He is responsible for the overall management of our accounting, tax and finance departments, and all internal and external financial reporting. He joined us in November 2016 as Senior Vice President, Finance and Capital Markets where he set operational, financial, corporate M&A, and public communication strategies in addition to managing Sun's investor, research analyst, investment bank and lender relationships. Prior to joining the Company, Mr. Castro-Caratini was with Citigroup in the Real Estate & Lodging Investment Banking Group where he executed on a broad range of transactions for real estate and lodging clients focusing primarily on strategic advisory, including M&A and initial public offerings.

Marc Farrugia
Executive Vice President and Chief Administrative Officer
Mr. Farrugia has served as our Executive Vice President and Chief Administrative Officer since June 2022, leading the implementation of some of the Company's most strategic and transformational projects designed to enhance the Company's continued growth. Mr. Farrugia served as the Company's Senior Vice President of Culture and Innovation from November 2019 through June 2022 and has been part of the Company's team since 2011. Prior to joining the Company, he held various roles in human resources, training, and mortgage banking at Quicken Loans.

Aaron Weiss
Executive Vice President and Chief Investment Officer
Mr. Weiss has served as our Executive Vice President and Chief Investment Officer since March 2026, and previously served as our Executive Vice President of Corporate Strategy and Business Development from October 2021 through March 2026. Mr. Weiss is responsible for coordinating our corporate strategy, planning, and business development and has a comprehensive background in real estate, lodging, finance, and strategic advisory. Prior to joining the Company, he was a Managing Director in Citigroup’s Real Estate & Lodging Investment Banking Group where he provided strategic and financing advice to private and public real estate, lodging, and private equity clients. Before joining Citigroup, Mr. Weiss worked at Nomura and Lehman Brothers where he executed capital markets and advisory transactions in the US, UK, Asia, Australia, and Western Europe.

2026 Proxy Statement	93

Information about Executive Officers
EMPLOYMENT AGREEMENTS
Charles D. Young
We and Mr. Young have entered into an employment agreement dated July 20, 2025, under which he serves as our CEO. The term of Mr. Young’s employment agreement expires on October 1, 2030, but is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement.
Mr. Young’s annual base salary under his employment agreement is $900,000. In addition to his base salary, Mr. Young is eligible to receive an annual cash bonus at a target amount of 200% of his base salary and the earned amount for each year will be determined by the Compensation Committee of the Board, based on individual goals and objectives for Mr. Young, the Company’s performance, or other relevant criteria.
Gary A. Shiffman
We and Mr. Shiffman had entered into an employment agreement dated March 29, 2021, as amended, under which he served as our CEO. In connection with Mr. Shiffman's retirement as CEO on October 1, 2025, we and Mr. Shiffman terminated the employment agreement and entered into a transition services agreement on December 11, 2025 to ensure an effective transition of the CEO role from Mr. Shiffman to his successor, Mr. Young. Under the terms of the transition services agreement, Mr. Shiffman provided services to the Company as a Senior Advisor through March 31, 2026 (the "CEO Transition Period").
Mr. Shiffman’s annual base salary under his employment agreement was $900,000 through his retirement date. In addition to his base salary, we may pay Mr. Shiffman an annual incentive in an amount determined by the Compensation Committee, based on individual goals and objectives for Mr. Shiffman, the Company’s performance or other criteria the Compensation Committee deems relevant.
During the CEO Transition Period, the Company (i) paid Mr. Shiffman a salary of $75,000 per month and continued to provide him with employee benefits, (ii) vested, effective January 2, 2026, all 118,000 unvested restricted shares of the Company’s stock issued to Mr. Shiffman; and (iii) until September 30, 2027, the Company will pay or reimburse Mr. Shiffman for COBRA premiums and then supplemental Medicare coverage premiums for him to maintain health insurance.
John B. McLaren
We and Mr. McLaren have entered into an employment agreement in March 2026 under which he serves as our President and COO. This employment agreement replaced an employment agreement entered into in November 2024. The term of Mr. McLaren’s current employment agreement expires on March 9, 2029, but is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement.
Mr. McLaren’s annual base salary under his current and prior employment agreements is $600,000. In addition to his base salary, we may pay Mr. McLaren an annual incentive in a target amount of 150% of his base salary and the earned amount for each year will be determined by the Compensation Committee of the Board, based on individual goals and objectives for Mr. McLaren, the Company’s performance, or other criteria the Compensation Committee deems relevant.
Fernando Castro-Caratini
We and Mr. Castro-Caratini previously entered into an employment agreement effective May 2, 2022, as amended. We and Mr. Castro-Caratini terminated the employment agreement and entered into a transition services agreement on December 11, 2025, as amended and restated on February 10, 2026, under which Mr. Castro-Caratini serves as our CFO on an interim basis.
Mr. Castro-Caratini’s annual base salary under his prior employment agreement was $550,000. In addition to his base salary, he was eligible to receive an annual incentive in an amount up to 200% of his base salary based on individual goals and objectives for Mr. Castro-Caratini, the Company’s performance, or other criteria the Compensation Committee deems relevant.
Under the terms of his current transition services agreement, (i) Mr. Castro-Caratini will continue to provide services to the Company as Chief Financial Officer, Executive Vice President, Secretary and Treasurer of the Company until February 28, 2027, or the earlier termination of the Transition Services Agreement (the “CFO Transition Period”); (ii) during the CFO Transition Period, the Company will pay Mr. Castro-Caratini an annual base salary of $550,000 and continue to provide him with employee benefits; (iii) Mr. Castro-Caratini will be eligible to receive a cash bonus of up to $1,100,000 for his performance during 2026, as determined by the Compensation Committee of the Board; and (iv) Mr. Castro-Caratini will be eligible to receive an additional cash bonus of $1,000,000 (the "Tenure Bonus") if he serves as Chief Financial Officer until February 28, 2027. The Compensation Committee determined that the Tenure Bonus was a crucial additional incentive to ensure that Mr. Castro-Caratini was incentivized to remain employed by the Company through the CFO Transition Period in order to ensure an effective transition and promote shareholder interests.

94	Sun Communities, Inc.

Information about Executive Officers
Marc Farrugia
We and Mr. Farrugia have entered into an employment agreement effective June 13, 2022, as amended, under which he serves as Executive Vice President and Chief Administrative Officer. The term of Mr. Farrugia’s employment agreement expires on June 13, 2027, but is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement.
Mr. Farrugia’s annual base salary is $550,000. In addition to his base salary, we may pay Mr. Farrugia an annual incentive in an amount up to 200% of his base salary based on individual goals and objectives for Mr. Farrugia, the Company’s performance or other criteria the Compensation Committee deems relevant.
Aaron Weiss
We and Mr. Weiss have entered into an employment agreement dated October 18, 2021, as amended, under which he serves as our Executive Vice President and Chief Investment Officer. The term of Mr. Weiss' employment agreement expires on October 18, 2026, but is automatically renewable for successive one-year terms thereafter unless either party timely terminates the agreement.
Mr. Weiss’ annual base salary is $575,000. In addition to his base salary, we may pay Mr. Weiss an annual incentive in an amount up to 200% of his base salary based on individual goals and objectives set for him, the Company’s performance, or other criteria the Compensation Committee deems relevant.
Non-competition Clauses
The non-competition clauses of each of our NEOs' employment agreements generally preclude him from engaging, directly or indirectly, in the same business as the Company, including the development, ownership, leasing, management, financing, or sales of MH or land lease communities, RV resorts, camping or glamping resorts, or manufactured homes anywhere in the U.S. or any other country in which we operate during the period he is employed by us and for a period of up to 24 months, or 36 months, in the case of Mr. McLaren, following the period he is employed by us.
Clawback
Incentive compensation paid or payable to each of our executive officers will not be deemed to be fully earned and vested, and must be repaid to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules promulgated thereunder or the rules and regulations of the NYSE. Our executive officers’ incentive-based compensation, including equity-based incentive compensation, is also subject to our Executive Compensation Recovery (Clawback) Policy, under which in the event of an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, the Company shall seek to promptly recover from any covered executive officer the amount of incentive-based compensation received by such executive officer in excess of the amount of incentive-based compensation that would have been received by such executive officer if the calculation was determined based on the accounting restatement.
Change of Control and Severance Payments
See “Change of Control and Severance Payments” below for a description of the change of control and severance payment provisions of the employment and transition services agreements of our NEOs.
Copies of Employment Agreements
Copies of the employment and transition services agreements of our NEOs are attached as exhibits to our periodic filings under the Exchange Act.

2026 Proxy Statement	95

Information about Executive Officers
CHANGE OF CONTROL
AND SEVERANCE PAYMENTS
Charles D. Young
Under the terms of his employment agreement, if Mr. Young is terminated by the Company without cause or resigns for good reason or if he dies or becomes disabled: (i) he will receive payments equal to two times the sum of his then-current base salary and then-current target bonus amount (less, in the case of death or disability, the value of certain previously paid disability benefits); (ii) all equity awards (whether subject to time- or performance-vesting) granted prior to January 1, 2026 will become fully vested at the target award level; (iii) all time-vesting equity awards granted on or after January 1, 2026 will become fully vested; (iv) the performance-vesting portion of the annual equity award granted to him in 2026 will become fully vested at no less than target level; (v) the acceleration, forfeiture or vesting of all other performance-vesting equity awards granted on or after January 1, 2026 at no less than the target award level will be governed by the terms of the applicable award agreement, provided that in no case will the applicable achievement level for such performance-based equity awards be less than the target level; and (vi) in the case of a termination by the Company without cause or a resignation by Mr. Young with good reason only, the Company will continue to provide him with group health benefits for up to one year.
If there is a change in control of the Company and either: (i) the Company or its successor terminate his employment agreement without cause within 60 days before or 24 months after the date of the change in control; (ii) Mr. Young terminates his employment for good reason within 60 days before or 24 months after the date of the change in control; or (iii) the form of the change in control transaction is a sale of all or substantially all of the Company’s assets and the Company or its successor does not expressly assume his employment agreement, then he will receive a change in control payment equal to 2.99 times the sum of his then-current base salary and then-current target bonus amount, his equity awards will be treated as described in clauses (ii) through (v) of the preceding paragraph, and he will be entitled to continued health coverage benefits as described in clause (vi) of the preceding paragraph.
Gary A. Shiffman
Under the terms of his December 2025 transition services agreement, Mr. Shiffman is not entitled to any change of control or severance payments.
John B. McLaren
Under the terms of his November 2024 employment agreement, if Mr. McLaren was terminated by the Company without cause or resigned for good reason, he would continue to receive base salary payments for up to 18 months after termination of employment, and if he died or became disabled, he would continue to receive base salary payments for up to 24 months after termination of employment. If there was a change in control of the Company and either: (i) the Company or its successor terminated Mr. McLaren’s employment agreement without cause within 24 months after the date of the change in control, (ii) Mr. McLaren terminated his employment for good reason within 24 months after the date of the change in control, or (iii) the form of the change in control transaction is a sale of all or substantially all of the Company’s assets and the Company or its successor did not expressly assume Mr. McLaren’s employment agreement, then the Company was obligated to pay Mr. McLaren an amount equal to 2.99 times his base salary (less amounts paid between the change in control event and the triggering event), and to continue to provide him health and insurance benefits for up to one year. In addition, in the case of any such triggering event, all stock options or other stock-based compensation awarded to Mr. McLaren would become fully vested and immediately exercisable.
Pursuant to a restricted stock award agreement, on November 6, 2024, the Company granted Mr. McLaren 50,000 shares of restricted common stock, 20,000 of which (the “2024 Time Vesting Shares”) vest in equal annual installments over five years, and 30,000 of which (the “2024 Performance Vesting Shares”) are subject to performance vesting after three years based on certain market performance criteria. If at any time after November 6, 2026, Mr. McLaren terminates his employment because the individual to whom he directly reports has changed since November 6, 2024 (other than because Mr. McLaren reports directly to the Board as the principal executive officer of the Company), all remaining unvested 2024 Time Vesting Shares will continue to vest over the remainder of the five-year vesting period, subject to Mr. McLaren’s continuing compliance with his non-competition clause. If Mr. McLaren’s employment is terminated at any time after November 6, 2026, but before the end of the three-year performance measurement period for any reason other than a termination by the Company for cause, then, to the extent any of the performance vesting criteria are met at the end of the performance measurement period, a pro rata portion of the 2024 Performance Vesting Shares will vest, based on the portion of the period between the grant date and the end of the performance measurement period that Mr. McLaren is employed by the Company.

96	Sun Communities, Inc.

Information about Executive Officers
Under the terms of his amended and restated March 2026 employment agreement, if Mr. McLaren is terminated by the Company without cause or resigns for good reason or if he dies or becomes disabled, subject to execution of a release and compliance with his noncompetition and confidentiality obligations: (i) he will receive payments equal to 1.50 times the sum of his then-current base salary and then-current target bonus amount, in the case of a termination without cause or a resignation for good reason, or 2.00 times his then-current base salary (less the value of any previously paid disability benefits), in the case of a termination upon death or disability; (ii) all time-vesting equity awards granted to him and the 2024 Performance Vesting Shares (except to the extent forfeited in whole or part before the effective date of such termination and except as provided in the grant award agreement) will become fully vested; (iii) the acceleration, forfeiture or vesting of all other performance-vesting equity awards will be governed by the terms of the applicable award agreement; and (iv) in the case of a termination by the Company without cause or a resignation by Mr. McLaren with good reason only, the Company will continue to provide him with group health benefits for up to one year. If there is a change in control of the Company and either: (a) the Company or its successor terminates his employment agreement without cause within 60 days before or 24 months after the date of the change in control; (b) Mr. McLaren terminates his employment for good reason within 60 days before or 24 months after the date of the change in control; or (c) the form of the change in control transaction is a sale of all or substantially all of the Company’s assets and the Company or its successor does not expressly assume his employment agreement, then (A) he will receive a change in control payment equal to 2.00 times the sum of his then-current base salary and then-current target bonus amount, (B) his equity awards will be treated as described in clauses (ii) and (iii) above in this paragraph, and (C) the Company will continue to provide him with group health benefits for up to one year.
Fernando Castro-Caratini
Under the terms of his December 2025 transition services agreement, the Company agreed to accelerate the vesting of, effective March 8, 2026, 15,000 unvested restricted shares of the Company’s stock issued to Mr. Castro-Caratini. Otherwise, Mr. Castro-Caratini was not entitled to any change of control or severance payments.
Under the terms of his amended and restated February 2026 transition services agreement, Mr. Castro-Caratini may be entitled to varying severance benefits depending on the circumstances of such termination, including the reason for and timing thereof. The maximum benefits he may receive are as follows: if after November 10, 2026, Mr. Castro-Caratini (i) is terminated by the Company without cause or resigns for good reason, he will be entitled to receive a pro-rated portion of $1,100,000 (which is two times his target 2026 performance bonus amount), and not less than 75%, but up to 100%, of his $1,000,000 Tenure Bonus; (ii) resigns without good reason, he will be entitled to receive a pro-rated portion of $550,000 (which is equal to his target 2026 performance bonus amount), and not less than 75%, but up to 100%, of his $1,000,000 Tenure Bonus; or (iii) dies or becomes disabled, he will be entitled to receive a receive a pro-rated portion of $1,100,000 (which is two times his target 2026 performance bonus amount), and 100% of his $1,000,000 Tenure Bonus. Mr. Castro-Caratini is not entitled to any change of control payments. We have reflected these obligations in the table below based upon the assumption that Mr. Castro-Caratini were to remain employed by the Company through the final month of the CFO Transition Period.
Marc Farrugia and Aaron Weiss
Under the terms of each of their employment agreements, if either of Mr. Farrugia or Mr. Weiss is terminated by the Company without cause or resigned for good reason, he will continue to receive base salary payments for up to 18 months after termination of employment, and if he dies or becomes disabled, he will continue to receive base salary payments for up to 24 months after termination of employment. If there was a change in control of the Company and either: (i) the Company or its successor terminates the applicable executive’s employment agreement without cause within 24 months after the date of the change in control, (ii) the applicable executive terminates his employment for good reason within 24 months after the date of the change in control, or (iii) the form of the change in control transaction is a sale of all or substantially all of the Company’s assets and the Company or its successor does not expressly assume the applicable executive’s employment agreement, then the Company is obligated to pay the applicable executive an amount equal to 2.99 times his then current base salary (less amounts paid between the change of control event and the triggering event), and to continue to provide him health and insurance benefits for up to one year. In addition, in the case of any such triggering event, all stock options or other stock-based compensation awarded to Mr. McLaren would become fully vested and immediately exercisable. Under any of the foregoing events of termination or a change of control, all stock-based compensation awarded to the applicable executive will become fully vested.

2026 Proxy Statement	97

Information about Executive Officers
The following tables describe the potential payments upon termination without cause, a termination due to death or disability, or after a change of control (and associated termination of the executives) for the following NEOs assuming a termination date of December 31, 2025, and based on the terms of their respective employment agreements on that date:

Termination Without Cause
Name	Cash Payment(1)	Acceleration of Vesting of Stock Awards(2)	Benefits	Total
Charles D. Young	$5,400,000	$7,280,208	$—	$12,680,208
John B. McLaren	$900,000	$7,036,601	$—	$7,936,601
Fernando Castro-Caratini	$—	$1,858,650	$—	$1,858,650
Marc Farrugia	$825,000	$6,845,656	$—	$7,670,656
Aaron Weiss	$862,500	$8,290,942	$—	$9,153,442

Termination Due to Death or Disability
Name	Cash Payment(1)	Acceleration of Vesting of Stock Awards(2)	Benefits	Total
Charles D. Young	$1,800,000	$7,280,208	$—	$9,080,208
John B. McLaren	$1,200,000	$7,036,601	$—	$8,236,601
Fernando Castro-Caratini	$—	$1,858,650	$—	$1,858,650
Marc Farrugia	$1,100,000	$6,845,656	$—	$7,945,656
Aaron Weiss	$1,150,000	$8,290,942	$—	$9,440,942

Change of Control
Name	Cash Payment(1)	Acceleration of Vesting of Stock Awards(2)	Benefits(3)	Total
Charles D. Young	$8,073,000	$7,280,208	$23,894	$15,377,102
John B. McLaren	$1,794,000	$7,036,601	$20,242	$8,850,843
Fernando Castro-Caratini	N/A	N/A	N/A	N/A
Marc Farrugia	$1,644,500	$6,845,656	$10,246	$8,500,402
Aaron Weiss	$1,719,250	$8,290,942	$24,534	$10,034,726
(1)Assumes a termination on December 31, 2025 and payments based on base salary and target bonus (when applicable), without taking into account any accrued incentive-based compensation as of December 31, 2025 for each executive for the periods specified above.
(2)Calculated based on a termination as of December 31, 2025 and the fair market value of our common stock on the NYSE as of December 31, 2025.
(3)Reflects continuation of health benefits, life insurance, and accidental death and disability insurance for the periods specified above.

98	Sun Communities, Inc.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As disclosed in our Current Report on Form 8-K filed with the SEC on March 27, 2026, our Audit Committee undertook and completed a process to review the appointment of the Company's independent registered public accounting firm for the year ending December 31, 2026. The Audit Committee invited several firms to participate in this process, including Grant Thornton LLP ("Grant Thornton"), the Company's independent registered accounting firm since 2003. As a result of this process and following careful deliberation, on March 23, 2026, the Audit Committee approved the appointment of Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. Subject to completion of its customary client acceptance procedures, Deloitte's appointment is effective on the day the Company files its Quarterly Report on Form 10-Q for the quarter ending March 31, 2026 (such date, the "Transition Date").
During the fiscal years ended December 31, 2025 and 2024, and for the subsequent interim period preceding Deloitte’s appointment, the Company did not, nor did anyone on its behalf, consult with Deloitte with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

In connection with the Audit Committee's determination to appoint Deloitte, on March 23, 2026, the Audit Committee dismissed Grant Thornton as the Company’s independent registered public accounting firm, effective as of the Transition Date.

The audit reports of Grant Thornton on the consolidated financial statements of the Company for each of the past two fiscal years ended December 31, 2025 and 2024, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2025 and 2024, and for the subsequent interim period preceding its dismissal, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for the previously disclosed material weakness in the Company's internal control over financial reporting as of December 31, 2024, which was remediated in 2025, relating to the lack of an effective risk assessment process that defined clear financial reporting objectives, that identified and evaluated risks of misstatement due to errors over certain financial reporting processes, or that developed internal controls to mitigate those risks. The Company has authorized Grant Thornton to respond fully to the inquiries of the successor auditor concerning the subject matter of this reportable event.

In connection with the filing of this Proxy Statement, the Company furnished a copy of the disclosures above to Grant Thornton and Deloitte, and has not received a statement from either accounting firm indicating that such firm does not agree with the above statements.

AUDIT COMMITTEE REPORT
The Board maintains an Audit Committee comprised of four directors. The directors who serve on the Audit Committee are all “independent” for purposes of the NYSE listing standards. The Audit Committee held nine formal meetings during the year ended December 31, 2025.

2026 Proxy Statement	99

Audit Matters
In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
•reviewed and discussed the audited financial statements with management and Grant Thornton, our former independent auditors, for the fiscal year ended December 31, 2025;
•discussed with the independent auditors those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, be filed with the SEC.
The Audit Committee has considered and determined that the level of fees of Grant Thornton for provision of services other than the audit services is compatible with maintaining the auditor’s independence.
Respectfully Submitted,
Members of the Audit Committee:
Clunet R. Lewis (Chair)
Meghan G. Baivier
Jerome W. Ehlinger
Mark Denien

100	Sun Communities, Inc.

SUMMARY
What Am I Voting On?
The third proposal to be considered at the Annual Meeting will be the ratification of the selection of Deloitte as our independent registered public accounting firm. The Audit Committee has selected and appointed Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2026. Deloitte is expected to serve as our independent registered public accounting firm commencing with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and is considered by our management to be well-qualified. Although ratification by shareholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and our shareholders. If our shareholders do not ratify the appointment of Deloitte, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.
It is anticipated that a representative of Deloitte will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. A representative of Grant Thornton is not expected to attend the Annual Meeting.
Vote Required
A majority of the votes cast at the Annual Meeting is required to ratify the selection of Deloitte. Abstentions will not count as votes cast for this proposal and do not represent votes cast for or against the ratification of the selection of Deloitte. In the absence of your voting instructions, your broker or nominee may vote your shares for this proposal in its discretion.

The Board unanimously recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

2026 Proxy Statement	101

Proposal No. 3 – Ratification of Selection of Deloitte & Touche LLP
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm. The Audit Committee has appointed Deloitte as our independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2026. Subject to completion of its customary client acceptance procedures, Deloitte's appointment is effective on the Transition Date. Previously, Grant Thornton had served in that role.
The Audit Committee annually reviews the independence and performance of the Company's independent registered public accounting firm and determines whether to reappoint the then-current accounting firm or consider other firms. As part of that annual review, the Audit Committee considers, among other things, the following factors:
•the quality and efficiency of the current and historical services provided to us by the accounting firm;
•the accounting firm's capability and expertise in handling the breadth and complexity of our company’s operations;
•the quality and candor of the accounting firm’s communications with the Audit Committee;
•the accounting firm’s qualifications and performance;
•the accounting firm’s independence from us;
•the appropriateness of the accounting firm’s fees; and
•the accounting firm’s tenure as our Company’s independent accountants, including the benefits of having a long-tenured auditor.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Auditor Fees Policy
The Audit Committee has a policy on the pre-approval of audit and non-audit services to be provided by our independent auditors. The policy requires that all services provided by the independent auditors to us, including audit services, audit-related services, tax services, and other services, must be pre-approved by the Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. All of the services provided by our independent auditor in 2025 and 2024 including services related to audit, audit-related fees, tax fees, and all other fees described below, were approved by the Audit Committee under its pre-approval policies.
Auditor Fees
Aggregate fees for professional services rendered by Grant Thornton, our former independent auditors, for the years ended December 31, 2025 and 2024 were as follows:

Category	December 31, 2025	December 31, 2024
Audit Fees: For professional services rendered for the audit of our financial statements, the audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, the reviews of quarterly financial statements, consents, and comfort letters	$1,861,327	$2,800,396
Audit-Related Fees: For professional services rendered for the audits of the financial statements of certain consolidated subsidiaries	$—	$153,501

102	Sun Communities, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth the beneficial ownership of our common stock by any shareholder known to us to own more than five percent of the outstanding shares of our common stock based on the most recent available beneficial ownership report filings by such shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares as of the Record Date(1)
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	17,544,435	14.24%
Dodge & Cox (3) 555 California Street 40th Floor San Francisco, CA 94104	14,198,760	11.52%
Cohen & Steers, Inc.(4) Cohen & Steers Capital Management, Inc. 1166 Avenue of the Americas, 30th Floor New York, NY 10036 Cohen & Steers UK Limited 3 Dering Street, 2nd Floor London, United Kingdom W1S 1AA Cohen & Steers Asia Limited 3301B, 33rd Floor, The Henderson 2 Murray Road Central, Hong Kong Cohen & Steers Ireland Limited Suite G01 81 Merrion Square South Dublin 2, D02 NR12, Ireland	11,183,297	9.08%
BlackRock, Inc.(5) 50 Hudson Yards New York, NY 10001	9,936,327	8.06%
(1)Percentage of shares outstanding estimated based on the number of shares reported as held in the most recent available beneficial ownership report filings by shareholders and 123,228,885, which is the number of outstanding shares as of March 16, 2026.
(2)This information was derived from the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, in its capacity as an investment advisor, which reports shared voting power over 188,198 shares, sole dispositive power over 17,161,472 shares, shared dispositive power over 382,963 shares, and an aggregate amount beneficially owned of 17,544,435 shares. This aggregate number of shares reported as beneficially owned represents 14.24% of our outstanding common stock as of the Record Date.
(3)This information was derived from the Schedule 13G/A filed with the SEC on August 13, 2025 by Dodge & Cox in its capacity as an investment advisor, which reports it had sole voting power over 13,635,560 shares, sole dispositive power over 14,198,760 shares, and an aggregate amount beneficially owned of 14,198,760 shares. This aggregate number of shares reported as beneficially owned represents 11.52% of our outstanding common stock as of the Record Date.
(4)This information was derived from the Schedule 13G/A filed with the SEC on November 14, 2025 by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc., Cohen & Steers UK Ltd., Cohen & Steers Asia Limited, and Cohen & Steers Ireland Ltd., in their capacities as a parent holding company or control person, non-U.S. institution and investment adviser, which reports, they respectively had sole voting power over 8,543,527; 8,489,931; 42,723; zero; and 10,873 shares, sole dispositive power over 11,183,297; 11,052,981; 119,443; zero; and 10,873 shares, and an aggregate amount beneficially owned of 11,183,297 shares. This aggregate number of shares reported as beneficially owned represents 9.08% of our outstanding common stock as of the Record Date.
(5)This information was derived from the Schedule 13G/A filed with the SEC on April 17, 2025 by BlackRock, Inc., in its capacity as a parent holding company or control person, which reports it had sole voting power over 9,035,235 shares, sole dispositive power over 9,936,327 shares, and an aggregate amount beneficially owned of 9,936,327 shares. This aggregate number of shares reported as beneficially owned represents 8.06% of our outstanding common stock as of the Record Date.

2026 Proxy Statement	103

Security Ownership Information
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth, based upon information available to us, the shareholdings of our common and restricted stock as of the Record Date by: (a) each of our directors and our Board's nominees; (b) each of our NEOs; and (c) all of our directors and executive officers as a group. Except as otherwise noted, the directors and executive officers, and the directors, nominees and executive officers as a group, have sole voting and investment power over the shares listed. The business address of all directors, executive officers and nominees named below is c/o Sun Communities, Inc., 27777 Franklin Road, Suite 300, Southfield, Michigan 48034.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares as of March 16, 2026(1)
Charles D. Young	63,143		*
John B. McLaren	75,130		*
Fernando Castro-Caratini	33,478		*
Marc Farrugia	58,736	(2)	*
Aaron Weiss	59,623		*
Gary A. Shiffman	1,545,814	(3)	1.25%
Tonya Allen	10,426		*
Meghan G. Baivier	19,417		*
Jeff T. Blau	10,882	(4)	*
Mark A. Denien	1,200	(5)	*
Jerome W. Ehlinger	3,217	(6)	*
Brian M. Hermelin	28,327		*
Craig A. Leupold	—	(7)	*
Clunet Lewis	36,817	(8)	*
All directors and executive officers as a group	1,953,427	(9)	1.58%
*Less than one percent of the outstanding shares.
(1)In accordance with SEC regulations, the percentage calculations are based on 123,228,885 shares of common stock issued and outstanding as of March 16, 2026, plus shares which may be issued within 60 days of March 16, 2026, upon the conversion of common OP units issued by the Operating Partnership.
(2)Includes 939 shares owned by Mr. Farrugia’s spouse.
(3)Includes 576,222 shares issuable upon the conversion of common OP units over which Mr. Shiffman has shared voting and investment power. Mr. Shiffman disclaims beneficial ownership of such common OP units and shares, except to the extent of his pecuniary interest therein. Of the shares described above, (a) 261,376 outstanding shares and (b) common OP units convertible into an additional 534,428 shares are pledged as security for indebtedness as of March 16, 2026.
(4)Includes 3,665 shares held by a limited liability company of which Mr. Blau is a manager and member and with respect to which Mr. Blau has shared voting and investment power. Mr. Blau disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(5)Does not include 1,617 shares of common stock, the issuance and receipt of which is deferred pursuant to the Sun Communities, Inc. Non-Employee Directors Deferred Compensation Plan.
(6)Does not include 2,000 shares of common stock, the issuance and receipt of which is deferred pursuant to the Sun Communities, Inc. Non-Employee Directors Deferred Compensation Plan.
(7)Does not include 5,217 shares of common stock, the issuance and receipt of which is deferred pursuant to the Sun Communities, Inc. Non-Employee Directors Deferred Compensation Plan.
(8)Includes 20,000 shares issuable upon the conversion of common OP units over which Mr. Lewis has shared voting and investment power.
(9)Includes 596,222 shares issuable upon the conversion of common OP units. In the aggregate, 261,376 outstanding shares and Common OP units convertible into an additional 534,428 shares described above are pledged as security for indebtedness as of March 16, 2026.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. We have reviewed the copies of the reports filed for our directors and executive officers. Based on this review, we believe that during 2025 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities, with the exceptions that Mr. Gary A. Shiffman and Mr. Jeff Blau did not timely file one Form 4 each relating to two separate transactions.

104	Sun Communities, Inc.

Security Ownership Information
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025 regarding compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)(3) (c)
Equity compensation plans approved by shareholders	803,309	N/A	2,616,305
Equity compensation plans not approved by shareholders	—	N/A	—
Total	803,309	N/A	2,616,305
(1)Includes 772,509 shares subject to outstanding restricted stock awards under the 2015 Equity Incentive Plan, with the number of outstanding performance / market-based shares calculated based on the maximum potential future payout. Also includes 30,800 shares subject to outstanding restricted stock awards under the 2004 Non-Employee Director Option Plan.
(2)There were no outstanding stock options, warrants or rights under any of our compensation plans as of December 31, 2025. All outstanding shares represent restricted stock awards that vest on the basis of time or performance-based metrics.
(3)Includes 2,508,340 shares available for future issuance under the 2015 Equity Incentive Plan and 107,965 shares available for future issuance under the 2004 Non-Employee Director Option Plan.

2026 Proxy Statement	105

ABOUT THE ANNUAL MEETING
This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via a live webcast.
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will vote on the following proposals:
Proposal No. 1 — Elect nine directors to serve until our 2027 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified, or their earlier resignation or removal;
Proposal No. 2 — Non-binding advisory vote on executive compensation; and
Proposal No. 3 — Ratification of the selection of Deloitte as our independent registered public accounting firm for 2026.
In addition, shareholders shall consider any other business properly brought before the Annual Meeting.
We have sent these proxy materials to you because our Board is requesting that you allow your shares of our common stock to be represented at the Annual Meeting by the proxies named in the enclosed proxy card. This Proxy Statement contains information that we are required to provide you under the rules of the SEC and that is designed to assist you in voting your shares of common stock.
What are the Board’s recommendations?
The Board recommends that you vote using the enclosed proxy card or voting instruction form:
FOR the election of each of the nominees for director;
FOR the non-binding approval of the executive compensation as disclosed in this Proxy Statement; and
FOR the ratification of the selection of Deloitte as our independent registered public accounting firm for 2026.
If no instructions are indicated on your valid proxy, the representative holding your proxy will vote in accordance with the foregoing recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof, the representatives holding proxies will vote in their own discretion.
How do I attend and vote shares at the virtual Annual Meeting?
The Annual Meeting will begin at 11:00 a.m. EDT on May 12, 2026. We encourage shareholders to access the meeting prior to the start time. Please allow ample time for check-in, which will begin at 10:45 a.m. EDT. In order to participate in the Annual Meeting live via the Internet, you must log in at www.virtualshareholdermeeting.com/SUI2026 and be sure to enter the 16-digit number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. You may also attend the meeting and vote online at the meeting if you have obtained a legal proxy from your bank or broker.
On the day of the Annual Meeting, if you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.
Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting. Due to possible delays in the postal system, we are encouraging all shareholders to vote electronically—by Internet or by telephone—whenever possible. We will provide a physical location for shareholders to attend the meeting via the webcast if requested by a shareholder in writing by contacting the Secretary at Sun Communities, Inc., 27777 Franklin Road, Suite 300, Southfield, MI 48034. Please note that no members of management or the Board will be in attendance at the physical location.

106	Sun Communities, Inc.

General Information
Why are you holding a virtual Annual Meeting?
The Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. Our goal for the Annual Meeting is to enable the largest number of shareholders to participate in the meeting, while providing substantially the same access and possibilities for exchange with the Board and our senior management as an in-person meeting. We believe that this approach represents best practices for virtual shareholder meetings. For example, the virtual format allows shareholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.
How can I ask questions during the Annual Meeting?
Questions may be submitted prior to the meeting at www.proxyvote.com or you may submit questions in real time during the meeting using our Annual Meeting Website. Please note that shareholders will need their unique control number which appears on their Notice of Internet Availability (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to access these sites. Beneficial shareholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.
Questions submitted in accordance with the Rules of Conduct and Procedures (available on the Annual Meeting Website) will be generally addressed in the order received and we limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible. Answers to any such questions that are not addressed during the meeting will be published following the meeting on www.suninc.com/investor-relations. Questions regarding personal matters, including general economic, political, or product questions, which are not directly related to the business of the Company are not pertinent to meeting matters and therefore will not be answered. If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, we provide an opportunity for shareholders to contact us separately after the Annual Meeting through our Investor Relations website www.suninc.com/investor-relations.
If you are eligible to attend the 2026 Annual Meeting but cannot submit your question using www.proxyvote.com or the Annual Meeting Website, please contact our Investor Relations Department at (248) 208-2500 for accommodations.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting Website log-in page.
Who is entitled to vote?
You will be entitled to vote your shares of common stock on the proposals if you held your shares of common stock at the close of business on the Record Date. As of the Record Date, a total of 123,228,885 shares of common stock were outstanding and entitled to vote held by 508 holders of record. Each share of common stock entitles its holder to cast one vote for each matter to be voted upon.
What is required to hold the Annual Meeting?
The presence at the Annual Meeting of the holders of a majority of the shares of common stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting business to be conducted at the Annual Meeting. If you have returned valid proxy instructions or you attend the Annual Meeting, your shares of common stock will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the Annual Meeting. If there is not a quorum at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will only have the power to adjourn the Annual Meeting until such time as there is a quorum. In such case, the Annual Meeting may be reconvened without notice to the shareholders, other than an announcement at the prior adjournment of the Annual Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Annual Meeting.
How do I vote?
Your vote is important. Shareholders have a choice of voting over the Internet (either before or during the Annual Meeting), by telephone, or using a traditional proxy card.

2026 Proxy Statement	107

General Information

To vote by Internet:
Before the Meeting - go to www.proxyvote.com and follow the instructions there. You will need the 16-digit number included on your proxy card, voter instruction form or notice.
During the Meeting - go to www.virtualshareholdermeeting.com/SUI2026. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Voting online during the meeting will replace any previous votes.
Even if you plan to attend the meeting virtually, we recommend that you submit your proxy card or voting instructions, or vote by internet, telephone or proxy card by the deadline so that your vote will be counted even if you later decide not to attend the meeting.

To vote by telephone, shareholders should dial the phone number listed on their voter instruction form and follow the instructions. You will need the 16-digit number included on the voter instruction form or notice.

If you received a notice and wish to vote by using a traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:
internet: www.proxyvote.com;
phone: (800) 579-1639; or
email: sendmaterial@proxyvote.com (your material should contain the 16-digit number in the subject line included on the voter instruction form or notice).

The deadline for voting by phone or Internet before the meeting is 11:59 p.m. EDT on May 11, 2026.
If you complete your proxy via the internet or telephone, or properly sign and return your proxy card, your shares will be voted as you direct. You may specify whether your shares should be voted: (1) for all, some or none of the nominees for director, (2) for or against Proposal No. 2, and (3) for or against Proposal No. 3.
We encourage you to provide voting instructions to your brokerage firm by returning a completed proxy. This ensures your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive notice of this Proxy Statement.
Can I change or revoke my proxy?
You may change your proxy at any time before the Annual Meeting by timely delivery of a properly executed, later-dated proxy or by voting at the virtual meeting. You may also revoke your proxy by delivering to our Secretary, so that it is received prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy. However, attendance (without further action) at the Annual Meeting will not by itself constitute revocation or change of a previously granted proxy.
How can I receive a Proxy Statement and Annual Report?
Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 20, 2026, is available electronically via the Internet at www.proxyvote.com. In addition, we will provide without charge to each person to whom this Proxy Statement is delivered, upon written or verbal request, a copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, which contains our audited financial statements. Written or telephone requests should be directed to us at 27777 Franklin Road, Suite 300, Southfield, Michigan 48034. Our telephone number is (248) 208-2500.
If you received a notice and wish to vote by using a traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

Internet	Call	Mail
www.proxyvote.com	(800) 579-1639	sendmaterial@proxyvote.com (your email should contain the 16-digit number in the subject line included on the voter instruction form or notice)

What vote is needed to approve each proposal?
The following are the votes needed in order for each proposal to be approved at the Annual Meeting. For all proposals, a quorum must be present at the Annual Meeting.

108	Sun Communities, Inc.

General Information
Proposal No. 1: The affirmative vote by a majority of all the votes cast at the Annual Meeting is necessary for the election of nine directors to serve until our 2027 annual meeting of shareholders, and until their successors shall have been duly elected and qualified, or until their earlier resignation or removal.
Proposal No. 2: The affirmative vote by a majority of all the votes cast at the Annual Meeting is required for the non-binding approval of the executive compensation of our NEOs as disclosed in this Proxy Statement.
Proposal No. 3: The affirmative vote by a majority of all the votes cast at the Annual Meeting is required for the ratification of the selection of Deloitte as our independent registered public accounting firm for 2026.
We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions will not be counted as “votes cast.” Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the Annual Meeting. If you are a beneficial owner whose shares of common stock are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on Proposal No. 3 even if the broker does not receive voting instructions from you. However, under NYSE rules, your broker does not have discretionary authority to vote on any of the other proposals without instructions from you, in which case a broker “non-vote” will occur, and your shares of common stock will not be voted on these matters.
How is my vote counted?
If the proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions enclosed, the shares of common stock represented by the proxy will be voted by Gary A. Shiffman and Fernando Castro-Caratini, the Board’s proxy agents for the Annual Meeting, in the manner specified in the proxy.
If no specification is made, the common stock will be voted “FOR” the election of the nine nominees for the Board, “FOR” the executive compensation as disclosed in this Proxy Statement, and “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm for 2026, and at the discretion of Charles D. Young and Fernando Castro-Caratini, the Board's designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
Who is soliciting my proxy and what is the cost?
This solicitation of proxies is made by and on behalf of our Board. Proxies may be solicited by personal interview, telephone, facsimile or email or by our directors, officers and employees. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred in forwarding the material.
We have engaged Alliance Advisors LLC as proxy solicitors, and we anticipate fees and expenses will not exceed $20,500. The costs of all proxy solicitation will be borne by us. Alliance Advisors LLC will assist us with voting research, investor outreach and securing votes.
Our principal executive offices are located at 27777 Franklin Road, Suite 300, Southfield, Michigan 48034.
OTHER MATTERS
The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.
By Order of the Board of Directors
Fernando Castro-Caratini, Secretary
Dated: March 30, 2026

2026 Proxy Statement	109

Investors and analysts following the real estate industry use non-GAAP supplemental performance measures, including net operating income ("NOI"), earnings before interest, tax, depreciation, and amortization ("EBITDA") and funds from operations ("FFO") to assess REITs. The Company believes that NOI, EBITDA, and FFO are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, NOI, EBITDA, and FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance, and value. NOI provides a measure of rental operations and does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further measure to evaluate the Company's ability to incur and service debt; EBITDA also provides further measures to evaluate the Company's ability to fund dividends and other cash needs. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets.
NOI
Total Portfolio NOI - NOI is derived from property operating revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that NOI provides enhanced comparability for investor evaluation of property performance and growth over time.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP net cash provided by operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
Same Property NOI - This is a key management tool used when evaluating performance and growth of the Company's Same Property portfolio. Same Property NOI does not include the revenues and expenses related to home sales and ancillary activities at the properties. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. For the UK segment, the Company presents Same Property NOI growth rate information on a constant currency basis to provide a framework for assessing how its underlying properties performed after excluding the effects of changes in exchange rates. The Company believes that the presentation of UK Same Property NOI on a constant currency basis helps to improve the ability to understand its performance because it excludes the effects of foreign currency volatility which are not indicative of the Company's core operating results in the region.

110	Sun Communities, Inc.

Appendix A – Non-GAAP Financial Measures
EBITDA
EBITDAre - Nareit refers to EBITDA as "EBITDAre" and calculates it as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs, and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs.
Recurring EBITDA - The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA"). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow provided by / used for operating, investing, and financing activities as measures of liquidity.
FFO
FFO - Nareit defines FFO as GAAP net income (loss), excluding gains (or losses) from sales of certain real estate assets, plus real estate related depreciation and amortization, impairments of certain real estate assets and investments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, real estate related impairment, and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.
Core FFO
Core FFO - In addition to FFO, the Company uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of the Company's core business ("Core FFO") to evaluate our performance. These adjustments include acquisition and other transaction costs, gains and losses from the early extinguishment of debt, costs related to catastrophic weather events, net of insurance recoveries, gains and losses on foreign currency exchanges, and other miscellaneous non-comparable items. The Company believes that FFO and Core FFO provide enhanced comparability for investor evaluations of period-over-period results. The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a financial performance measure or GAAP cash flow from operating activities as a measure of the Company's liquidity. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by Nareit, which may not be comparable to FFO reported by other REITs that interpret the Nareit definition differently. Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

2026 Proxy Statement	111

Appendix A – Non-GAAP Financial Measures
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
The following table reconciles Net income / (loss) attributable to Sun Communities, Inc. common shareholders to funds from operations (amounts in millions, except for per share data):

	Year Ended December 31,
	2025	2024	2023
Net Income / (Loss) Attributable to SUI Common Shareholders	$1,361.2	$89.0	$(213.3)
Adjustments
Depreciation and amortization - continuing operations	501.0	487.6	491.7
Depreciation and amortization - discontinued operations	36.2	189.9	165.5
Depreciation on nonconsolidated affiliates	0.8	0.5	0.2
Asset impairments - continuing operations	386.7	66.7	5.6
Asset impairments - discontinued operations	2.3	4.7	4.5
Goodwill Impairment	—	180.8	369.9
Loss on remeasurement of marketable securities	—	—	16.0
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	0.9	(6.6)	4.2
Loss on remeasurement of notes receivable	1.6	36.4	106.7
Loss on remeasurement of collateralized receivables and secured borrowings	—	—	0.4
Gain on dispositions of properties, including tax effect - continuing operations	(5.5)	(203.6)	(8.9)
Gain on dispositions of properties, including tax effect - discontinued operations	(1,460.6)	—	—
Add: Returns on preferred OP units	12.4	12.8	12.3
Add: Income / (loss) attributable to noncontrolling interests	56.4	5.3	(8.1)
Gain on dispositions of assets, net	(14.9)	(27.1)	(38.0)
FFO	$878.5	$836.4	$908.7

Adjustments
Business combination expense - continuing operations	—	—	3.0
Business combination expense - discontinued operations	—	0.4	—
Acquisition and other transaction costs - continuing operations	19.8	16.0	22.8
Acquisition and other transaction costs - discontinued operations	63.8	3.6	2.5
Loss on extinguishment of debt	104.0	1.4	—
Catastrophic event-related charges, net - continuing operations	1.2	23.6	(3.4)
Catastrophic event-related charges, net - discontinued operations	—	3.5	7.2
Loss of earnings - catastrophic event-related charges, net	5.6	3.4	2.1
Accelerated deferred compensation amortization	7.7	1.2	1.6
(Gain) / loss on foreign currency exchanges	(26.7)	25.8	0.3
Deferred tax benefit	(60.0)	(39.6)	(22.9)
Long term lease termination (gains) / losses	(51.4)	1.1	4.0
Long term lease termination losses - discontinued operations	—	—	0.4
Gain on insurance settlement	(68.5)	—	—
Other adjustments, net - continuing operations	(7.1)	20.1	(10.3)
Other adjustments, net - discontinued operations	5.4	(10.0)	(0.2)
Core FFO	$872.3	$886.9	$915.8
Weighted Average Common Shares Outstanding - Diluted	130.7	130.2	128.9
FFO per Share	$6.72	$6.42	$7.05
Core per Share	$6.68	$6.81	$7.10

112	Sun Communities, Inc.

Appendix A – Non-GAAP Financial Measures
The following table reconciles Net income / (loss) attributable to SUI common shareholders to Net Operating Income (amounts in millions):

	Year Ended December 31,
	2025	2024	2023
Net Income / (Loss) Attributable to SUI Common Shareholders	$1,361.2	$89.0	$(213.3)
Interest income	(48.5)	(20.1)	(44.8)
Brokerage commissions and other revenues, net	(24.0)	(34.9)	(53.6)
General and administrative	236.7	230.5	213.5
Catastrophic event-related charges, net	1.2	23.6	(3.4)
Business combinations	—	—	3.0
Depreciation and amortization	507.9	490.5	494.1
Asset impairments	386.7	66.7	5.6
Goodwill Impairment	—	180.8	369.9
Loss on extinguishment of debt	104.0	1.4	—
Interest expense	221.0	350.3	325.7
Interest on mandatorily redeemable preferred OP units / equity	—	—	3.3
Loss on remeasurement of marketable securities	—	—	16.0
(Gain) / loss on foreign currency exchanges	(26.7)	25.8	0.3
Gain on disposition of properties	(5.1)	(202.9)	(11.0)
Other (income) / expense, net	(133.9)	6.8	7.3
Loss on remeasurement of notes receivable	1.6	36.4	106.7
Income from nonconsolidated affiliates	(16.4)	(9.5)	(16.0)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	0.9	(6.6)	4.2
Current tax expense	10.8	3.6	13.7
Deferred tax benefit	(60.0)	(39.6)	(22.9)
Net income from discontinued operations, net	(1,429.6)	(74.2)	(82.3)
Add: Preferred return to preferred OP units / equity interests	12.6	12.8	12.3
Add: Income / (loss) attributable to noncontrolling interests	56.4	5.3	(8.1)
NOI	$1,156.8	$1,135.7	$1,120.2

	Year Ended December 31,
	2025	2024	2023
Real property NOI	$1,058.8	$1,015.3	$976.6
Home sales NOI	70.0	96.8	114.3
Ancillary NOI	28.0	23.6	29.3
NOI	$1,156.8	$1,135.7	$1,120.2

2026 Proxy Statement	113

Appendix A – Non-GAAP Financial Measures
The following table reconciles Net income / (loss) attributable to SUI common shareholders to Recurring EBITDA (amounts in millions):

	Year Ended December 31,
	2025	2024	2023
Net Income / (Loss) Attributable to SUI Common Shareholders	$1,361.2	$89.0	$(213.3)
Adjustments
Depreciation and amortization - continuing operations	507.9	490.5	494.1
Depreciation and amortization - discontinued operations	36.3	190.2	165.9
Asset impairments - continuing operations	386.7	66.7	5.6
Asset impairments - discontinued operations	2.3	4.7	4.5
Goodwill impairment	—	180.8	369.9
Loss on extinguishment of debt	104.0	1.4	—
Interest expense - continuing operations	221.0	350.3	325.7
Interest expense - discontinued operations	—	0.1	0.1
Interest on mandatorily redeemable preferred OP units / equity	—	—	3.3
Current tax expense - continuing operations	10.8	3.6	13.7
Current tax expense - discontinued operations	3.5	0.7	0.8
Deferred tax benefit	(60.0)	(39.6)	(22.9)
Income from nonconsolidated affiliates	(16.4)	(9.5)	(16.0)
Less: Gain on dispositions of properties - continuing operations	(5.1)	(202.9)	(11.0)
Less: Gain on dispositions of properties - discontinued operations	(1,463.2)	—	—
Less: Gain on dispositions of assets, net	(14.9)	(27.1)	(38.0)
EBITDAre	$1,074.1	$1,098.9	$1,082.4
Adjustments
Transaction costs - discontinued operations	63.4	N/A	—
Catastrophic event-related charges, net - continuing operations	1.2	23.6	(3.4)
Catastrophic event-related charges, net - discontinued operations	—	3.5	7.2
Business combination expense - continuing operations	—	—	3.0
Business combination expense - discontinued operations	—	0.4	—
Loss on remeasurement of marketable securities	—	—	16.0
(Gain) / loss on foreign currency exchanges	(26.7)	25.8	0.3
Other (income) / expense, net - continuing operations	(133.9)	6.8	7.3
Other (income) / expense, net - discontinuing operations	5.4	(10.0)	0.2
Loss on remeasurement of notes receivable	1.6	36.4	106.7
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	0.9	(6.6)	4.2
Add: Preferred return to preferred OP units / equity interests	12.6	12.8	12.3
Add: Income / (loss) attributable to noncontrolling interests	56.4	5.3	(8.1)
Add: Gain on dispositions of assets, net	14.9	27.1	38.0
Recurring EBITDA	$1,069.9	$1,224.0	$1,266.1

114	Sun Communities, Inc.

27777 Franklin Road, Suite 300 • Southfield, Michigan 48034
www.suninc.com • NYSE: SUI

SUN™

SCAN TO
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V90375-P48682

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUN COMMUNITIES, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Gary A. Shiffman	☐	☐	☐
1b. Tonya Allen	☐	☐	☐
1c. Meghan G. Baivier	☐	☐	☐
1d. Jeff T. Blau	☐	☐	☐
1e. Mark A. Denien	☐	☐	☐
1f. Jerome W. Ehlinger	☐	☐	☐
1g. Brian M. Hermelin	☐	☐	☐
1h. Craig A. Leupold	☐	☐	☐
1i. Charles D. Young	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. To approve, by a non-binding advisory vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.	**For**	**Against**	**Abstain**
3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V90376-P48682

SUN COMMUNITIES, INC.
Annual Meeting of Shareholders
May 12, 2026 11:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Charles D. Young and Fernando Castro-Caratini, or either of them, as attorneys and proxies of the undersigned shareholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Sun Communities, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held live via webcast at www.virtualshareholdermeeting.com/SUI2026 on Tuesday, May 12, 2026 at 11:00 a.m. EDT, and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side